As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-238634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 404-891-1122

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael Pope

Chief Executive Officer

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 404-891-1122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Weiss
Megan J. Penick	M. Ali Panjwani
Michelman & Robinson, LLP	Prior Cashman LLP
800 Third Avenue – 24th floor	7 Times Square
New York, NY 10022	New York, NY 10036
(212) 730-7700	(212) 326-0820

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share (1)	$11,500,000	$1,492.70
Total	11,500,000	1,492.70	(2)

(1) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The proposed maximum aggregate offering price includes $1,500,000 representing the maximum aggregate offering price of securities which the underwriters have the option to purchase to cover any over-allotments, if necessary.

(2) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED June 5, 2020

9,615,384 Shares

Class A Common Stock

This is a firm commitment public offering of up to 9,615,384 shares of Class A common stock of Boxlight Corporation. Our Class A common stock currently trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOXL.” As of June 4, 2020, the last reported sale price of our Class A common Stock on Nasdaq was $1.04.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1) The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds in this offering. In addition, we have agreed to pay Maxim Group, LLC, as sole book runner and representative of the several underwriters (the “Representative”) up to a maximum of $85,000 of the fees and expenses of the underwriters in connection with this offering, which includes the fees and expenses of underwriters’ counsel.

We have also granted an option to the underwriters to purchase up to an aggregate of 1,442,307 additional shares of Class A common stock on the same terms and conditions set forth above from us within 45 days after the date of this prospectus to cover over-allotments. We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $200,000. See the “Underwriting” Section for more information.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our shares to purchasers in the offering on or about            , 2020

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

National Securities Corporation

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise, all references to:

*	“Boxlight Parent” or “Boxlight” refers solely to Boxlight Corporation, a Nevada corporation;

*	“We,” “our,” “our company,” “Company” or “us” in this prospectus means Boxlight Parent and our consolidated subsidiaries, including Boxlight, Inc., a Washington corporation; and

*	All references to “shares,” “Class A common stock” or per share prices refers only to the Class A common stock of Boxlight Parent.

EXPLANATORY NOTE

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

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Forward-looking statements include statements concerning the following:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic;

●	the effects of future regulation; and

●	our ability to protect or monetize our intellectual property.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this Prospectus and the documents that we reference herein and have filed as exhibits hereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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PROSPECTUS SUMMARY

This summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the related notes and the information set forth under the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements”.

Overview

We are an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, peripherals and accessories to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. We also offer professional development and training resources to educators including customized programs, online certifications and in-person courses.

We are a vertically integrated, total solution provider operating in the education sector providing educators with hardware, engineering and manufacturing, software and content development for use in the classroom. We provide comprehensive services to our clients and customers, including installation, training, consulting and maintenance. We seek to provide easy-to-use solutions combining interactive displays with robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 33 languages. To date, our solutions have sold into over 850,000 classrooms. We sell our solutions through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions, audio products, peripherals and accessories for schools and enterprises. We also provide key training and professional development to ensure successful implementations with high adoption.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, control cloud and data storage challenges, and allow for distance learning. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading solutions and have received numerous awards:

●	2019 Tech Edvocate Award Winner– Boxlight’s MimioClarity Classroom Audio Distribution System (Best Classroom Audio-Visual App or Tool);
●	2019 Tech Edvocate Award Finalist– Boxlight’s Mimio MyBot Educational Robotic System (Best STEM/STEAM Education App or Tool);
●	2019 Tech & Learning ISTE Best in Show Award – MimioClarity and Mimio MyBot;
●	2019 Cool Tool Award WINNER: THE EDTECH AWARDS 2019 – MimioSpace for Hardware for Education;
●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – MimioFrame for New Product or Service;
●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – C3 MicroCloud for Networking, IT, Connectivity, or Access Solution;

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●	2018 Gold Winner in the Reader’s Choice Awards – Boxlight Projector;
●	2018 Award of Excellence Tech & Learning Magazine – MimioFrame (Honorable Mention);
●	2018 Tech Edvocate Award Winner– MimioSpace (Best Collaboration App or Tool);
●	2018 Tech Edvocate Award Finalist– MimioFrame (Best Classroom Audio-Visual App or Tool category);
●	2018 Tech & Learning ISTE Best in Show Award – MimioSpace;
●	2018 Impact Regional Business Awards, Boxlight, Education;
●	2018 Cool Tool Finalist Award: THE EDTECH AWARDS 2018 – Boxlight P9 Projectors;
●	2018 Bett Awards: Tools for Teaching, Learning and Assessment – Labdisc;
●	2017 EdTech Digest Cool Tool Award: Labdisc;
●	2017 Tech&Learning – Best of TCEA – Labdisc;
●	2017 Tech&Learning – Best of BETT – Labdisc;
●	2017 Bett Awards: Tools for Teaching, Learning and Assessment – MimioStudio with MimioMobile;
●	2016 District Administration: Readers’ Choice Top 100 – MimioStudio with MimioMobile;
●	2016 Award of Excellence Tech & Learning Magazine – MimioTeach;
●	2016 Cool Tool Award: MimioMobile App with MimioStudio Classroom Software; and
●	2016 Tech & Learning ISTE Best in Show Award – P12 Projector Series.

The COVID-19 pandemic has impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across the education technology sector. These factors began having adverse impacts on our operations, financial performance, liquidity and price of our securities as well as on the operations and financial performance of many of the customers and suppliers in the education technology sector.

We have taken steps to protect the health and safety of our employees and maintain business continuity. In addition, we have taken steps to reduce the financial and operating effects on our business, including making significant reductions in payroll, reducing travel & entertainment expenditures, professional fees, marketing expenses, contract services and other operating expenses. In March 2020, we had a payroll reduction which is expected to result in an approximately 17% reduction of our total annual payroll expense.

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits as discussed below.

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●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Our History

Boxlight Corporation was incorporated in Nevada on September 18, 2014. As of the date of this Prospectus, we have five subsidiaries, consisting of Boxlight Inc., a Washington corporation, Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinamerica Servicios, S.A. DE C.V., both incorporated in Mexico, Boxlight Group Ltd., a company incorporated in the United Kingdom, and EOSEDU, LLC, a Nevada limited liability company.

Effective April 1, 2016, we acquired Mimio LLC (“Mimio”). Mimio designs, produces and distributes a broad range of Interactive Classroom Technology products primarily targeted at the global K-12 education market. Mimio’s core products include interactive projectors, interactive flat panel displays, interactive touch projectors, touchboards and MimioTeach, which can turn any whiteboard interactive within 30 seconds. Mimio’s product line also includes an accessory document camera, teacher pad for remote control and an assessment system. Mimio was founded on July 11, 2013 and maintained its headquarters in Boston, Massachusetts. Manufacturing is by ODM’s and OEM’s in Taiwan and China. Mimio products have been deployed in over 600,000 classrooms in dozens of countries. Mimio’s software is provided in over 30 languages. Effective October 1, 2016 Mimio LLC was merged into our Boxlight Inc. subsidiary.

Effective May 9, 2016, we acquired Genesis Collaboration LLC (“Genesis”). Genesis is a value-added reseller of interactive learning technologies, selling into the K-12 education market in Georgia, Alabama, South Carolina, northern Florida, western North Carolina and eastern Tennessee. Genesis also sells our interactive solutions into the business and government markets in the United States. Effective August 1, 2016, Genesis was merged into our Boxlight Inc. subsidiary.

Effective July 18, 2016, we acquired Boxlight Inc., Boxlight Latinoamerica, S.A. DE C.V. (“BLA”) and Boxlight Latinoamerica Servicios, S.A. DE C.V. (“BLS”) (together, “Boxlight Group”). The Boxlight Group sells and distributes a suite of patented, award-winning interactive projectors that offer a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters. With an interactive projector, any wall, whiteboard or other flat surface becomes interactive. A teacher, moderator or student can use the included pens or their fingers as a mouse to write or draw images displayed on the surface. As with interactive whiteboards, interactive projectors accommodate multiple users simultaneously. Images that have been created through the projected interactive surface can be saved as computer files. The Company’s new ProjectoWrite 12 series, launched in February 2016, allows the simultaneous use of up to ten simultaneous points of touch.

On May 9, 2018, pursuant to a stock purchase agreement, we acquired 100% of the share capital of Cohuborate, Ltd., a United Kingdom corporation based in Lancashire, England (“Cohuborate”). Cohuborate produces, sells and distribute interactive display panels designed to provide new learning and working experience through high-quality technologies and solutions through in-room and room-to-room multi-device multi-user collaboration. Although a development stage company with minimal revenues to date, we believe that Cohuborate will enhance our software capability and product offerings.

On June 22, 2018, pursuant to a stock purchase agreement, the Company acquired 100% of the capital stock of Qwizdom Inc., a Washington corporation and its subsidiary Qwizdom UK Ltd. a corporation organized under the laws of Ireland (the “Qwizdom Companies”). The Qwizdom Companies develop software and hardware solutions that are quick to implement and designed to increase participation, provide immediate data feedback, and, most importantly, accelerate and improve comprehension and learning. The Qwizdom Companies have offices outside Seattle, WA and Belfast, Northern Ireland and deliver products in 44 languages to customers around the world through a network of partners. Over the last three years, over 80,000 licenses have been distributed for the Qwizdom Companies’ interactive whiteboard software and online solutions.

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On December 20, 2018, Cohuborate transferred all of its assets and liabilities to Qwizdom UK Limited and changed its name to Qwizdom UK Limited. On December 20, 2018, Qwizdom UK Limited changed its name to Boxlight Group Ltd. On January 24, 2019, we merged Qwizdom, Inc. with and into Boxlight, Inc.

The businesses previously conducted by Cohuborate and Qwizdom UK Limited are now operated by the Boxlight Group Ltd., a wholly-owned subsidiary of Boxlight, Inc.

On August 31, 2018, we purchased 100% of the membership interest equity of EOSEDU, LLC, an Arizona limited liability company owned by Daniel and Aleksandra Leis. EOSEDU is in the business of providing technology consulting, training, and professional development services to create sustainable programs that integrate technology with curriculum in K-12 schools and districts.

On March 12, 2019 Boxlight Inc. acquired substantially all of the assets and assumed certain liabilities of Modern Robotics Inc., a New York corporation (“Modern Robotics”). Modern Robotics is a company engaged in the business of developing, selling and distributing STEM, robotics and programming solutions to the education market globally.

On April 17, 2020, Boxlight Inc. acquired substantially all of the assets and assumed certain liabilities of MyStemKits Inc., a Delaware corporation (“MyStemKits”). MyStemKits is in the business of developing, selling and distributing 3D printable science, technology, engineering and math curriculums incorporating 3D printed project kits for education, and owns the right to manufacture, market and distribute Robo 3D branded 3D printers and associated hardware for the global education market.

For a description of the terms of our acquisitions of Cohuborate, the Qwizdom Companies, EOSEDU and the acquisitions of the assets of Modern Robotics and MyStemKits, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Acquisitions” elsewhere in this Prospectus.

The organizational structure of our companies is as follows:

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Our Markets

The global education industry is undergoing a significant transition, as primary and secondary school districts, colleges and universities, as well as governments, corporations and individuals around the world are increasingly recognizing the importance of using technology to more effectively provide information to educate students and other users. In the United States, which is our primary market, we sell and distribute interactive educational products for grades K-12 to both public and private schools. The K-12 education sector represents one of the largest industry segments. The sector is comprised of approximately 15,600 public school districts across the 50 states and 132,000 public and private elementary and secondary schools. In addition to its size, the U.S. K-12 education market is highly decentralized and is characterized by complex content adoption processes. We believe this market structure underscores the importance of scale and industry relationships and the need for broad, diverse coverage across states, districts and schools. Even while we believe certain initiatives in the education sector, such as the Common Core State Standards, a set of shared math and literacy standards benchmarked to international standards, have increased standardization in K-12 education content, we believe significant state standard specific customization still exists, and we believe the need to address customization provides an ongoing need for companies in the sector to maintain relationships with individual state and district policymakers and expertise in state-varying academic standards.

According to “All Global Market Education & Learning,” an industry publication, the market for hardware products is growing due to increases in the use of interactive whiteboards and simulation-based learning hardware. Educational institutions have become more receptive to the implementation of hi-tech learning tools. The advent of technology in the classroom has enabled multi-modal training and varying curricula. In general, technology-based tools help develop student performance when integrated with the curriculum. The constant progression of technology in education has helped educators to create classroom experiences that are interactive, developed and collaborative.

Our Opportunity

We believe that our Connected Classroom™ solution uniquely positions Boxlight to be the leading provider of EdTech products within our categories in the global education technology market. Our holistic solution of hardware, software, content and professional development improves learning progression by increasing student engagement and timely interventions. Coupled with our innovations, we have a strong brand, operations and supply-chain; our channel to the US and global market is growing year-on-year; and a global 24/7 technical and customer services team retains a very high satisfaction rating.

It is widely acknowledged globally that long-term economic growth is closely correlated to investment in education and educational technology, thus sustaining long-term growth in the market, even during periods of economic downturn. Further details of our solution and favorable macro-economic analysis are set forth below.

Growth in U.S. K-12 Market Expenditures

Significant resources are being devoted to primary and secondary education, both in the United States and abroad. As set forth in the Executive Office of the President, Council of Economic Advisers report, U.S. education expenditure has been estimated at approximately $1.3 trillion (~6% of U.S. GDP), with K-12 education accounting for close to half ($625 billion) of this spending. Global spending is roughly triple U.S. spending for K-12 education.

The market for K-12 services and technology has historically grown above the pace of inflation, averaging 7.2% growth annually since 1969. Deviations around this mean occur during periods of economic growth and recession causing peaks and troughs in the K-12 market, albeit below other sectors.

Justifying HolonIQ market analysis states that Global EdTech Venture Capital investment has been $32 billion in the last decade (approximately 33% within the U.S.), and predicts nearly triple that investment through to 2030. Following that, the global “expenditure on education and training from governments, parents, individuals and corporates continues to grow to historic levels and is expected to reach USD$10T by 2030.”

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In 2019, FuturesSource Consulting, an industry market research firm, stated: “forecast [for US Interactive Display Market] for the next four years is expected to be strong, averaging 13% growth per year. The transition to IFPDs will contribute to the market almost doubling in value over five years to $1.6B in 2023.”

Increasing Focus on Accountability and the Quality of Student Education

U.S. K-12 education has come under significant political scrutiny in recent years, with findings that American students rank far behind other global leaders in international tests of literacy, math and science, with the resulting conclusion that the current state of U.S. education severely impairs the United States’ economic, military and diplomatic security, as well as broader components of America’s global leadership.

Trends in Tech-Savvy Education

While industries from manufacturing to health care have adopted technology to improve their results, according to Stanford Business School in its Trends in Tech-Savvy Education, the education field remains heavily reliant on “chalk and talk” instruction conducted in traditional settings; however, that is changing as schools and colleges adopt virtual classrooms, data analysis, online games, highly customized coursework, and other cutting-edge tools to help students learn.

New Technologies

The delivery of digital education content is also driving a substantial shift in the education market. In addition to whiteboards, interactive projectors and interactive flat panels, other technologies are being adapted for educational uses on the Internet, mobile devices and through cloud-computing, which permits the sharing of digital files and programs among multiple computers or other devices at the same time through a virtual network. We intend to be a leader in the development and implementation of these additional technologies to create effective digital learning environments.

Demand for Interactive Projectors is on the Rise

As a complete system, interactive projectors are considerably less expensive than interactive whiteboards or interactive flat panel displays, placing them at a distinct advantage in price sensitive markets. According to FutureSource, an industry publication, “sales of interactive projectors are expected to grow steadily from 2014 to 2017 with a compound annual growth rate (CAGR) of 10.3% worldwide.”

International Catalysts Driving Adoption of Learning Technology

According to Ambient Insights 2012 Snapshot of the Worldwide and US Academic Digital Learning Market, substantial growth in revenues for e-learning products in the academic market segment are anticipated throughout the world due to several convergent catalysts, including population demographics such as significant growth in numbers of 15-17 year old students and women in education in emerging markets; government-funded education policies mandating country-wide deployment of digital learning infrastructures; large scale digitization efforts in government and academic markets; significant increases in the amount of digital learning content; migration to digital formats by major educational publishers and content providers; mass purchases of personal learning devices and strong demand for learning platforms, content and technology services; and rapid growth of part-time and fulltime online student enrollments.

Growth in the E-learning Market

According to the “E-learning Market – Global Outlook and Forecast 2018-2023”

The introduction of technology-enabled learning that helps organizations train human resource is driving the growth of the global e-learning market. These training modules offer continuous and effective learning at an optimal cost and provide customized course content that meets the specific requirements of end-users. The advent of cloud infrastructure, peer-to-peer problem solving, and open content creation will help to expand business opportunities for service providers in the global e-learning market.

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Vendors are also focusing on offering choices on the course content at competitive prices to gain the share in the global e-learning market. The exponential growth in the number of smartphone users and internet connectivity across emerging markets is driving the e-learning market in these regions. The introduction of cloud-based learning and AR/VR mobile-based learning is likely to revolutionize the e-learning market during the forecast period.

Major vendors are introducing technology-enabled tools that can facilitate user engagement, motivate learners, and help in collaborations, thereby increasing the market share and attracting new consumers to the market. The growing popularity of blended learning that enhances the efficiency of learners will drive the growth of the e-learning market. The e-learning market is expected to generate revenue of $65.41 billion by 2023, growing at a CAGR of 7.07% during the forecast period.

Handheld Device Adoption

Handheld devices, including smartphones, tablets, e-readers and digital video technologies, are now fundamental to the way students communicate. A 2010 Federal Communications Commission (FCC) survey provides evidence that the rates of handheld use will increase dramatically. It reported that while 50% of respondents currently use handhelds for administrative purposes, 14% of schools and 24% of districts use such devices for academic or educational purposes. Furthermore, 45% of respondents plan to start using such devices for academic and educational purposes within the next two to three years. The survey stated that, “[t]he use of digital video technologies to support curriculum is becoming increasingly popular as a way to improve student engagement.”

Natural User Interfaces (NUIs)

Tablets and the new class of “smart TVs” are part of a growing list of other devices built with natural user interfaces that accept input in the form of taps, swipes, and other ways of touching; hand and arm motions; body movement; and increasingly, natural language. Natural user interfaces allow users to engage in virtual activities with movements similar to what they would use in the real world, manipulating content intuitively. The idea of being able to have a completely natural interaction with a device is not new, but neither has its full potential been realized. For example, medical students increasingly rely on simulators employing natural user interfaces to practice precise manipulations, such as catheter insertions, that would be far less productive if they had to try to simulate sensitive movements with a mouse and keyboard. NUIs make devices seem easier to use and more accessible, and interactions are far more intuitive, which promotes exploration and engagement. (NMC Horizon Project Technology Outlook STEM+ Education 2012-2017).

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The Offering

Class A common stock we are offering	Up to 11,057,691 shares of Class A common stock, including the Underwriters’ over-allotment option.

Shares of Class A Common stock outstanding before this offering (1)	14,985,211 shares of Class A common stock.

Shares of Class A Common stock outstanding after this offering (1)	Up to 26,042,902 shares of Class A common stock, including the Underwriters’ over-allotment option.

Over-allotment option	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 1,442,307 shares of Class A common stock.

Use of proceeds

Our net proceeds from this offering, after deducting offering expenses payable by us at closing (including underwriter discounts and commissions), of approximately $1,000,000 will be approximately $9,000,000.

We intend to use the net proceeds of this offering: (a) to purchase additional inventories; (b) to expand our sales and marketing staff, (c) to reduce accounts payable and (d) for additional working capital, including potential acquisitions and joint ventures.

Nasdaq Capital Market Listing Symbol	“BOXL”

Risk factors	See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

(1)	The number of shares of our Class A common stock outstanding excludes:

●	1,842,761 shares of Class A common stock issuable upon exercise of options granted under the BOXL 2014 Stock Incentive Plan (the “Plan”) of which 1,803,357 were exercisable as of March 31, 2020, and 109,859 additional shares are reserved for issuance thereunder. In addition, 3,700,000 shares of Class A common stock have been reserved for issuance under the Plan by our Board and will be voted upon by our shareholders at our next annual meeting, expected to occur in July 2020; and

●	347,188 shares of Class A common stock issuable upon exercise of outstanding warrants with exercise prices ranging from $0.43 to $7.70 per share as of March 31, 2020.

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RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our Class A common stock. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our Class A common stock could decline and you could lose part or all of your investment.

COVID-19 Risks

Circumstances related to the ongoing COVID-19 Pandemic are increasingly unpredictable and could adversely affect our business operations and the market for our products.

War, terrorism and other acts of violence or natural or man-made disasters, including a global pandemic, may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial conditions.

The Company’s business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or man-made disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID-19”). Such events may cause customers to suspend their decisions on using the Company’s products and services, make it impossible to attend or sponsor trade shows or other conferences in which our products and services are presented to customers and potential customers, cause restrictions, postponements and cancellations of events that attract large crowds and public gatherings such as trade shows at which we have historically presented our products, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services, commitments to develop new products. These events also pose significant risks to the Company’s personnel and to physical facilities, transportation and operations, which could materially adversely affect the Company’s financial results.

Education markets in the U.S., and around the world, are being negatively affected by COVID-19, as state and local governments are finding themselves increasingly short on funding, which could result in a significantly depressed market for our products.

The U.S. has experienced a substantial economic downturn, with unemployment reaching numbers not seen since the Great Depression. While this present economic downturn occurred as a direct result of the ongoing COVID-19 pandemic, and the resulting shelter-in-place guidelines set in place by state and local governments, we do not yet know how severe or long lasting the present economic downturn will be. At present, the budgets of many state and local governments, including budgets for local schools and school districts to whom we market our products, are likely to be severely impacted as funds that may have been earmarked for educational resources are moved to cover budget shortfalls to meet the increased healthcare costs and those of first responders. Governmental authorities have taken significant measures to provide economic assistance to individual households and businesses, stabilize the markets, and support economic growth. The success of these measures is unknown, and they may not be sufficient to fully mitigate the negative impact of the pandemic or its affect on the market for our goods and services.

Risks Related to Our Business, Operations and Financial Condition

We have incurred losses for the years ended December 31, 2019 and 2018,

For the years ended December 31, 2019 and December 31, 2018, we had consolidated comprehensive loss of $9,333,683 and $7,236,454, respectively. In addition, for the three months ended March 31, 2020, we incurred an additional consolidated comprehensive loss of $2,053,050. There can be no assurance that our losses will not continue in the future, even if our revenues and expenditures for the products and solutions we sell and distribute increase. In addition, as of December 31, 2019, the Company had an accumulated deficit of $31,346,431 and net working capital of $(7,285,224), These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

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We require substantial funds to expand our business.

In order to fill our existing backlog of orders and bid on new contracts from school districts, we will require significant funds to purchase additional inventories and pay our accounts payable to our vendors, as well as to build our marketing and sales staff. Unless we are able to obtain sufficient net proceeds from this offering or from one or more lenders or other private sources, we would be unable to expand our business and could default in payment of many of our obligations. There can be no assurance that such financing will be available or that we will be able to sell any or all of the shares of Class A Common Stock in this offering. Even if we are successful in obtaining alternative debt or equity financing unrelated to this offering, it is likely that the terms thereof will not be as attractive to us as the sale of the Class A common stock offered hereby. In such event, to the extent that such financing is at purchase prices, conversion prices or exercise prices that are lower than the offering price of the shares sold in our public offering, the equity interests of all of our stockholders could be substantially diluted.

We may not be able to manage our acquisition strategy effectively.

Our growth strategy includes acquiring assets and technologies or companies that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

The process of integrating any acquired business may create unforeseen operating difficulties and expenditures and is itself risky. The acquisitions to be completed upon consummation of this offering and any future acquisitions will be subject to a number of challenges, including:

●	diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;

●	the need to integrate each company’s accounting, management, information, human resources and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

●	the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures and policies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	difficulties in managing operations in widely disparate time zones;

●	potential unknown liabilities associated with acquired businesses, including liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;

●	difficulty retaining key alliances on attractive terms with partners and suppliers;

●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;

●	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries;

●	in some cases, the need to transition operations, end-users, and customers onto our existing platforms; and

●	difficulties in evaluating potential acquisition targets as a result of the inability to accurately predict the duration or long-term economic and business consequences resulting from the ongoing COVID-19 pandemic.

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Failure to manage expansion effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all of our acquisitions, or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could adversely affect our results of operations.

We generate a substantial majority of our revenue from the sale of our display products, and any significant reduction in sales of these products would materially harm our business.

For the year ended December 31, 2019 and for the quarter ended March 31, 2020, we generated approximately 59.0% and 62.4% of our revenue, respectively, from sales of our interactive display products, consisting of projectors, interactive projectors and interactive flat panels. A decrease in demand for our interactive displays would significantly reduce our revenue. If any of our competitors introduces attractive alternatives to our interactive displays, we could experience a significant decrease in sales as customers migrate to those alternative products.

Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter-to-quarter and adversely affect our working capital and liquidity throughout the year.

Our revenues and operating results normally fluctuate as a result of seasonal variations in our business, driven largely by the purchasing cycles of the educational market. Traditionally, the bulk of expenditures by school districts occur in the second and third calendar quarters after receipt of budget allocations. We expect quarterly fluctuations in our revenues and operating results to continue. These fluctuations could result in volatility and adversely affect our cash flow. As our business grows, these seasonal fluctuations may become more pronounced. As a result, we believe that sequential quarterly comparisons of our financial results may not provide an accurate assessment of our financial position.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on a number of factors. Factors which could result in cash flow fluctuations include:

●	the level of sales and the related margins on those sales;

●	the collection of receivables;

●	the timing and size of purchases of inventory and related components; and

●	the timing of payment on payables and accrued liabilities.

If we are unable to manage fluctuations in cash flow, our business, operating results and financial condition may be materially adversely affected. For example, we may be unable to make required interest payments on our indebtedness.

We operate in a highly competitive industry.

We are engaged in the interactive education industry. We face substantial competition from developers, manufacturers and distributors of interactive learning products and solutions, including interactive projectors, interactive whiteboards and micro-computer data logging products and any new product we may offer in the future. The industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors, interactive whiteboards, and micro-computer based logging technologies and combinations of them. We face increased competition from companies with strong positions in certain markets we serve, and in new markets and regions we may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products.

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Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. In addition, low cost competitors have appeared in China and other countries. We may not be able to compete effectively against these current and future competitors. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Some of our customers are required to purchase equipment by soliciting proposals from a number of sources and, in some cases, are required to purchase from the lowest bidder. While we attempt to price our products competitively, based upon the relative features they offer, our competitors’ prices and other factors, we are often not the lowest bidder and in such cases may lose sales.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers. If these interactive display competitors or other substitute or alternative technology competitors acquire significantly increased market share, it could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.

The market for interactive learning and collaboration solutions is still emerging and evolving. It is characterized by rapid technological change and frequent new product introductions, many of which may compete with, be considered as alternatives to or replace our interactive displays. For example, we have recently observed significant sales of tablet computers by competitors to school districts in the U.S. whose technology budgets could otherwise have been used to purchase interactive displays. Accordingly, our future success will depend upon our ability to enhance our products and to develop, introduce and sell new technologies and products offering enhanced performance and functionality at competitive prices and in a timely manner.

The development of new technologies and products involves time, substantial costs and risks. Our ability to successfully develop new technologies will depend in large measure on our ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry. The success of new product introductions depends on a number of factors, including timely and successful product development, market acceptance, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects and our ability to manage distribution and production issues related to new product introductions. If we are unsuccessful in selling the new products that we develop and introduce, or any future products that we may develop, we may carry obsolete inventory and have reduced available working capital for the development of other new technologies and products.

If we are unable, for any reason, to enhance, develop, introduce and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, our business will be harmed.

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We may not be successful in our strategy to increase sales in the business and government market.

The majority of our revenue has been derived from sales to the education market. Our business strategy contemplates expanding our sales in both the education market, as well as to the business and government training sectors. However, to date, there has not been widespread adoption of interactive displays and collaboration solutions in the business and government market, and these solutions may fail to achieve wide acceptance in this market. Successful expansion into the business and government markets will require us to augment and develop new distribution and reseller relationships, and we may not be successful in developing those relationships. In addition, widespread acceptance of our interactive solutions may not occur due to lack of familiarity with how our products work, the perception that our products are difficult to use and a lack of appreciation of the contribution they can make in the business and government markets. In addition, the Boxlight Group’s brand is less recognized in these markets as compared to the education market. A key part of our strategy to grow in the business and government market is to develop strategic alliances with companies in the unified communications and collaboration sector, and there can be no assurance that these alliances will help us to successfully grow our sales in this market.

Furthermore, our ability to successfully grow in the business and government market depends upon revenue and cash flows derived from sales to the education market. As the education market represents a significant portion of our revenue and cash flow, we utilize cash from sales in the education market for our operating expenses. If we cannot continue to augment and develop new distributor and reseller relationships, market our brand, develop strategic alliances and innovate new technologies, we may not be successful in our strategy to grow in the business and government market.

As a result of market saturation, our future sales of interactive displays in developed markets may slow or decrease.

As a result of the high levels of penetration in developed markets, the education market for interactive displays in the U.S., U.K. and Australia may have reached saturation levels. Future sales growth in those markets and other developed markets with similar penetration levels may, as a result, be difficult to achieve, and our sales of interactive displays may decline in those countries. If we are unable to replace the revenue and earnings we have historically derived from sales of interactive displays to the education market in these developed markets, whether through sales of additional products, sales in other underserved markets, such as Africa, Latin America and Asia, sales in the business and government market or otherwise, our business, financial condition and results of operations may be materially adversely affected.

We face significant challenges growing our sales in foreign markets.

For our products to gain broad acceptance in all markets, we may need to develop customized solutions specifically designed for each country in which we seek to grow our sales and to sell those solutions at prices that are competitive in that country. For example, while our hardware requires only minimal modification to be usable in other countries, our software and content require significant customization and modification to adapt to the needs of foreign customers. Specifically, our software will need to be adapted to work in a user-friendly way in several languages and alphabets, and content that fits the specific needs of foreign customers (such as, for example, classroom lessons adapted to specific foreign curricula) will need to be developed. If we are not able to develop, or choose not to support, customized products and solutions for use in a particular country, we may be unable to compete successfully in that country and our sales growth in that country will be adversely affected. We cannot assure you that we will be able to successfully develop or choose to support customized solutions for each foreign country in which we seek to grow our sales or that our solutions, if developed, will be competitive in the relevant country.

Growth in many foreign countries will require us to price our products competitively in those countries. In certain developing countries, we have been and may continue to be required to sell our products at prices significantly below those that we are currently charging in developed countries. Such pricing pressures could reduce our gross margins and adversely affect our revenue.

Our customers’ experience with our products will be directly affected by the availability and quality of our customers’ Internet access. We are unable to control broadband penetration rates, and, to the extent that broadband growth in emerging markets slows, our growth in international markets could be hindered.

In addition, we will face lengthy and unpredictable sales cycles in foreign markets, particularly in countries with centralized decision making. In these countries, particularly in connection with significant technology product purchases, we have experienced recurrent requests for proposals, significant delays in the decision making process and, in some cases, indefinite deferrals of purchases or cancellations of requests for proposals. If we are unable to overcome these challenges, the growth of our sales in these markets would be adversely affected, and we may incur unrecovered marketing costs, impairing our profitability.

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Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third party suppliers has adversely affected our revenue and may continue to do so.

We do not manufacture any of the products we sell and distribute and, therefore, rely on our suppliers for all products and components and depend on obtaining adequate supplies of quality components on a timely basis with favorable terms. Some of those components, as well as certain complete products that we sell are provided to us by only one supplier or contract manufacturer. We are subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components and products, or if such suppliers and contract manufacturers do not produce components and products of sufficient quantity. Alternative sources for our components are not always available. Many of our products and components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components. In addition, we do not have written supply agreements with our suppliers. Although we are endeavoring to enter into written agreements with certain of our suppliers, we cannot assure that our efforts will be successful.

For the year ended December 31, 2019 and the quarter ended March 31, 2020, we purchased approximately 32% and 36%, respectively, of our products and components from Eternal International.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense in the high-technology industry and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the high-technology industry, job candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing products and services, ensure full compliance with federal and state regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

We have entered into and we may continue to enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may adversely affect our results of operations.

We use resellers and distributors to promote and sell our products.

Substantially all our sales are made through resellers and distributors. Industry and economic conditions have the potential to weaken the financial position of our resellers and distributors. Such resellers and distributors may no longer sell our products, or may reduce efforts to sell our products, which could materially adversely affect our business, financial condition and results of operations. Furthermore, if our resellers’ and distributors’ abilities to repay their credit obligations were to deteriorate and result in the write-down or write-off of such receivables, it would negatively affect our operating results and, if significant, could materially adversely affect our business, financial condition and results of operations.

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In addition, our resellers and most of our distributors are not contractually required to sell our products exclusively and may offer competing interactive display products, and therefore we depend on our ability to establish and develop new relationships and to build on existing relationships with resellers and distributors. We cannot assure that our resellers and distributors will act in a manner that will promote the success of our products. Factors that are largely within the control of those resellers and distributors but are important to the success of our products include:

●	the degree to which our resellers and distributors actively promote our products;

●	the extent to which our resellers and distributors offer and promote competitive products; and

●	the quality of installation, training and other support services offered by our resellers and distributors.

In addition, if some of our competitors offer their products to resellers and distributors on more favorable terms or have more products available to meet their needs, there may be pressure on us to reduce the price of our products, or those resellers and distributors may stop carrying our products or de-emphasize the sale of our products in favor of the products of these competitors. If we do not maintain and continue to build relationships with resellers and distributors our business will be harmed.

Risks Related to our Industry and Regulations

Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies may have a material adverse effect on our revenue.

Our customers include primary and secondary schools, colleges, universities, other education providers and, to a lesser extent, government agencies, each of which depends heavily on government funding. The effects and duration of the ongoing COVID-19 pandemic, which is resulting in worldwide disruptions in supply chains and economic recession, are as yet unknown. We anticipate that the COVID-19 pandemic and resulting economic recession could cause a substantial disruption in, decrease or stagnation of, spending and budget priorities for government funding of schools, colleges, universities and other education providers and government agencies. The economy had only recently experienced a similar disruption from the worldwide recession of 2008 and subsequent sovereign debt and global financial crisis, which resulted in substantial declines in the revenues and fiscal capacity of many national, federal, state, provincial and local governments. Like in the 2008 financial crisis, where many of those governments have reacted to the decreases in revenues by cutting funding to educational institutions, we anticipate that governments and governmental entities will react similarly to the economic crisis and resulting decreases in revenue caused by the COVID-19 pandemic by cutting funding to educational institutions. If our products are not a high priority expenditure for such institutions, or if such institutions allocate expenditures to substitute alternative technologies, we could lose revenue.

Any additional decrease in, stagnation of or adverse change in national, federal, state, provincial or local funding for primary and secondary schools, colleges, universities, or other education providers or for government agencies that use our products could cause our current and prospective customers to further reduce their purchases of our products, which could cause us to lose additional revenue. In addition, a specific reduction in governmental funding support for products such as ours could also cause us to lose revenue.

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If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.

Because we sell products used by children in classrooms and because our products are subject to environmental regulations in some jurisdictions in which we conduct business and sell our products, we are and will be required to comply with a variety of product safety, product testing and environmental regulations, including compliance with applicable laws and standards with respect to lead content and other child safety and environmental issues. If our products do not meet applicable safety or regulatory standards, we could experience lost sales, diverted resources and increased costs, which could have a material adverse effect on our financial condition and results of operations. Events that give rise to actual, potential or perceived product safety or environmental concerns could expose us to government enforcement action or private litigation and result in product recalls and other liabilities. In addition, negative consumer perceptions regarding the safety of our products could cause negative publicity and harm our reputation.

Risks Related to our Foreign Operations

We are subject to risks inherent in foreign operations.

Sales outside the United States represented approximately 7.0% and 10.8% of our revenues for the year ended December 31, 2019 and the quarter ended March 31, 2020, respectively. We intend to selectively pursue international market growth opportunities, which could result in those international sales accounting for a more significant portion of our revenue. We have committed, and may continue to commit, significant resources to our international operations and sales and marketing activities. While we have experience conducting business outside of the United States, we may not be aware of all the factors that may affect our business in foreign jurisdictions.

We are subject to a number of risks associated with international business activities that may increase costs, lengthen sales cycles and require significant management attention. International operations carry certain risks and associated costs, such as the complexities and expense of administering a business abroad, complications in compliance with, and unexpected changes in regulatory requirements, foreign laws, international import and export legislation, trading and investment policies, exchange controls, tariffs and other trade barriers, difficulties in collecting accounts receivable, potential adverse tax consequences, uncertainties of laws, difficulties in protecting, maintaining or enforcing intellectual property rights, difficulty in managing a geographically dispersed workforce in compliance with diverse local laws and customs, and other factors, depending upon the country involved. Moreover, local laws and customs in many countries differ significantly and compliance with the laws of multiple jurisdictions can be complex, difficult and costly. We cannot assure that risks inherent in our foreign operations will not have a material adverse effect on our business.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery of or other prohibited payments to foreign officials for the purpose of obtaining or retaining business and requires that we maintain adequate financial records and internal controls to prevent such prohibited payments. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in countries where we do business. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new business, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Our worldwide operations will subject us to income taxation in many jurisdictions, and we must exercise significant judgment to determine our worldwide financial provision for income taxes. That determination ultimately is an estimate, and, accordingly, we cannot assure that our historical income tax provisions and accruals will be adequate.

We are subject to income taxation in the United States and numerous other jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, we cannot assure you that the final determination of any tax audits and litigation will not be materially different from that which is reflected in our historical income tax provisions and accruals. Should additional taxes be assessed against us as a result of an audit or litigation, there could be a material adverse effect on our current and future results and financial condition.

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Certain of our subsidiaries provide products to, and may from time to time undertake certain significant transactions with, us and our other subsidiaries in different jurisdictions. In general, cross border transactions between related parties and, in particular, related party financing transactions, are subject to close review by tax authorities. Moreover, several jurisdictions in which we will operate have tax laws with detailed transfer pricing rules that require all transactions with nonresident related parties to be priced using arm’s-length pricing principles and require the existence of contemporaneous documentation to support such pricing. A tax authority in one or more jurisdictions could challenge the validity of our related party transfer pricing policies. Because such a challenge generally involves a complex area of taxation and because a significant degree of judgment by management is required to be exercised in setting related party transfer pricing policies, the resolution of such challenges often results in adjustments in favor of the taxing authority. If in the future any taxation authorities are successful in challenging our financing or transfer pricing policies, our income tax expense may be adversely affected and we could become subject to interest and penalty charges, which may harm our business, financial condition and operating results.

If we are unable to ship and transport components and final products efficiently and economically across long distances and borders our business would be harmed.

We transport significant volumes of components and finished products across long distances and international borders. Any increases in our transportation costs, as a result of increases in the price of oil or otherwise, would increase our costs and the final prices of our products to our customers. In addition, any increases in customs or tariffs, as a result of changes to existing trade agreements between countries or otherwise, could increase our costs or the final cost of our products to our customers or decrease our margins. Such increases could harm our competitive position and could have a material adverse effect on our business. The laws governing customs and tariffs in many countries are complex, subject to many interpretations and often include substantial penalties for non-compliance. Disputes may arise and could subject us to material liabilities and have a material adverse effect on our business.

If our procedures to ensure compliance with export control laws are ineffective, our business could be harmed.

Our extensive foreign operations and sales are subject to far reaching and complex export control laws and regulations in the United States and elsewhere. Violations of those laws and regulations could have material negative consequences for us including large fines, criminal sanctions, prohibitions on participating in certain transactions and government contracts, sanctions on other companies if they continue to do business with us and adverse publicity.

We will be exposed to fluctuations in foreign currencies that may materially adversely affect our results of operations.

Our reporting currency is the U.S. dollar. Boxlight Latin America uses the Mexican Peso as functional currency to report revenue and expenses. We will be exposed to foreign exchange rate fluctuations when we translate the financial statements of the Boxlight Group into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation of the Boxlight Group’s financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we may have certain monetary assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. To the extent the U.S. dollar strengthens against the Mexican Peso, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for our Mexican operations. Similarly, to the extent the U.S. dollar weakens against the Pesos, the translation of the foreign currency denominated transactions will result in increased revenue, operating expenses and net income for our Mexican operations. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

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We monitor our foreign exchange exposures, and these activities mitigate, but do not eliminate, our exposure to exchange rate fluctuations. As a result, exchange rate fluctuations may materially adversely affect our operating results in future periods.

Risks Related to Our Intellectual Property and Technology

Defects in our products can be difficult to detect before shipment. If defects occur, they could have a material adverse effect on our business.

Our products are highly complex and sophisticated and, from time to time, have contained and may continue to contain design defects or software “bugs” or failures that are difficult to detect and correct in advance of shipping.

The occurrence of errors and defects in our products could result in loss of, or delay in, market acceptance of our products, including harm to our brand. Correcting such errors and failures in our products could require significant expenditure of capital by us. In addition, we are rapidly developing and introducing new products, and new products may have higher rates of errors and defects than our established products. The Boxlight Group has historically provided product warranties between one and five years, and the failure of our products to operate as described could give rise to warranty claims. The consequences of such errors, failures and other defects and claims could have a material adverse effect on our business, financial condition, results of operations and our reputation.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider have commercial value or that will likely give us a technological advantage. Mimio and the Boxlight Group own rights in patents and patent applications for technologies relating to interactive displays and other complementary products in the United States and other countries such as Germany, Mexico, Israel, Japan, Taiwan and China. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to our products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain of our material patents may expire soon and, thereafter, the underlying technology of such patents can be used by any third party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications will provide any protectable, maintainable or enforceable rights or competitive advantages to us.

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In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in the United States, Mexico, Australia, Malaysia, Canada, Turkey and China. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

●	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

●	our confidentiality agreements will not be honored or may be rendered unenforceable;

●	third parties will independently develop equivalent, superior or competitive technology or products;

●	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

●	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

●	adversely affect our relationships with current or future distributors and resellers of our products;

●	adversely affect our reputation with customers;

●	be time-consuming and expensive to evaluate and defend;

●	cause product shipment delays or stoppages;

●	divert management’s attention and resources;

●	subject us to significant liabilities and damages;

●	require us to enter into royalty or licensing agreements; or

●	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

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Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations, and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our offerings if they are concerned that they may infringe third party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

If we are unable to anticipate consumer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing demands and preferences of customers in a timely manner. If we are unable to introduce new products or technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce more attractive products which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues and excess inventory positions of outdated products.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to This Offering and Our Class A Common Stock

You may experience dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Assuming we raise the full $10 million ($11.5 million if the underwriter exercises the over-allotment option in full) in this offering, we currently intend to use the net proceeds from this offering (a) to purchase additional inventories, (b) to expand our sales and marketing staff, (c) to reduce accounts payable and (d) for general corporate purposes including working capital, which may include potential acquisitions and joint ventures. See “Use of Proceeds” at page 27. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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Future sales of our Class A common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our Class A common stock.

Assuming the sale of all 9,615,384 shares of Class A common stock offered hereby (11,057,691 assuming exercise in full of the underwriters’ over-allotment option), we believe that our existing working capital, expected cash flow from operations and other available cash resources will enable us to meet our working capital requirements for at least the next 12 months. However, the development and marketing of new products and the expansion of distribution channels require a significant commitment of resources. From time to time, we may seek additional equity or debt financing to finance working capital requirements, continue our expansion, develop new products or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our industry change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business, as well as our conclusions as to the adequacy of our available sources of capital, could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. If additional funds are raised through the issuance of equity shares, preferred shares or debt securities, the terms of such securities could impose restrictions on our operations and would reduce the percentage ownership of our existing stockholders. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

The market price of our Class A common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.

The market price of our Class A common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws and market conditions in general, including the ongoing COVID-19 pandemic and its resulting impact on the economy at large, could have a significant impact on the future market price of our Class A common stock. You may not be able to resell your shares at or above the current price due to a number of factors such as those listed under “Risk Factors”. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our stock include:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our Class A common stock or the stock of other companies in our industry;

●	the failure of analysts to cover our Class A common stock;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	announcements by third parties or governmental entities of significant claims or proceedings against us;

●	new laws and governmental regulations, or other regulatory developments, applicable to our industry;

●	changes in general conditions in the United States and global economies or financial markets, including both social and economic conditions resulting from the ongoing COVID-19 pandemic, war, incidents of terrorism or responses to such events;

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●	changes in government spending levels on education;

●	changes in key personnel;

●	sales of common stock by us, members of our management team or our stockholders;

●	the granting or exercise of employee stock options or other equity awards;

●	the volume of trading in our Class A common stock; and

●	the realization of any risks described in this section under the caption “Risk Factors.”

Furthermore, the stock market has recently experienced extreme volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Class A common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Our Articles of Incorporation, Bylaws and Nevada law may have anti-takeover effects.

Our Articles of Incorporation authorizes the issuance of common stock and preferred stock. Each share of Class A common stock entitles the holder to one vote on all matters to be voted upon by stockholders, and the Class B common stock has no vote, except as required by law. In addition, our board of directors (“Board”) has the authority to issue additional shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The ability of our Board to issue additional shares of preferred stock could make it more difficult for a third party to acquire a majority of our voting stock. Other provisions of our Bylaws also may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest, which could have an adverse effect on the market price of our Class A common stock.

In addition, certain provisions of Nevada law applicable to our company could also delay or make more difficult a merger, tender offer or proxy contest involving our company, including Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in any business combination with any “interested stockholder” (as defined in the statute) for a period of two years unless certain conditions are met. In addition, our senior management is entitled to certain payments upon a change in control and certain of the stock options and restricted shares we have granted provide for the acceleration of vesting in the event of a change in control of our company.

Affiliates of Everest Display, Inc. hold a significant percentage of our Class A common stock, and their interests may not align with the interests of our other stockholders.

K Laser and other stockholders and affiliates of Everest Display, Inc., a Taiwan corporation (“EDI”) own approximately 27.8% of our issued and outstanding Class A common stock and will own 15.08% on a fully diluted basis after giving effect to this offering. The sale of all or any meaningful portion of the shares owned by such stockholders could have a material adverse effect on the future market price of our Class A common stock.

This significant concentration of share ownership may adversely affect the trading price of our Class A common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A common stock. Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Although our directors owe fiduciary duties to us and our shareholders, including the duties of loyalty, our directors that serve as directors, officers, partners or employees of companies that we do business with also owe fiduciary duties or other obligations to such other companies or to the investors in their funds. The duties owed to us could conflict with the duties such directors owe to these other companies or investors.

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We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our Class A common stock rests with our Board and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our Class A common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our Class A common stock to earn a return on their investment.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our Class A common stock, then our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our Class A common stock could be severely limited and our stock price could be adversely affected. In addition, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us adversely change their recommendations regarding our Class A common stock, our stock price could decline.

We may be exposed to risks relating to evaluations of controls required by Sarbanes-Oxley Act of 2002.

Pursuant to Sarbanes-Oxley Act of 2002, our management is required to report on, and our independent registered public accounting firm is required to attest to, the effectiveness of our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

If our internal controls and accounting processes are insufficient, we may not detect in a timely manner misstatements that could occur in our financial statements in amounts that could be material.

As a public company, we have to devote substantial efforts to the reporting obligations and internal controls required of a public company, which result in substantial costs. A failure to properly meet these obligations could cause investors to lose confidence in us and have a negative impact on the market price of our shares. We devote significant resources to the documentation, testing and continued improvement of our operational and financial systems for the foreseeable future. These improvements and efforts with respect to our accounting processes that we continue to make may not be sufficient to ensure that we maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required, new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations in the United States or result in misstatements in our financial statements in amounts that could be material. Insufficient internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares and may expose us to litigation risk.

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As a public company, we are required to document and test our internal control procedures to satisfy the requirements of Section 404 of Sarbanes-Oxley, which requires annual management assessments of the effectiveness of our internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal control over financial reporting, then investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to some other public companies.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of following our initial public offering in 2017;

●	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated filer” as defined under the federal securities laws.

For so long as we remain an “emerging growth company,” we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	include detailed compensation discussion and analysis in our filings under the Exchange Act and instead may provide a reduced level of disclosure concerning executive compensation.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period, which allows us to delay the adoption of new or revised accounting standards until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to public companies that comply with new or revised accounting standards.

Because of these exemptions, some investors may find our Class A common stock less attractive, which may result in a less active trading market for our Class A common stock, and our stock price may be more volatile.

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We may not be able to maintain a listing of our Class A common stock on Nasdaq.

Because our Class A common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate or fail to meet any Nasdaq listing requirements, our Class A common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. The delisting of our Class A common stock could significantly impair our ability to raise capital and the value of your investment. To date, we have received notices from Nasdaq concerning our failure to meet the following continued listing requirements: (i) under Nasdaq Rule 5550(a)(2), minimum bid price requirements, as our stock has been trading below $1.00; (ii) the independent director requirements set forth under Nasdaq Rule 5605, as we need an additional directors qualifying as “Independent” under the Nasdaq Rules in order to maintain a majority independent Board; and (iii) the stockholders’ equity requirement under Nasdaq Rule 5550(b)(1), which requires a minimum of $2.5 million in stockholders’ equity, as we have had a stockholders’ deficit of $(647,653) as of December 31, 2019. While we have sought, or are seeking, extensions from Nasdaq in order to regain qualification under the Nasdaq Continued Listing standards, and we intend to meet each of these requirements in the allowed time, there is no guarantee that we will be able to satisfy each of these deficiencies in the time required in order to maintain our Nasdaq listing.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 9,615,384 shares of Class A common stock in the offering will be approximately $9,000,000, after deducting the underwriting discounts and commissions and estimated offering expenses. Our net proceeds will be approximately $10,500,000 if the underwriters exercise their option in full to purchase 1,442,307 additional shares of Class A common stock from us. This calculation is based upon an assumed public offering price of $1.04 per share. The last reported sale price of our Class A common stock on the NASDAQ Capital Market was $1.04 on June 4, 2020.

We intend to use the net proceeds from the offering for the following purposes:

Purchase of additional inventory	$2,000,000
Reduction of accounts payable	$1,700,000
Expansion of sales and marketing staff	$1,000,000
Additional working capital, including potential acquisitions and joint ventures	$4,300,000

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our historical net tangible book value as of March 31, 2020 was (10,739,414), or $(0.77) per share of Class A common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of our Class A common stock outstanding as of March 31, 2020.

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After giving effect to the sale of shares of our Class A common stock in this offering at an assumed combined public offering price of $1.04 per share, which was the last reported sale price of our Class A common stock on Nasdaq on June 4, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would be $(1.7) million, or $(0.07) per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.70 per share to our existing stockholders and an immediate dilution of $1.11 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed combined public offering price per share:	$1.04

Historical net tangible book value per share as of March 31, 2020:	$(0.77)

Increase in as adjusted net tangible book value per share attributable to this offering:	$0.70

As adjusted net tangible book value per share after giving effect to this offering:	$(0.07)

Dilution per share to new investors in this offering:	$1.11

Each $1.00 increase in the assumed public offering price of $1.04 per share, which was the last reported sale price of our Class A common stock on Nasdaq on June 4, 2020, would increase the as-adjusted net tangible book value per share by $1.11 per share and decrease the dilution per share to investors participating in this offering by $0.41 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 1.0 million share increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share by approximately $0.75 and decrease the dilution per share to new investors participating in this offering by approximately $0.05, based on an assumed combined public offering price of $1.04 per share and accompanying common warrant, which was the last reported sale price of our common stock on Nasdaq on June 4, 2020, remaining the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 1.0 million share decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share after this offering by approximately $0.65 and increase the dilution per share to new investors participating in this offering by approximately $0.05, based on an assumed combined public offering price of $1.04 per share and accompanying common warrant, which was the last reported sale price of our common stock on Nasdaq on June 4, 2020, remaining the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

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MARKET FOR OUR CLASS A COMMON STOCK

Our Class A common stock commenced trading on Nasdaq, under the symbol “BOXL” on November 30, 2017. Prior to that time, our Class A common stock was not traded on any exchange or quoted on any over the counter market. The prices set forth below reflect the quarterly high and low sales prices per share for our common stock, as reported by the Nasdaq:

	High	Low
2020
First Quarter	$1.75	$0.33
Second Quarter (through June 1, 2020)	$2.02	$0.52

2019
First Quarter	$4.20	$1.25
Second Quarter	$4.56	$2.80
Third Quarter	$3.08	$1.66
Fourth Quarter	$3.06	$1.03

2018
First Quarter	$7.00	$3.00
Second Quarter	$17.40	$3.18
Third Quarter	$5.95	$2.88
Fourth Quarter	$4.84	$1.14

As of June 1, 2020, we had 384 holders of record of our common stock and 14,985,211 shares of common stock issued and outstanding.

Dividends

We have never paid cash dividends on our common stock. Holders of our common stock are entitled to receive dividends, if any, declared and paid from time to time by the Board out of funds legally available. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, our financial condition and other factors that our Board may consider.

Equity Compensation Plans

2014 Stock Option Plan

The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the Boxlight 2014 Stock Option plan is 2,390,438 shares. The plan was amended on September 7, 2018, wherein the Board and shareholders approved the addition of 300,000 shares increasing the total plan shares to 2,690,438.

The following table provides information as of December 31, 2019 about our equity compensation plans and arrangements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,384,688	$3.35	305,749
Equity compensation plans not approved by security holders	350,000	$2.20	-
Total	2,734,688		305,749

On April 15, 2020, the 2014 Stock Option plan was amended, wherein the Board approved the addition of 3,700,000 shares available for grant to directors, officers and employees (the “Plan Increase”). To date, our Board has approved the issuance of 2,550,000 options to purchase our Class A common stock pursuant to the Plan Increase as incentive options for our employees, executive team, and our board of directors. We are seeking the approval of our shareholders to this increase at our upcoming 2020 Annual Meeting of Stockholders, scheduled for July 29, 2020.

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SELECTED FINANCIAL INFORMATION

	Year Ended December 31,		Three Months Ended March 31,
Statement of operations data:	2019	2018	2020	2019
Revenue	$33,030,357	$37,841,277	$5,723,049	$4,993,399
Operating expenses	$(17,000,667)	$(15,649,732)	$(4,254,485)	$(4,002,064)
Loss from operations	$(8,058,949)	$(6,996,563)	$(2,663,425)	$(2,329,997)
Other income (expenses)	$(1,343,129)	$(181,320)	$713,802	$(2,275,455)
Net loss	$(9,402,078)	$(7,177,883)	$(1,949,623)	$(4,605,452)
Loss per common share – basic and diluted	$(0.88)	$(0.72)	$(0.16)	$(0.45)

	December 31,		March 31,
Balance sheet data:	2019	2018	2020	2019
Cash	$1,172,994	$901,459	$612,936	$2,717,623
Total assets	$20,468,885	$21,267,187	$19,267,512	$20,736,075
Current liabilities	$17,207,873	$12,562,831	$16,055,242	$15,003,689
Total liabilities	$21,116,538	$13,299,128	$19,939,820	$19,015,689

	Year Ended December 31,		Three Months Ended March 31,
Cash flows from operating activities data:	2019	2018	2020	2019
Net cash provided by (used in) operating activities	$(4,263,453)	$(3,774,818)	$(890,281)	$564,744
Net cash provided in investing activities	$6,649	$900,196	$-	$10,261
Net cash provided by financing activities	$4,459,944	$1,781,885	$433,650	$1,279,306
Net change in cash and cash equivalents	$271,535	$(1,108,866)	$(560,058)	$1,816,164

	Year Ended December 31,		Three Months Ended March 31,
Other financial data (unaudited in thousands):	2019	2018	2020	2019
Adjusted EBITDA	$(5,807)	$(3,892)	$(1,030)	$(1,755)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere herein. The Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this form. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors.

Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Overview

We are an educational technology company that is seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive projectors and distribute interactive technologies, including flat panels, projectors, whiteboards and peripherals to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including a portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration.

To date, we have generated substantially all of our revenue from the sale of our software and interactive displays to the K-12 U.S. educational market.

We have also implemented a comprehensive plan to reach profitability both from our core business operations and as a result of making strategic business acquisitions. We have already started to implement this strategy as set forth below. Highlights of our plan include:

●	Integrating products of the acquired companies and cross training our sales reps to increase their offerings. The combination of products and cross training has already resulted in increased sales. The synergy we have found between the products of Boxlight and Mimio are adding opportunities to resellers for both companies to increase their sales.

●	Hiring new sales representatives with significant education technology sales experience in their respective territories and our current pipeline has reached a record high level.

●	Seeking to increase demand in the US market for technology sales and have the products and infrastructure in place to handle our expected growth.

Recent Acquisitions

On March 12, 2019, we and our subsidiary, Boxlight Inc. acquired the assets and business of Modern Robotics, Inc., a New York corporation (“MRI”). The MRI assets were purchased for consideration including (i) $70,000 in the form of a promissory note and (ii) Two Hundred Thousand (200,000) shares of our Class A Common Stock. At closing Boxlight Inc. entered into an employment agreement with Stephen Barker, MRI’s Chief Executive Officer, pursuant to which Mr. Barker will serve as Vice President of Robotics at Boxlight Inc. In addition, we granted options to Mr. Barker to purchase 20,000 shares of our Class A common stock at an exercise price of $2.50 per share.

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On April 17, 2020, our subsidiary, Boxlight, Inc. consummated the transactions contemplated by an asset purchase agreement, dated February 4, 2020 (the “Asset Purchase Agreement”), with MyStemKits, Inc., a Delaware corporation (“MyStemKits”), and STEM Education Holdings, Pty, an Australian corporation (“STEM”), which is the sole shareholder of MyStemKits. Boxlight, Inc. acquired the assets, and assumed certain liabilities, of MyStemKits in exchange for a purchase price of $600,000 (the “Purchase Price”). Pursuant to a letter agreement, dated April 17, 2020 between MyStemKits, Boxlight and us, the form of payment of the $600,000 Purchase Price was adjusted so that: (i) $100,000 was cash paid at closing, (ii) $150,000 was paid in the form of a working capital credit and inventory adjustment, and (iii) the balance is payable in the form of a $350,000 purchase note (payable in four equal installments of $87,500 on July 31, 2020, October 31, 2020, January 31, 2021 and April 30, 2020. Further, acknowledging the ongoing COVID-19 pandemic, the parties agreed that potential adjustments may be made to the two installment payments due on July 31, 2020 and October 31, 2020 in the event the actual gross revenue of MyStemKits continues to be materially below budget. In a related transaction, on April 17, 2020, Stemify Limited (“Stemify”), an affiliate of MyStemKits, entered into an agreement with the Company pursuant to which Stemify agreed to purchase 142,857 shares of our Class A common stock, par value $0.0001 per share, at a purchase price of $0.70 per share for a total of $100,000.

Our Acquisition Strategy and Challenges

Our growth strategy includes acquiring assets and technologies of companies that have products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

We believe we can achieve significant cost-savings by merging the operations of the companies we acquire and after their acquisition leverage the opportunity to reduce costs through the following methods:

●	Staff reductions – consolidating resources, such as accounting, marketing and human resources.

●	Economies of scale – improved purchasing power with a greater ability to negotiate prices with suppliers.

●	Improved market reach and industry visibility – increase in customer base and entry into new markets.

As a result, we believe that an analysis of the historical costs and expenses of our Target Sellers (a company that is the subject of an attempted acquisition) prior to their acquisition will not provide guidance as to the anticipated results after acquisition. We anticipate that we will be able to achieve significant reductions in our costs of revenue and selling, general and administrative expenses from the levels currently incurred by the Target Sellers operating independently, thereby increasing our EBITDA and cash flows.

Components of our Results of Operations and Financial Condition

Revenue

Our revenue is comprised of product revenue, software revenue, installation revenue and professional development revenue.

●	Product revenue. Product revenue is derived from the sale of our interactive projectors, flat panels, peripherals and accessories, along with other third-party products, directly to our customers, as well as through our network of domestic and international distributors.

●	Installation revenue. We receive revenue from installation services that we outsource to third parties.

●	Professional development revenue. We receive revenue from providing professional development services through third parties and our network of distributors.

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Cost of revenue

Our cost of revenue is comprised of the following:

●	third-party logistics costs;

●	costs to purchase components and finished goods directly;

●	inbound and outbound freight costs and duties;

●	costs associated with the repair of products under warranty;

●	write-downs of inventory carrying value to adjust for excess and obsolete inventory and periodic physical inventory counts;

●	cost of professionals to deliver the professional development training; and

●	customs expense

We outsource some of our warehouse operations and order fulfillment and we purchase products from related entities and third parties. Our product costs vary directly with volume and based on the costs of underlying product components as well as the prices we are able to negotiate with our contract manufacturers. Shipping costs fluctuate with volume as well as with the method of shipping chosen in order to meet customer demand. As a global company with suppliers centered in Asia and customers located worldwide, we have used, and may in the future use, air shipping to deliver our products directly to our customers. Air shipping is more costly than sea or ground shipping or other delivery options. We primarily use air shipping to meet the demand of our products during peak seasons and new product launches.

Gross profit and gross profit margin

Our gross profit and gross profit margin have been, and may in the future be, influenced by several factors including: product, channel and geographical revenue mix; changes in product costs related to the release of projector models; component, contract manufacturing and supplier pricing and foreign currency exchange. As we primarily procure our product components and manufacture our products in Asia, our suppliers incur many costs, including labor costs, in other currencies. To the extent that exchange rates move unfavorably for our suppliers, they may seek to pass these additional costs on to us, which could have a material impact on our future average selling prices and unit costs. Gross profit and gross profit margin may fluctuate over time based on the factors described above.

Operating expenses

We classify our operating expenses into two categories: research and development and general and administrative.

Research and development. Research and development expense consists primarily of personnel related costs, prototype and sample costs, design costs and global product certifications mostly for wireless certifications.

General and administrative. General and administrative expense consists of personnel related costs, which include salaries, as well as the costs of professional services, such as accounting and legal, facilities, information technology, depreciation and amortization and other administrative expenses. General and administrative expense may fluctuate as a percentage of revenue, notably in the second and third quarters of our fiscal year when we have historically experienced our highest levels of revenue.

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Other income (expense), net

Other income (expense), net consists of interest expense associated with our debt financing arrangements and interest income earned on our cash. We do not utilize derivatives to hedge our foreign exchange risk, as we believe the risk to be immaterial to our results of operations.

Income tax expense

We are subject to income taxes in the United States, United Kingdom and Mexico where we do business. Mexico and the United Kingdom have a statutory tax rate different from that in the United States. Additionally, certain of our international earnings are also taxable in the United States. Accordingly, our effective tax rates will vary depending on the relative proportion of foreign to U.S. income, the absorption of foreign tax credits, changes in the valuation of our deferred tax assets and liabilities and changes in tax laws. We regularly assess the likelihood of adverse outcomes resulting from the examination of our tax returns by the U.S. Internal Revenue Service, or IRS, and other tax authorities to determine the adequacy of our income tax reserves and expense. Should actual events or results differ from our current expectations, charges or credits to our income tax expense may become necessary. Any such adjustments could have a significant impact on our results of operations.

Operating Results

For the Quarter ended March 31, 2020 and the quarter ended March 31, 2019

Revenues. Total revenues for the three months ended March 31, 2020 was $5,723,049, as compared to $4,993,399 for the three months ended March 31, 2019, resulting in a 15% increase. The increase in revenues in 2020 is primarily attributable to the increase in sales volume related to U.S. panel sales.

Cost of Revenues. Cost of revenues for the three months ended March 31, 2020 was $4,131,989, as compared to $3,321,332 for the three months ended March 31, 2019, resulting in a 24% increase. The increase in cost of revenues was mainly the result of the increased sales volume in hardware and an increase in cost of professional development related to an increase in onsite support compared to online certifications.

Gross Profit. Gross profit for the three months ended March 31, 2020 was $1,591,060, as compared to $1,672,067 for the three months ended March 31, 2019. The decrease in gross margin from 33% to 28% was related to changes in the Company’s mix of products being sold.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2020 was $3,937,729 as compared to $3,766,068 for the three months ended March 31, 2019. This expense remained relatively flat year over year.

Research and Development Expenses. Research and development expense were $316,756 and $235,996 for the three months ended March 31, 2020 and 2019, respectively. This expense remained relatively flat year over year.

Other Income (Expense). Other income (expense) for the three months ended March 31, 2020 was $713,802, as compared to $(2,275,455) for the three months ended March 31, 2019. The Company entered into an agreement with a related party, Everest Display, Inc., to forgive $2.0 million in accounts payable owed in exchange for 1,333,333 shares of common stock valued at $566,667 resulting in the Company recording a $1,433,333 gain from settlement of liabilities and a reduction in changes in fair value of derivative liabilities of $2.2 million. The gain on settlement of liabilities and change in fair value were offset by $0.3 million loss on settlement of liabilities and a $0.2 million increase in interest expense.

Net loss. Net loss was $1,949,623 and $4,605,452 for the three months ended March 31, 2020 and 2019, respectively. The decrease in the net loss was primarily driven by the change in other income.

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To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding operations, we supplement our consolidated condensed financial statements which are prepared in accordance with GAAP with EBITDA and Adjusted EBITDA, both non-GAAP financial measures of earnings.

EBITDA represents net loss before income tax expense, interest income, interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA, plus change in fair value of derivative liabilities, stock compensation expense and non-recurring expenses. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing results of operations, which include large non-cash amortizations of intangibles assets from acquisitions. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Notably, non-cash gains or losses such as the settlement gain of $1.1 million in the current period, are not, and have not historically been, included as increases or decreases to EBITDA in arriving at Adjusted EBITDA. Management has determined Adjusted EBITDA is most useful as a measure of performance when defined and presented consistently across reporting periods.

The following table contains reconciliations of net losses to EBITDA for the periods presented.

Reconciliation of net loss for the three months ended

March 31, 2020 and 2019 to EBITDA and adjusted EBITDA

(in thousands)	March 31, 2020	March 31, 2019
Net loss	$(1,950)	$(4,605)
Depreciation and amortization	219	246
Interest expense	459	281
EBITDA	$(1,272)	$(4,078)
Stock compensation expense	271	161
Change in fair value of derivative liabilities	(29)	2,162
Adjusted EBITDA	$(1,030)	$(1,755)

For the years ended December 31, 2019 and 2018

Revenues Total revenues for the year ended December 31, 2019 were $33,030,357 as compared to $37,841,277 for the year ended December 31, 2018, resulting in a 13% decrease. Revenues consist of product revenue, software revenue, product installation and professional development. The decrease in revenue in 2019 is driven by a $5 million decrease in hardware sales, including a $0.6 million adjustment resulting from adoption of FASB’s Accounting Standards Update (“ASU”) No. 2015-09, Revenue from Contracts with Customers (Topic 606), which required us to defer and amortize in future periods. Further, there were two new large contracts in 2018 with school districts which resulted in an increase in sales volume. These decreases were offset by an increase of $1 million each in both professional development services and software sales.

Cost of Revenues. Cost of revenues for the year ended December 31, 2019 was $24,088,639 as compared to $29,188,108 for the year ended December 31, 2018, resulting in a 17% decrease. Cost of revenues consists primarily of product cost, freight expenses, customs expense and inventory write-downs. The decrease in cost of revenues decrease was primarily attributable to a decrease in cost of goods related to hardware sales of $5 million directly related to the decrease in volume. The decrease was offset by an increase of $0.4 million in customs expense.

Gross Profit. Gross profit for the year ended December 31, 2019 was $8,941,718 as compared to $8,653,169 for the year ended December 31, 2018. Gross Profit as an overall percentage increased from 23% to 27% as a result of lower profit margins on initial deliveries of two large contracts in the second quarter of 2018 and a shift in product mix from lower to higher margin products such as professional development services and software revenue in 2019.

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General and Administrative Expense. General and administrative expense for the year ended December 31, 2019 was $15,771,187 as compared to $14,978,079 for the year ended December 31, 2018. The increase resulted from increases in salaries and bonuses of $0.8 million.

Research and Development Expense. Research and development expense was $1,229,480 and $671,653 for the years ended December 31, 2019 and 2018, respectively. Research and development expense primarily consists of costs associated with development of proprietary technology. The increase in research and development expense was related to contract services primarily for software consults of $0.1 million and salaries of $0.4 million.

Other income (expense), net. Other expense for the year ended December 31, 2019 was $(1,343,129) as compared to $(181,320) for the year ended December 31, 2018. Other expense increased primarily due to an increase in interest expense of $1 million and a decrease in the change in the fair value of the derivative liability of $0.2 million related primarily to the expiration of warrants.

Net loss. Net loss was $9,402,078 and $7,177,883 for the years ended December 31, 2019 and 2018, respectively. The increase in the net loss was primarily due to lower sales volume, increased salaries and bonus expense, and increased interest expense.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles (“GAAP”) with EBITDA and Adjusted EBITDA, both non-GAAP financial measures of earnings.

EBITDA represents net income (loss) before income tax expense, interest income, interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA, plus stock compensation expense and non-recurring expenses and minus changes in fair value of derivative liabilities. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing results of operations, which include large non-cash amortizations of intangibles assets from acquisitions. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following table contains reconciliations of net losses to EBITDA and adjusted EBITDA for the periods presented.

Reconciliation of net loss for the year ended

December 31, 2019 and 2018 to EBITDA

(in thousands)	2019	2018
Net loss	$(9,402)	$(7,178)
Depreciation and amortization	909	886
Interest expense	1,794	842
EBITDA	$(6,699)	$(5,450)
Stock compensation expense	1,137	1,985
Change in fair value of derivative liabilities	(245)	(427)
Non-recurring IPO expenses	-	-
Adjusted EBITDA	$(5,807)	$(3,892)

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Discussion of Effect of Seasonality on Financial Condition

Certain accounts on our balance sheets are subject to seasonal fluctuations. As our business and revenues grow, we expect these seasonal trends to be reduced. The bulk of our products are shipped to our educational customers prior to the beginning of the school year, usually in July, August or September. To prepare for the upcoming school year, we generally build up inventories during the second quarter of the year. Therefore, inventories tend to be at the highest levels at that point in time. In the first quarter of the year, inventories tend to decline significantly as products are delivered to customers and we do not need the same inventory levels during the first quarter. Accounts receivable balances tend to be at the highest levels in the third quarter, in which we record the highest level of sales.

Due to travel restrictions and concerns for the safety for our employees during the ongoing COVID-19 pandemic, we have temporarily eliminated all face to face meetings with customers and attendance at tradeshow events. In addition, we have limitations related to school access as a result of school closures. We are currently assessing the impact these changes will have on our peak season sales. Our initial assessment is that funding priority will be given to initiatives that provide for continuity of learning which may result in lower priority on total learning solution sales including hardware, software and teacher training.

We have been very proactive, and will continue to be proactive, in obtaining contracts during the fourth and first quarters that will help offset the seasonality of our business.

Liquidity and Capital Resources

For the Period Ended March 31, 2020

As of March 31, 2020, we had cash and cash equivalents of $612,936 and a working capital deficit of $7,117,972. For the three months ended March 31, 2020 and 2019, we had net cash (used) provided in operating activities of $(890,281) and $564,744, respectively, net cash provided by investing activities of $0 and $10,261 respectively, and net cash provided by financing activities of $433,650 and $1,279,306, respectively. We had accounts receivable net of allowances of $4,260,345 and $3,665,057 as of March 31, 2020 and year ended December 31, 2019.

We financed our operations in 2020 primarily with an accounts receivable financing arrangement entered into with a lender. The lender agreed to purchase 85% of the eligible accounts receivable of the Company, up to $6 million, with the right of recourse. Our accounts receivable and our ability to borrow against accounts receivable provides an additional source of liquidity as cash payments are collected from customers in the normal course of business. Our accounts receivable balance fluctuates throughout the year based on the seasonality of the business.

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all of our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay for the majority of our inventory purchases, which further constrains our cash liquidity.

The Company had an accumulated deficit of $33,296,054 and a net working capital deficit of approximately $7,117,972 as of March 31, 2020. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the issuance date of these consolidated condensed financial statements. These consolidated condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

For the Period Ended December 31, 2019

As of December 31, 2019, we had cash and cash equivalents of $1,172,994 and a working capital deficit of $7,285,224. For the years ended December 31, 2019 and 2018, we had net cash used in operating activities of $4,263,453 and $3,774,818 respectively. We had net cash provided by investing activities of $6,649 and $900,196, respectively, for the years ended December 31, 2019 and 2018. In addition, we had net cash provided by financing activities of $4,459,944 and $1,781,885, respectively, for the years ended December 31, 2019 and 2018. And we had accounts receivable of $3,665,057 on December 31, 2019.

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We financed our operations in 2019 primarily with an accounts receivable financing arrangement entered into with a lender. The lender agreed to purchase 85% of the eligible accounts receivable of the Company, up to $6 million, with the right of recourse. Our accounts receivable and our ability to borrow against accounts receivable provides an additional source of liquidity as cash payments are collected from customers in the normal course of business. Our accounts receivable balance fluctuates throughout the year based on the seasonality of the business.

In response to the higher risk environment resulting from the ongoing COVID-19 pandemic, our lender has changed its funding process which has limited our cash availability to cover operating costs. As such, the Company is considering other debt and equity financing sources to bridge the temporary funding gap and provide us with the cash necessary to cover the costs of our for ongoing operations. In the current environment, the availability of capital has been significantly reduced and the cost of capital has increased. Completing an equity raises at this time could cause significant dilution to our existing stockholders as a result of our diminished stock value resulting from the market volatility and uncertainty arising from the COVID-19 pandemic. However, the Company is confident that it will be able to manage through the current stress on its liquidity through managing its terms with customers and vendors, and future debt and/or equity fundraising.

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all of our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay for the majority of our inventory purchases, which further constrains our cash liquidity.

The Company had an accumulated deficit, a net working capital deficit and net cash used in operations of approximately $4,263,453 for the year ended December 31, 2019. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the issuance date of these financial statements. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Financing

On May 26, 2020, the Company received a loan of $1,008,575 (“PPP Loan”) under the Paycheck Protection Program (“PPP”) pursuant to the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business, calculated as provided under the PPP. The PPP provides a mechanism for forgiveness of up to the full amount borrowed after eight weeks as long as the borrower uses the loan proceeds during the eight-week period after the loan origination for eligible purposes, including payroll costs, certain benefits costs, rent and utilities costs or other permitted purposes, subject to certain other requirements and limitations. The PPP Loan is evidenced by a promissory note (the “Note”) given by the Company as borrower to Trust Bank, as the lender. The interest rate on the Note is 1.0% per annum. Payments of principal and interest are deferred for seven months from the date of the Note (the “Deferral Period”). Any unforgiven portion of the PPP Loan is payable over the two-year term, with payments deferred during the Deferral Period. The Company is permitted to prepay the Note at any time without payment of any premium.

On March 22, 2019, we entered into a securities purchase agreement with Lind Global Marco Fund, LP (the “Investor” or “Lind”) that contemplates a $4,000,000 working capital financing for Boxlight and its subsidiaries. The investment is in the form of a $4,400,000 principal amount convertible secured Boxlight note with a maturity date of 24 months. The note is convertible at the option of the Investor into our Class A voting common stock at a fixed conversion price of $4.00 per share. We will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $8.00 for 30 consecutive days; and 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $12.00 for 30 consecutive days. At closing, a total of $4,000,000 was funded under the note.

We are required to make monthly interest payments on the note at the rate of 8% per annum and principal payments in 18 equal monthly installments of $244,444 each, commencing six months after closing. So long as shares of our Class A common stock are registered for resale under the Securities Act or may be sold without restriction on the number of shares or manner of sale, we have the right to make interest payments in the form of additional shares of Class A common stock. We have the right to prepay the convertible note at any time with no penalty (the “Buy-Back Right”). Should we exercise our Buy-Back Right, the Investor will have the option of converting 25% of the outstanding $4.4 million principal amount of the note into shares of our Class A common stock. As of December 31, 2019, the company converted $977,778 of principal and $106,643 of interest into 735,662 shares of Class A common stock.

On December 13, 2019, we entered into an additional securities purchase agreement with Lind Global Macro Fund, LP (the “Investor”) that contemplates a $1,250,000 working capital financing (the “Loan”) in exchange for the issuance of a $1,375,000 principal amount convertible secured Boxlight note with a maturity date of 24 months. The note is convertible at the option of the Investor into our Class A voting common stock at a fixed conversion price of $2.50 per share. We will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $5.00 for 30 consecutive days; and 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $6.25 for 30 consecutive days. At closing a total of $1,250,000 was funded under the note.

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We are required to make monthly interest payments on the note at the rate of 8% per annum and principal payments in 18 equal monthly installments of $76,388 each, commencing six months after closing. So long as shares of our Class A common stock are registered for resale under the Securities Act or may be sold without restriction on the number of shares or manner of sale, we have the right to make interest payments in the form of additional shares of Class A common stock. We have the right to prepay the convertible note at any time with no penalty (the “Buy-Back Right”). Should we exercise our Buy-Back Right, the Investor will have the option of converting 25% of the outstanding $1.4 million principal amount of the note into shares of our Class A common stock.

On February 4, 2020, we and Lind entered into a separate securities purchase agreement (the “2020 SPA”) pursuant to which we received on February 6, 2020, $750,000 in exchange for the issuance to Lind of (1) an $825,000 convertible promissory note, payable at an 8% interest rate, compounded monthly (the “2020 Note”), (2) certain shares of restricted Company Class A common stock valued at $60,000, calculated based on the 20-day volume average weighted price of the Class A common stock for the period ended February 4, 2020, and (3) a commitment fee of $26,250.

The 2020 Note matures over 24 months, with repayment to commence August 4, 2020, after which time the Company will be obligated to make monthly payments of $45,833.33 (the “Monthly Payments”), plus interest. Interest payments owed under the 2020 Note (the “Interest Payments”) shall accrue beginning on the one month anniversary of the issuance of the 2020 Note, however such Interest Payments shall accrue during the first six months of the 2020 Note, after which time the Interest Payments, including such accrued Interest Payments, shall be payable on a monthly basis in either conversion shares or in cash. As with the prior purchase agreement, we may make the Monthly Payments and any Interest Payments in shares of the Company’s Class A common stock so long as such shares are either registered for resale under the Securities Act of 1933, as amended, or may be sold without restriction pursuant to Rule 144 thereunder. As such, the Monthly Payments may be subject to reduction in any month by any amounts converted into the Company’s Class A common stock.

In connection with the February 2020 transaction, we and Lind amended and restated the $4,400,000 note referred to above and the $1,375,000 note referred to above that we issued to Lind in March and December 2019, respectively, to provide that we would not make any payments under the three Lind notes in the form of Class A Common Stock if such payments could cause the Company to violate any rules of Nasdaq. In addition, the Company agreed to call a stockholders meeting on or before May 31, 2020 to seek stockholder approval of the current and all prior financing transactions with Lind. We anticipate that such meeting will be held in June 2020.

In addition, on February 4, 2020, we and Lind entered into a second amended and restated security agreement for purposes of amending and restating a prior security agreement, dated as of December 13, 2019, In addition, Sallyport Commercial Finance, LLC, as first lien creditor, and Lind, as second lien creditor, entered into a second amended and restated intercreditor agreement for purposes of amending and restating the intercreditor agreement between the parties, dated as of December 13, 2019, in order to reaffirm and confirm the relative priority of each creditor’s respective security interests in our assets,

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations or liquidity and capital resources.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles accepted in the United States. In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

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Our significant accounting policies are discussed in the notes to the consolidated financial statements. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain:

1.	Revenue recognition;
2.	Acquisition of Qwizdom;
3.	Long-lived assets ;
4.	Intangible assets;
5.	Share-based compensation; and
6.	Derivative Liabilities.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements that are available to public companies that are emerging growth companies.

These provisions include:

1.	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

2.	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

3.	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

4.	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act that are designed to ensure that information required to be disclosed in our reports filed or submitted to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms, and that information is accumulated and communicated to management, including the principal executive and financial officer as appropriate, to allow timely decisions regarding required disclosures. Our principal executive officer and principal financial officer evaluated the effectiveness of disclosure controls and procedures as of the end of the period covered by this Prospectus (“Evaluation Date”), pursuant to Rule 13a-15(b) under the Exchange Act. Based on that evaluation, our principal executive officer and principal financial officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were not effective due to material weaknesses related to the following:

●	insufficient written policies and procedures over accounting transaction processing and period end financial disclosure, resulting in ineffective oversight in the establishment and proper monitoring controls over accounting and financial reporting, the Company failed to identify and account for certain amounts required for income tax disclosures and identified immaterial errors related to a previously unidentified deliverable under multiple-element arrangements for revenue recognition under legacy guidance while adopting recent accounting guidance for revenue recognition.

Notwithstanding the existence of the internal control deficiencies, management believes that the consolidated financial statements in this Form S-1 fairly present, in all material respects, the Company’s financial condition as of the Evaluation Date, and results of its operations and cash flows for the Evaluation Date, in conformity with GAAP.

Limitations on the Effectiveness of Controls

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all controls systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving its objectives.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The internal controls for the Company are provided by executive management’s review and approval of all transactions. Our internal control over financial reporting also includes those policies and procedures that:

1. pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2. provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management; and

3. provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of these controls.

Based on this assessment, management has concluded that as of the Evaluation Date, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, due to insufficient personnel resources within the accounting function to segregate the duties and insufficient written policies and procedures over accounting transaction processing and period end financial disclosure.

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This Prospectus does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Prospectus.

Changes in Internal Control over Financial Reporting

During first quarter of 2019, the Company was able to increase accounting staff to allow for the appropriate segregation of duties between preparation and review of financial statements. There were no additional changes made in the internal controls over financial reporting for the year ended December 31, 2019, that have material affected, our internal control over financial reporting.

BUSINESS

We are an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, whiteboards and peripherals to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. To date, we have generated substantially all of our revenue from the sale of our software and interactive displays to the educational market.

We are a vertically integrated total solution provider operating in the education sector providing educators with hardware, engineering and manufacturing, software and content development for use in the classroom. We provide comprehensive services to our clients and customers, including installation, training, consulting and maintenance. We seek to provide easy-to-use solutions combining interactive displays with robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 32 languages, helping children learn in over 850,000 classrooms. We sell our products and software through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions, audio products, peripherals and accessories for schools and enterprises. Our products are backed by nearly 30 years of research and development. We introduced the world’s first interactive projector in 2007 and obtained patents to the technology in 2010.

Our Portfolio of Products and Services

We currently offer products and services within the following categories:

●	Front-of-Class Display
●	Classroom Audio
●	STEM
●	Educational Software & Content
●	Peripherals and Accessories
●	Professional Development

Boxlight Connected Classroom are permutations of these products coming together to create a holistic integrated solution centered around the teacher and learners within and outside the confines of the physical room.

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Front-of-Class Display Category

Boxlight offers a choice of Interactive Front Panel Displays (IFPD), Interactive Whiteboards (IWB), Interactive Projectors and Non-Interactive Projectors. Each comes with licensed copies of our software, access to prepared content and Professional Development modules. There are upsell opportunities for our software and PD modules.

ProColor Series 3 Interactive Flat Panel Display

The ProColor Series 3 interactive LED panels are available in three sizes – 65”, 75”, and 86”. Each offers 4K resolution that produces extraordinarily sharp images suitable for a range of classroom sizes. They also include a slot for an optional PC Module that provides embedded Windows 10. All also include embedded Android computing capability for PC-free control, applications, and annotation. ProColor Interactive LED panels utilize infrared touch tracking technology, offering 20 points of touch for simultaneous interaction of multiple users. ProColor’s built-in speakers add room filling sound to the display’s vivid colors. The interactive LED panels feature anti-glare safety glass with optical coatings that are highly scratch resistant, improve viewing angles, and reduce ambient light interference.

MimioDisplay 3 Interactive Flat Panel Display

MimioDisplay 3 is a touchscreen UHD HDR display with 20 points of touch, digital passive pen and eraser, and comes in three sizes – 65, 75 and 86”. The product has a Natural User Interface, so is designed to be intuitive to realize higher adoption of features, and as a result is more effective in helping teachers realize learning objectives. For example: in Windows Ink compliant applications, like Office 365, the passive digital pen draws, the eraser block erases digital ink (whilst cleaning the glass) and touches provide gestures without having to use the software’s user interface. Like the ProColor 3, the display has a custom inbuilt Android 8 Launcher tailored for an interactive large screen and comes with:

●	Infinite Sketch – a whiteboard app to create and capture outcomes;
●	Floating widgets such as annotate-over-video, screen capture, calculator and others;
●	Unplug’d – Boxlight’s mirroring app that allows teachers to orchestrate up to four simultaneous displays across Windows, Chrome OS, Android and iOS and casting of the MimioDisplay to all the devices in a classroom;
●	NDMS – Boxlight’s cloud-based device management system to remotely manage displays; and
●	K12-Store – a curated list of Android applications that teachers can install onto the device.

MimioTeach Interactive Whiteboard

Boxlight’s MimioTeach is one of our best known and longest-lived products. Hundreds of thousands of MimioTeach interactive whiteboards and its predecessor models are used in classrooms around the world. MimioTeach can turn any whiteboard (retrofit) into an interactive whiteboard in as little as 30 seconds. This portable product fits into a tote bag with room for a small desktop projector, which is attractive to teachers who move from classroom to classroom. For schools where “change is our normal,” MimioTeach eliminates the high cost of moving fixed-mount implementations.

MimioFrame Touch Kit

MimioFrame can turn a projection (dry-erase) board into an Interactive Whiteboard in 10-15 minutes. Millions of classrooms already have a conventional whiteboard and a non-interactive projector. MimioFrame uses infrared (IR) technology embedded in the four sides of the frame to turn that non-interactive combination into a modern 10-touch-interactive Digital Classroom. No drilling or cutting is required, MimioFrame easily and quickly attaches with industrial-strength double-sided tape.

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MimioBoard Touch Interactive Whiteboard

Boxlight’s MimioBoard Interactive Touch Boards are available in 78” 4:3 aspect ratio and 87” 16:10 aspect ratio. These boards provide sophisticated interactivity with any projector because the touch interactivity is built into the board. Unlike many competitive products, Boxlight’s touch boards are suited for use with dry erase markers. Many competitive products advise against using dry erase markers because their boards stain. Boxlight’s touch boards use a porcelain-on-steel surface for durability and dry erase compatibility. The Boxlight Touch Boards are also much lighter weight than most competitive products which results in faster, easier and a lower cost installation process.

Non-Interactive Projectors

We distribute a full line of standard, non-interactive projectors. The Cambridge Series features embedded wireless display functions and is available in short and standard throw options. Offering brightness from 2,700 to 4,000 lumens, we furnish projectors for small classrooms to large classrooms with the Cambridge platform. This series is available in both XGA and WXGA resolutions to replace projectors on existing interactive whiteboards in classrooms operating on limited budgets. The Boxlight Group has designed this platform to provide easy user maintenance with side-changing lamps and filters and developed HEPA filtration systems for harsh environments.

Over the past several years, we have together with strategic allies, provided customized products that fit specific needs of customers, such as the Israeli Ministry of Defense. Working with Nextel Systems, the Boxlight Group delivered approximately 4,000 projectors, with special kitting performance, asset tagging, custom start up screens, operating defaults appropriate for harsh environments, and other unique product specifications. the Boxlight Group also met requirements that each projector contain at least 51% U.S. content and be assembled in the United States. A service center was appointed in Israel to provide warranty service and support. The U.S. Army in connection with the Israeli Defense Forces found the Boxlight Group to be the only manufacturer able to meet the stringent requirements, leading not only to the original multi-year contract, but to extensions for favorable execution and performance.

Classroom Audio Category

Unfortunately, not every classroom is acoustically efficient and not every child has normal hearing. However, learning is noticeably enhanced when each child receives clear, intelligible instruction throughout the day, regardless of class size, background noise, seat location, or if the child has a mild hearing loss. Audio systems are becoming standard for new construction and refurbishment projects, and the federal government passed the Americans With Disabilities Act (ADA) and provides funding support for such solutions. For this reason, Boxlight has launched this new category and the debut product is MimioClarity.

MimioClarity™

MimioClarity is a premium offering that distributes audio around the classroom and integrates with the front-of-class display. The system is designed to improve learning outcomes by reducing noise, increasing word recognition and improving student engagement. It has a combined 60W amplifier and microphone receiver, comes both a teacher and student microphone, with an option of a two or four speaker-system. Consistent with other Boxlight offerings the focus has been to keep the user experience as simple as possible and the costs of implementation and ownership as low as possible.

STEM Category

Through acquisitions of Modern Robotics, Robo3D and MyStemKits, Boxlight has added to its portfolio a growing category of STEM (science, technology, engineering and math) products.

Mimio MyBot

The Mimio MyBot system bridges the gap between learning about robotics in the classroom and the application of robotics in the real world. Our intuitive and accessible system helps students develop core skills in programming, engineering, and robotics. We provide a system to facilitate learning and ignite a passion in students with the freedom and flexibility to build, code, and test new and unique models. Mimio MyBot allows students to explore and learn freely while removing common obstacles such as requiring network infrastructure changes or expensive workstations.

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Robo3D

Robo E3, Robo E3 Pro (Coming Soon) and Robo C2 are smart, safe, and simple 3D printers that come with access to over 300+ lessons of 3D printable STEM curriculum, replacement materials and accessories.

MyStemKits

MyStemKits offers hundreds of standards-driven lesson plans for grades K-12 math and science teachers. High-quality lessons plans are developed and studied by The Florida Center for Research in Science, Technology, Engineering, and Mathematics (FCR-STEM), which is part of one of the nation’s oldest and most productive university-based education research organizations.

MimioView document camera

Boxlight’s MimioView 350Uis a 4K document camera that is integrated with MimioStudio to make the combination easy to use with a single cable connection that carries power, video, and control. MimioView 350U is fully integrated into our MimioStudio software solution and is controlled through MimioStudio’s applications menu. With two clicks, the teacher or user can turn on, auto-focus, and illuminate the included LED lights for smooth high-definition images.

Educational Software Category

Boxlight’s suite of software is a combination of titles from acquisitions of Mimio and Qwizdom, both were leading brands in the IWB and Formative Assessment Software Categories, and since then capabilities have been built upon that IP since. The premise of our software is to:

●	Provide the “glue” that integrates the hardware together to provide a Connected Classroom.
●	Help educators inform their decisions in the classroom, through more systematic data about their students’ performance and behaviors.
●	Help make learning be more engaging, interactive, accessible and innovative.
●	Help teachers be more efficient in planning, preparation, reporting and analysis, and effective in instruction and assessment.

MimioStudio Interactive Instructional Software

MimioStudio Interactive Instructional Software enables the creation, editing, and presentation of interactive instructional lessons and activities. These lessons and activities can be presented and managed from the front of the classroom using any of Boxlight’s front of classroom display systems including MimioTeach + our non-interactive projectors, ProColor Interactive LED panels, MimioBoard Touch + our non-interactive projectors, MimioFrame + our non-interactive projectors or ProjectoWrite “P” Series interactive projectors in either pen or touch controlled versions. MimioStudio can also be operated using MimioPad as a full-featured remote control or a mobile device such as an iPad or tablet which includes a display screen that fully replicates the front-of-classroom display generated by MimioStudio. Operation with a mobile device is enabled via the three-user license for MimioMobile, provided with the MimioStudio license that accompanies all front-of-classroom devices from Mimio.

MimioMobile Collaboration and Assessment Application

The introduction of MimioMobile, a software accessory for MimioStudio, in 2014 introduced a new era of fully interactive student activities that are directly and immediately able to be displayed on the front-of-classroom interactive displays through MimioStudio.

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MimioMobile allows fully interactive activities to be pushed to student classroom devices. The students can manipulate objects within the activities, annotate “on top” of them, and even create completely new content on their own handheld devices. MimioMobile also enables assessment using the mobile devices. The teacher can create multiple choice, true\false, yes\no, and text entry assessment questions. The students can respond at their own speed and their answers are stored within MimioStudio from which the teacher can display graphs showing student results. This “continuous assessment” allows formative assessment that can help guide the teacher as to whether to re-teach the material if understanding is low or move forward in the lesson. We believe that this interactive and student dependent instructional model can dramatically enhance student outcomes.

Oktopus Instructional and Whiteboarding Software

Designed specifically for touch-enabled devices, Oktopus Interactive Instructional Software enables the creation, editing, and presentation of interactive instructional lessons and activities. Over 70 interactive widgets, tools, and classroom game modes make it simple and fun to run ad-hoc or pre-planned sessions. Similar to MimioStudio, these lessons and activities can be presented and managed from the front of the classroom using any of Boxlight’s front of classroom display systems.

Notes+ Collaboration and Assessment Application

Notes+ is a software accessory for use with Oktopus Software or a PPT plugin that allows students to view and interact with the teacher presentation during a live class session. Students can answer questions, annotate, request help, and share content with the main display from nearly any mobile device or laptop. Question types supported include multiple choice, multiple-mark, yes/no, true/false, sequencing, numeric, and text response.

GameZones Multi-student Interactive Gaming Software

GameZones allows up to four students to work simultaneously on a touch screen or tablet to complete interactive ‘game style’ activities. The solution is extremely simple and easy to use and includes over 150 educational activities.

MimioInteract Multi-student Interactive Gaming Software

MimioInteract allows up to four students to work simultaneously on a touch screen or tablet to complete interactive ‘game style’ activities. The solution includes over 200 educational activities and also allows teachers to create or modify activities through the software.

Peripherals and Accessories

We offer a line of peripherals and accessories, including amplified speaker systems, mobile carts, installation accessories and adjustable wall-mount accessories that complement our entire line of interactive projectors, interactive LED flat panels and standard projectors.

MimioVote Student Assessment System

Boxlight’s MimioVote is a handheld “clicker” that enables student assessment with essentially zero training. MimioVote is so simple it genuinely qualifies as intuitive, an elusive and often proclaimed attribute that is actually merited by MimioVote. MimioVote fully integrates into the MimioMobile environment and offers everything from attendance to fully immersive and on-the-fly student assessment. The MimioVote was specifically designed to survive the rigors of even kindergarten and elementary classrooms where being dropped, stepped on, and kicked are all part of a normal day. The handset’s non-slip coating helps keep it from sliding off desktops or out of little hands. Should they take “flight”, MimioVote’s rugged construction keeps each handset working.

MimioPad wireless pen tablet

MimioPad is a lightweight, rechargeable, wireless tablet used as a remote control for the MimioStudio, running on a teacher’s Windows, Mac, or Linux computer. MimioPad enables the teacher to roam the classroom which significantly aids classroom management. MimioPad is a classroom management tool which can be handed off to enable a student to be part of the interactive experience – all without leaving their seat to go to the front of the room.

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Boxlight-EOS Professional Development

Boxlight strives to provide the best tools to help teachers improve student outcomes. Through our subsidiary, EOS Education, we can extend our commitment to schools and districts by providing a rich portfolio of classroom training, professional development, and educator certification.

We provide engaging, differentiated professional development for teachers to ensure that every student benefits from the technology tools available in their classrooms and schools. Programs can be customized, building comfort and confidence using the specific hardware and software platforms available to each teacher.

EOS is unique because:

●	Teacher-centric: We help teachers use the technology they have access to for their specific instructional purposes—we go beyond just point and click.
●	Hands-on: Teachers have an opportunity to practice new technical skills during sessions.
●	Differentiated: Adjusted to current skills, knowledge, and teachers’ in-classroom practices.
●	Job-embedded: Grounded in day-to-day teaching to be relevant, engaging, and practical to implement.
●	Student context: Introducing technology tools to students and how to engage them with purpose.

Integration Strategy

We have centralized our business management for all acquisitions through an enterprise resource planning (ERP) system. This newly implemented ERP system offers streamlined subsidiary integration utilizing a multi-currency platform. We have strengthened and refined the process to drive front-line sales forecasting to factory production. Through the ERP system, we have synchronized five separate accounting and customer relationship management systems through a cloud-based interface to improve inter-company information sharing and allow management at the Company to have immediate access to snapshots of the performance of each of our subsidiaries in a common currency. As we grow, organically or through acquisition, we plan to quickly integrate each subsidiary or division into this new ERP and allow for dynamic snapshots of our subsidiaries and divisions to allow for timely and effective business decisions.

Logistics; Suppliers

Logistics is currently provided by our Lawrenceville, Georgia facility and multiple third-party logistics partners throughout the world (3PL’s). These 3PL partners allow Boxlight to provide affordable freight routes and shorter delivery times to our customers by providing on-hand inventory in localized markets. Contract manufacturing for Boxlight’s products are through original design manufacturer (ODM) and original equipment manufacturer (OEM) partners according to Boxlight’s specific engineering specifications and utilizing IP developed and owned by Boxlight. Boxlight’s factories for ODM and OEM are located in the USA, Taiwan, China, and Germany.

Technical Support and Service

The Company currently has its technical support and service centers located near Seattle, WA, Boston, MA, Atlanta, GA, and Belfast, Northern Ireland. Additionally, the Company’s technical support division is responsible for the repair and management of customer service cases, resulting in more than 60% of the Company’s customer service calls ending in immediate closure of the applicable service case. We accomplish this as a result of the familiarity between our products and having specialized customer service technicians.

Sales and Marketing

Our sales force consists of nine regional account managers in the U.S., one in Latin America, four in Europe, one Head of Sales, and two sales support staff all of which is overseen by our Senior Vice President of Global Sales and Marketing. Our marketing team consists of one Vice President of Marketing Communications, one Marketing Coordinator, one Education Specialist, and one Graphic Designer. Our sales force and marketing teams primarily drive sales of interactive flat panels, interactive projectors, interactive touch table, education software, STEM data logging and robotics products and related peripherals and accessories to school districts, throughout North, Central and South America, Europe, the Middle East and Asia. In addition, we go to market through an indirect channel distribution model and utilize traditional value-added resellers and support them with training to become knowledgeable about the products we sell. We currently have approximately 800 resellers.

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We believe Boxlight offers the most comprehensive product portfolio in today’s education technology industry, along with best-in-class service and technical support. Boxlight’s award-winning, interactive classroom technology and easy to use line of classroom hardware and software solutions provide schools and districts with the most complete line of progressive, integrated classroom technologies available worldwide.

Competition

The interactive education industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors and interactive whiteboards. Interactive whiteboards, since first introduced, have evolved from a high-cost technology that involves multiple components, requiring professional installers, to a one-piece technology that is available at increasingly reduced price points and affords simple installations. With lowered technology entry barriers, we face heated competition from other interactive whiteboard developers, manufacturers and distributors. We compete with other developers, manufacturers and distributors of interactive projectors and personal computer technologies, tablets, television screens, smart phones, such as Smart Technologies, Promethean, ViewSonic, Dell Computers, Samsung, Panasonic and ClearTouch.

Even with these competitors, the market presents new opportunities in responding to demands to replace outdated and failing interactive whiteboards with more affordable and simpler solution interactive whiteboards. Our ability to integrate our technologies and remain innovative and develop new technologies desired by our current and potential new contract manufacturing customers will determine our ability to grow our contract manufacturing divisions. In addition, we have begun to see expansion in the market to sales of complementary products that work in conjunction with the interactive technology, including software, audio solutions, data capture and tablets.

Legal Proceedings

From time to time we may be party to litigation matters occurring in the ordinary course of our business. As of the date of this Prospectus, however, there are no material pending legal or governmental proceedings relating to our Company to which we are a party, and, to our knowledge, there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

Properties.

Our corporate headquarters is located at 1045 Progress Circle, Lawrenceville, Georgia 30043, in a building of approximately 48,000 square feet, for which we pay approximately $25,000 per month as rent pursuant to a rental agreement that extends through March 2022. Our corporate headquarters house our administrative offices as well as distribution operations and assembly for the Boxlight brand.

We also maintain offices in Poulsbo, WA, Lexington, MA, Scottsdale, AZ, Miami, FL and Utica, NY for sales, marketing, technical support and service staff.

Employees

As of June 5, 2020, we had approximately 65 full-time employees, of whom five are executives, seven employees are engaged in product development, engineering and research and development, 19 employees are engaged in sales and marketing, 30 employees are engaged in administrative and clerical services, and four employees are engaged in service and production. In addition, a total of approximately five individuals provide sales agency services to us as independent contractors.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent. A majority of our employees have entered into non-disclosure and non-competition agreements with us or our operating subsidiaries.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors, executive officers and other key members of our management team as of May 4, 2020:

Name	Age	Position(s)
Michael Pope	39	Chief Executive Officer, President and Director
James Mark Elliott	67	Chief Commercial Officer and Director
Henry (“Hank”) Nance	47	Chief Operating Officer
Takesha Brown	45	Chief Financial Officer
Daniel Leis	66	Global Sales and Marketing Leader
Tiffany Kuo	30	Non-Executive Director
Rudolph F. Crew	69	Independent Director (1) (2) (3)
Dale Strang	60	Independent Director (1) (2) (3)

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information about each of the individuals named in the tables above:

Michael Pope. Mr. Pope was appointed by our board on March 20, 2020 as our Chief Executive Officer and Chairman. Since July 15, 2015 Mr. Pope has served as our president. He has been a director of our Company since September 18, 2014. Mr. Pope served as Managing Director at Vert Capital, a Los Angeles based merchant bank, and its affiliates from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture (Nasdaq: OMTR) and Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the boards of various organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our board of directors believes Mr. Pope’s industry experience, as well as his extensive finance and operations experience, uniquely position him to lead the Company through our next phase as a company.

James Mark Elliott. Mr. Elliott has served as our Chief Commercial Officer since January 13, 2020. He previously served as our Chief Executive Officer from September 2014 until January 2020 and has served as a director since September 18, 2014. From 2012 to date, Mr. Elliott has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the Chief Commercial Officer of the Company and Chief Executive Officer of Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of the board.

Henry (“Hank”) Nance. Mr. Nance has been our Chief Operating Officer since September 18, 2014 and served as our President from September 18, 2014 until July 15, 2015. Mr. Nance began his career with the Boxlight Group in 1999 and has served as the Boxlight Group’s President since 2009. At the Boxlight Group, he developed the Company’s first business-to-consumer division, generating over $12 million in sales within the first 24 months of inception. Shortly thereafter he took over product development, corporate relations, and negotiations for business-to-consumer and business-to-business products. Prior to Mr. Nance’s tenure at the Boxlight Group, he managed commercial and residential construction working in the San Juan Islands, Washington State and Northern California.

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Takesha Brown. Ms. Brown was appointed by our Board on March 15, 2018 as our Chief Financial Officer. Since April 2017, Ms. Brown has also served as the Company’s Controller. Prior to that, from 2010 through 2017, Ms. Brown first served in the role as Controller and then as Financial Reporting Manager at General Electric in Atlanta, Georgia. Ms. Brown started her career in public accounting, first with PricewaterhouseCoopers, then moving to Ernst & Young and staying there until 2010. At the time of her departure from Ernst & Young, Ms. Brown was an Audit Senior Manager. Ms. Brown is a licensed CPA with a Bachelor of Science in Commerce and Business Administration and a Masters of Accounting from The University of Alabama.

Daniel Leis. Mr. Leis heads our global Sales and Marketing organizations, a position he has held since March 2020. Mr. Leis joined Boxlight in 2019 following Boxlight’s acquisition of EOS Education, LLC, an education technology services company he co-founded in 2016. From 2010 to 2016, Mr. Leis was a co-founder and president of Inmedia Integrated Technologies, a technology integration platform with annual revenues of $25 million and 85 employeesIn addition, Mr. Leis has held a range of senior leadership positions across the EMEA markets for global marketing research company Ipsos during his 20 plus years working in the education technology sector. Mr. Leis is a recognized thought leader in Education Technology and currently serves as the Board President of the Arizona Business Education Coalition and Board Treasurer of the Phoenix Union Foundation. In addition, his experience with international markets, as an integration partner, and as a successful entrepreneur makes him ideally suited to lead these important functional areas for Boxlight. He is a graduate of Miami University (OH).

Tiffany Kuo. Ms. Kuo has been a director of our Company since September 18, 2014. From May 2020 to present, Ms. Kuo has served as Senior Manager, Product at Microsoft Healthcare, AI and Research. From July 2014 to Present, Ms. Kuo has served as Business Strategy and Product Management Advisor at Insight Medical and from October 2017 until January 2020, Ms. Kuo served as Manager, Life Sciences and Digital Health Strategy at Deloitte Consulting. Ms. Kuo also co-founded a Personalized Medication start-up, Multiply Labs. Ms. Kuo graduated from Rice University with a Bachelor of Science and Master’s of Science in Electrical Engineering in 2011 and holds an MBA from The Massachusetts Institute of Technology. We believe that Ms. Kuo’s experience in business strategy and operations in her various roles throughout her career adds value and insight to our board of directors.

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his doctoral degree in educational administration in 1978, both from the University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our board of directors.

Dale Strang. Mr. Strang has been a director of our company since August 10, 2017. He has served as VP, Strategic Partnerships for Johnson Controls, Inc. since 2018. Previously, from 2015 to 2018, he served as Senior Vice President of Media Strategy & Operations at Healthline Networks. From 2013 to 2015, Mr. Strang served as President and Chief Executive officer of SpinMedia. From 2010 to 2012, Mr. Strang served as the Chief Executive Officer and President at Viximo. Mr. Strang has more than 28 years of executive and senior level management experience, with successful businesses including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has specific expertise in digital media, consumer technology, video game publishing and IoT technology. He also operates Allyn Consulting, an emerging company advisory. We believe Mr. Strang’s experience in business, advertising and marketing will add value and insight to our board of directors.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. No executive officer or director has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

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Director Independence

As of the date of this Prospectus, the Company only has two independent directors, Dr. Rudy Crew and Mr. Dale Strang, and is not in full compliance with Nasdaq’s Rule 5605(b)(1), which requires that each company listed on Nasdaq maintains a majority independent board. We intend to appoint two additional independent directors prior to June 30, 2020, which appointment would bring us back into compliance with Nasdaq’s Rule 5605(b)(1), Notwithstanding the aforementioned deficiency, as a Nasdaq listed company, we believe that Dr. Crew and Mr. Strang satisfy the definition of “Independent Director” under Nasdaq Rule 5605(a)(2). In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as is necessary to fulfill their oversight responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

The Company received a non-compliance notification from Nasdaq on January 23, 2020 related to our failure to maintain a majority independent board. The Company responded with a plan of compliance that the Nominating and Governance Committee of the Board of Directors would immediately begin a search for independent director candidates and appoint two independent directors on or before June 30, 2020 and regain compliance with a majority independent board and an audit committee with by maintaining three independent members on our Board of Directors.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.boxlightcorp.com. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Board Leadership Structure and Role in Risk Oversight

Mr. Pope holds the positions of Chief Executive Officer, President and Chairman of the Board of the Company. The Board believes that Mr. Pope’s services as Chief Executive Officer, President and Chairman of the Board is in the best interest of the Company and its shareholders. Mr. Pope possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The Board has not designated a lead independent director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Corporate Governance

Audit Committee

According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. At present, the Audit Committee members consist of Mr. Strang and Dr. Crew. All members of the Audit Committee are independent directors. The Audit Committee will assist the Board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. Our Board had previously determined that we had at least one “audit committee financial expert,” as defined by the rules and regulations of the SEC and that was Mr. Bevis. However, due to the resignation of Mr. Bevis as an independent Board member, the Company is no longer compliant with SEC requirements. We intend to appoint two new independent directors prior to June 30, 2020, one of whom will be an “audit committee financial expert” under the Nasdaq rules. That individual will be appointed as Audit Committee Chairman.

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Compensation Committee

The Compensation Committee members are Mr. Strang and Dr. Crew. The Compensation Committee shall make recommendations to the Board concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. A copy of our Compensation Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Dr. Crew and Mr. Strang. All members of the Corporate Governance and Nominating Committee are independent directors. The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. A copy of our Corporate Governance and Nominating Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board

We do not currently have a procedure by which security holders may recommend nominees to the Board. Prior to the listing of our common stock on Nasdaq, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, we may consider implementing such a policy at some time in the future.

Director Qualifications

The Board is responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the Board that are applicable to directors and there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Corporate Governance and Nominating Committee considers the qualifications of director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

In its assessment of each potential candidate, including those recommended by the stockholders, the Corporate Governance and Nominating Committee will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Corporate Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company, evaluate the business experience, specialized skills and experience of director candidates. Diversity of background including diversity of race, ethnicity, international background, gender and age may be considered by the Nominating and Corporate Governance Committee when evaluating candidates for Board membership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended December 31, 2019; except for the following:

		Transactions	Number of
Name	Late Reports	Covered	Shares
Steve Hix	Form 5	Options	27,083
James Mark Elliott	Form 4	Common Stock	36,458
James Mark Elliott	Form 4	Options	100,000
Michael Pope	Form 4	Common Stock	36,458
Michael Pope	Form 4	Options	100,000
Henry “Hank” Nance	Form 4	Common Stock	36,458
Henry “Hank” Nance	Form 4	Option	100,000
Takesha Brown	Form 4	Common Stock	13,542
James Clark	Form 3	Options	52,632
Dale Strang	Form 4	Options	31,250
Tiffany Kuo	Form 4	Options	31,250
Rudolph Crew	Form 4	Options	10,417
Harold Bevis	Form 4	Options	31,250

Executive Compensation

The following table sets forth information regarding the total compensation received by, or earned by, our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer (collectively, the “named executive officers”) during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Option Awards ($)		Total ($)
James Mark Elliott, Chief Executive Officer (1)	2018	198,125	229,966	(4)	428,091
James Mark Elliott, Chief Executive Officer (1)	2019	295,988	62,137	(4)	358,125

Michael Pope, President (2)	2018	195,625	229,966	(5)	425,591
Michael Pope, President (2)	2019	295,988	62,137	(5)	358,125

Henry (“Hank”) Nance, Chief Operating Officer	2018	196,333	459,932	(6)	656,265
Henry (“Hank”) Nance, Chief Operating Officer	2019	315,988	62,137	(6)	378,125

Sheri Lofgren, Chief Financial Officer (3)	2018	69,375	229,966	(7)	299,341

Takesha Brown, Chief Financial Officer (3)	2018	158,750	65,394	(8)	224,144
Takesha Brown, Chief Financial Officer (3)	2019	208,913			208,913

John Patrick Henry, Vice President Sales	2018	235,942	95,045	(9)	330,987
John Patrick Henry, Vice President Sales	2019	223,662	19,419	(9)	243,081

Lori Page, Vice President Marketing	2018	134,709	67,889	(10)	202,598
Lori Page, Vice President Marketing	2019	158,992	14,565	(10)	173,557

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(1)	Mr. Elliott served as our Chief Executive Officer until January 2020, at which time he stepped down to assume a part-time position with the Company while continuing his role as a director.

(2)	Mr. Pope was appointed to the position of Chief Executive Officer and Chairman in March 2020. He continues to serve as President of the Company.

(3)	On March 15, 2018, Sheri Lofgren, the Chief Financial Officer of the Company tendered her resignation from such position. On the same date, the Board appointed Ms. Takesha Brown to serve as the new Chief Financial Officer of the Company.

(4)

On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01, a term of five years and vesting over a one- year period. The options had a fair value of approximately $230,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

On January 2, 2019, the Company granted 100,000 options with an exercise price of $1.30, a term of five years and vesting over a one- year period. The options had a fair value of approximately $62,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(5)

On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01, a term of five years and vesting over a one year period. The options had a fair value of approximately $230,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

On January 2, 2019, the Company granted 100,000 options with an exercise price of $1.30, a term of five years and vesting over a one- year period. The options had a fair value of approximately $62,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(6)

On January 2, 2018, the Company granted 200,000 options with an exercise price of $5.01, a term of five years and vesting over a one year period. The options had a fair value of approximately $460,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

On January 2, 2019, the Company granted 100,000 options with an exercise price of $1.30, a term of five years and vesting over a one- year period. The options had a fair value of approximately $62,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(7)	On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01, a term of five years and vesting over a one-year period. The options had a fair value of approximately $230,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(8)	On March 19, 2018, the Company granted 35,000 options with an exercise price of $4.00, a term of five years and vesting over a one year period. The options had a fair value of approximately $65,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(9)	On February 14, 2018, the Company granted 35,000 options with an exercise price of $5.40, a term of five years and vesting over a four year period. The options had a fair value of approximately $95,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

On October 1, 2019, the Company granted 20,000 options with an exercise price of $1.84, a term of five years and vesting over a four-year period. The options had a fair value of approximately $19,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.

(10)

On February 14, 2018, the Company granted 25,000 options with an exercise price of $5.40, a term of five years and vesting over a four year period. The options had a fair value of approximately $68,000 on grant date that was calculated using the Black-Scholes option-pricing method.

On October 1, 2019, the Company granted 15,000 options with an exercise price of $1.84, a term of five years and vesting over a four-year period. The options had a fair value of approximately $15,000 on grant date that was calculated using the Black-Scholes option-pricing method.

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Employment Agreements

We entered into employment agreements with Mr. Pope, Ms. Brown, Mr. Elliott, Mr. Nance and Ms. Lofgren, the terms of which are set forth below.

Michael Pope

The Company entered into an employment agreement with Mr. Pope, dated as of November 30, 2017, pursuant to which Mr. Pope shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Pope employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

On March 20, 2020, the Company entered into an amended and restated employment agreement with Mr. Pope, pursuant to which Mr. Pope was appointed to the position of Chief Executive Officer, President and Chairman. Under the amended and restated employment agreement, Mr. Pope will receive a base salary of $300,000 per year, up to $600,000 in an annual performance bonus in the event he achieves certain performance goals as set by the Board, and 186,484 shares of Class A common stock of the Company, which shares will vest in equal installments over 12 months. On each anniversary of Mr. Pope’s employment, he will receive an additional equity grant equal to 1% of the outstanding common stock of the Company, on a fully diluted basis, that will vest over 12 months.

Mr. Pope’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

Takesha Brown

The Company entered into an employment agreement with Ms. Brown, dated as of March 19, 2018, pursuant to which Ms. Brown shall receive a base salary of $165,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $12,500 on a quarterly basis commencing on the quarter ending June 30, 2018. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Brown employee stock options to purchase up to 35,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on March 19, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan. On February 26, 2020, the Company entered into an amended and restated employment agreement with Ms. Brown pursuant to which she shall receive a base salary of $170,000.

Ms. Brown’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

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James Mark Elliott

The Company entered into a three year employment agreement with Mr. Elliott, dated as of November 30, 2017, pursuant to which Mr. Elliott shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Board, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Elliott employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan. The Company granted Mr. Elliot an additional 100,000 shares on both January 2, 2019 and January 2, 2020. On January 13, 2020, this employment agreement was amended and restated so as to allow Mr. Elliott to transition into a part-time role with the Company. Under the amended and restated employment agreement, Mr. Elliot’s salary will be $120,000 per year, with a stock option to purchase 50,000 shares of the Company’s Class A common stock, which shares shall vest in equal monthly installments over one year commencing January 13, 2020.

Mr. Elliott’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration or termination of his employment agreement; provided, that such restrictive covenants expire immediately if Mr. Elliott terminates his employment agreement for “good reasons” or, in nine months if we elect to terminate his employment prior to the expiration of the term of the agreement without “cause”.

Henry “Hank” Nance

The Company entered into an employment agreement with Mr. Nance, dated as of November 30, 2017, pursuant to which Mr. Nance shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Nance employee stock options to purchase up to 200,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Company’s 2014 Stock Incentive Plan.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Sheri Lofgren

The Company entered into an employment agreement with Ms. Lofgren, dated as of November 30, 2017, pursuant to which Ms. Lofgren shall receive a base salary of $195,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Lofgren employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Company’s 2014 Stock Incentive Plan.

Ms. Lofgren’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

On March 15, 2018, Sheri Lofgren, the Chief Financial Officer of the Company tendered her resignation. Ms. Lofgren’s resignation was for personal reasons and not as the result of disagreements between Ms. Lofgren and the Company on any matter relating to the Company’s operations, policies or practices.

Lori Page

Ms. Page currently does not have an employment agreement. However, her compensation plan includes a base salary of $130,000 per year and she is eligible for a $5,000 quarterly bonus. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Page employee stock options to purchase up to 25,000 shares of common stock (vesting in equal quarterly installments over a four-year period commencing on March 31, 2018.

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On March 13, 2020, Lori Page, the Vice President Marketing of the Company tendered her resignation. Ms. Page’s resignation was for personal reasons and not as the result of disagreements between Ms. Page and the Company on any matter relating to the Company’s operations, policies or practices.

John Patrick Henry

Mr. Henry currently does not have an employment agreement. However, his compensation plan includes a base salary of $100,000 per year and he is eligible for commissions of 0.4% of certain sales territories. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Henry employee stock options to purchase up to 35,000 shares of common stock (vesting in equal quarterly installments over a four-year period commencing on March 31, 2018)

On March 2, 2020, John Patrick Henry, the Vice President Sales of the Company tendered his resignation. Mr. Henry’s resignation was for personal reasons and not as the result of disagreements between Mr. Henry and the Company on any matter relating to the Company’s operations, policies or practices.

Outstanding Equity Awards at December 31, 2019

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2019. All share amounts and exercise prices in the following table reflects stock splits after grant date.

	Option Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James Mark Elliott	September 18, 2014, January 2, 2018, and January 2, 2019	531,841		-	$0.13-5.01	September 18, 2024,January 2, 2023, and January 2, 2024
John Patrick Henry	November 30, 2017, February 14, 2018, and October 1, 2019	23,807		40,183	$1.84-7.00	November 30, 2022, February 14, 2023 and October 1, 2024
Henry “Hank” Nance	December 31, 2014, November 30, 2017, January 2, 2018 and January 2, 2019	408,015		36,005	$0.13-7.00	November 30, 2022,January 2, 2023, and January 2, 2024
Takesha Brown	April 4, 2017, February 14, 2018, and March 19, 2018	64,875		23,125	$4.00-5.60	April 4, 2022, February 14, 2023 and March 19, 2023
Michael Pope	January 2, 2018 and January 2, 2019	200,000		-	$1.30-5.01	January 2, 2023 and January 2, 2024
	June 21, 2018	270,000	(1)	270,000	1.20	December 31, 2021
Lori Page	February 14, 2018 and October 1, 2019	13,438		26,562	$1.84-5.40	February 14, 2023 and October 1, 2024

(1)	On June 21, 2018, the Company issued warrant to purchase 270,000 Class A common stock, at an exercise price of $1.20 to Canaan Parish, LLC, an entity wholly owned by Michael Pope, in exchange for services rendered.

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Director Compensation

We reimburse all members of our board of directors for their direct out of pocket expenses incurred in attending meetings of our board. This table summarizes the compensation paid to each of our independent directors who served in such capacity during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

Rudolph F. Crew	50,000	11,618	61,618

Steve Hix	7,500	30,205	37,705

Dale Strang	-	34,852	34,852

Tiffany Kuo	-	34,852	34,852

Harold Beavis	-	34,852	34,852

James Clark	-	46,593	46,593

Director Compensation Arrangements

Rudolph F. Crew

Dr. Crew receives an annual fee of $50,000, payable monthly, which commenced on March 26, 2016. In addition, in connection with the listing on Nasdaq, Dr. Crew was entitled to a one-time purchase, at par value, of 53,000 shares of our Class A common stock.

The Company also granted Dr. Crew an additional 10,417 shares of Class A common stock (vesting in equal monthly installments over a one-year period commencing on August 6, 2019).

Steve Hix

Mr. Hix receives an annual fee of $10,000 for serving as the Chair of our Audit Committee. The fee is payable quarterly, with the first payment to be made on September 30, 2017. On November 30, 2017, Mr. Hix was granted stock options to purchase 50,000 shares of our Class A common stock exercisable at $7.00 per share, which options were fully vested as of December 31, 2018.

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The Company also granted Mr. Hix 27,083 shares of Class A common stock (vesting in equal monthly installments over a one-year period commencing on August 6, 2019).

Mr. Hix resigned effective October 15, 2019 for personal reasons and not due to any dispute with the Company.

Dale Strang

Mr. Strang was granted 31,250 shares of Class A common stock (vesting in equal monthly installments over a one-year period commencing on August 6, 2019).

Harold Beavis

On March 29, 2018, Mr. Beavis was granted stock options to purchase 25,000 shares of our Class A common stock exercisable at $4.06 per share with vesting over one year.

The Company also granted Mr. Bevis an additional 31,250 shares of Class A common stock (vesting in equal monthly installments over a one-year period commencing on August 6, 2019).

On March 20, 2020, Mr. Beavis tendered his resignation. Mr. Beavis’ resignation was for personal reasons and not as the result of any disagreements between Mr. Beavis and the Company on any matter relating to the Company’s operations, policies or practices.

Tiffany Kuo

Ms. Kuo was granted 31,250 shares of Class A common stock (vesting in equal monthly installments over a one-year period commencing on August 6, 2019).

James Clark

On October 15, 2019, Mr. Clark was granted stock options to purchase 52,632 shares of our Class A common stock exercisable at $1.90 per share with vesting quarterly over one year.

On March 12, 2020, Mr. Clark tendered his resignation. Mr. Clark’s resignation was for personal reasons and not as the result of any disagreements between Mr. Clark and the Company on any matter relating to the Company’s operations, policies or practices.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 30, 2017, the Company entered into a management agreement with Dynamic Capital, LLC, a Nevada limited liability company owned by the AEL Irrevocable Trust and managed by Adam Levin (“Dynamic Capital”). Pursuant to the agreement, Dynamic Capital was to perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. In consideration for its services, Dynamic Capital was to receive a management fee payable in cash equal to 1.125% of total consolidated net revenues for the fiscal years ended December 31, 2017 and 2018, payable in monthly installments. The annual fee was subject to a cap of $750,000 in each of 2017 and 2018. As of December 31, 2019, and December 31, 2018, the Company had a payable to Dynamic Capital $0 and $425,619, respectively. The remaining annual fee for the amount of $99,950 was paid on May 7, 2019.

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our President and Director, Michael Pope. The Management Agreement is separate and apart from Mr. Pope’s employment agreement with the Company’s Management Agreement, effective as of the first day of the same month that Mr. Pope’s employment with the Company shall terminate, and for a term of 13 months, Mr. Pope shall provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company shall pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

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On June 21, 2018, the Company issued a warrant to purchase 270,000 Class A common stock, at an exercise price of $1.20 per share, to Canaan Parish, LLC, an entity wholly owned by Mr. Pope (the “Canaan Warrant”). The Canaan Warrant was issued in exchange for the cancellation of a warrant that had been issued to Vert Capital Corporation, an entity owned by Mr. Pope and Mr. Levin (“Vert”), in November 2014 as compensation for certain advisory services rendered by Vert to the Company. A similar replacement warrant had also been issued to Mr. Levin’s entity, Dynamic Capital, but that warrant has since expired.

On March 13, 2020, the Company entered into an agreement with a related party, Everest Display, Inc., to forgive $2.0 million in accounts payable owed in exchange for 1,333,333 shares of common stock valued at $566,667 resulting in the Company recording a $1,433,333 gain from settlement of liabilities.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 1, 2020, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the Footnotes to this table. As of June 1, 2020, an aggregate of 14,985,211 shares of our Class A common stock were issued and outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

Name of Beneficial Owner	Shares Beneficially Owned Before Offering		Percentage Before Offering	Shares Beneficially Owned After Offering	Percentage After Offering
Named Executive Officers						%
Michael Pope	577,057	(1)	3.35%	577,057		%
James Mark Elliott	784,077	(2)	4.55%	784,077		%
Henry (“Hank”) Nance	583,857	(3)	3.39%	583,857		%
Takesha Brown	87,980	(4)	*	87,980	*
Daniel Leis	110,250	(5)	*	110,250	*
Directors
Tiffany Kuo	44,272	(6)	*	44,272	*
Rudolph F. Crew	71,786	(7)	*	71,786	*
Dale Strang	80,209	(8)	*	80,209	*
All Directors and Executive Officers as a Group (8 persons)	2,339,488		13.59%	2,339,488		%

Beneficial Owners of 5% or More of Our Outstanding Common Stock
Everest Display, Inc. (9)	2,468,708		14.34%	2,468,708
Amagic Holographics, Inc. (9)	1,571,905		9.13%	1,571,905

* Less than one percent

(1) Includes 241,668 and 270,000 shares of Class A common stock issuable upon exercise of a stock option and warrant, respectively and 65,389 shares of Class A common stock.

(2) Includes 581,842 shares of Class A common stock issuable upon exercise of a stock option and 202,235 shares of Class A common stock.

(3) Includes 461,685 shares of Class A common stock issuable upon exercise of a stock option and 122,172 shares of Class A common stock.

(4) Includes 74,438 shares of Class A common stock issuable upon exercise of a stock options and 13,542 shares of Class A common stock.

(5) Includes 10,250 shares of Class A common stock issuable upon exercise of a stock option and 100,000 shares of Class A common stock.

(6) Includes 44,272 shares of Class A common stock issuable upon exercise of a stock option.

(7) Includes 53,000 shares of common stock that Dr. Crew purchased at par value on November 30, 2017 and 18,786 shares of Class A common stock issuable upon exercise of a stock option.

(8) Includes 80,209 shares of Class A common stock issuable upon exercise of a stock options.

(9) Everest Display, Inc., a Taiwan corporation, and Amagic Holographics, Inc., a California corporation, are related parties.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 250,000,000 shares, of which 150,000,000 are designated Class A common stock, par value $0.0001 per share; 50,000,000 are designated Class B common stock, par value $0.0001 per share; and 50,000,000 are designated preferred stock, of which 250,000 shares are designated as Series A preferred stock, par value $0.0001 per share.

Common Stock

Class A common stock

We have 14,985,211 shares of Class A common stock issued and outstanding as of June 1, 2020.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated.

Dividend Rights

Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters

The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

We have no shares of Class B common stock issued and outstanding as of June 1, 2020. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

Voting Rights

The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

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Conversion Rights

Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Preferred Stock

Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Warrants

As of March 31, 2020, an aggregate of 347,188 shares of Class A common stock are issuable at prices ranging from $0.43 to $7.70 upon exercise of outstanding warrants. For a description of the recipients and terms of such warrants, see Note 13 (2019 Warrants and 2018 Warrants) to the notes to our audited financial statements for the fiscal years ended December 31, 2019 and 2018.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our eleventh Amended and Restated Articles of Incorporation and our Bylaws, which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Eleventh Amended and Restated Articles of Incorporation provide that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

Our By-laws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the president. The stockholders have no right to request or call a special meeting and cannot take action by written consent.

Our By-laws provide that our Board shall be classified into three classes. Each director shall hold office for a three-year term, or until the next annual meeting of stockholders at which his or her successor is elected and qualified.

Our By-laws provide that the removal of a director from the Board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

SHARES ELIGIBLE FOR FUTURE SALE

After the date of this prospectus we will have 26,042,902 shares of our Class A common stock issued and outstanding.

Approximate Number of Shares Eligible for Future Sale	Date
26,042,902 (1)	After the date of this prospectus, freely tradable shares
4,387,102 (2)	Shares of Class A common stock issuable upon exercise of options granted under the 2014 Stock Incentive Plan;
345,000	Shares of Class A common stock issuable upon exercise of outstanding warrants;
-	Other shares which may be sold under Rule 144, of which 250,000 are issuable upon conversion of our series A preferred stock;
642,917	Shares issuable upon exercise of options beneficially owned by directors, which may be sold under Rule 144; and
1,360,419 (2)	Shares of Class A common stock reserved for issuance under the 2014 Stock Incentive Plan.

(1)	Assumes the underwriters’ over-allotment option to purchase additional shares is not exercised.
(2)	Includes 3,700,00 shares authorized for issuance by our board of directors on April 15, 2020. We are seeking shareholder approval in our upcoming annual meeting of shareholders, which we expect to hold on or about July 29, 2020.

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Rule 144

Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of our Class A common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Class A common stock then outstanding, which will equal approximately 144,314 shares immediately after this offering; or

●	the average weekly trading volume of the Class A common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Furthermore, sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public furthermore, information about us.

2014 Stock Incentive Plan

Under the terms of our 2014 Stock Incentive Plan, we have reserved for issuance up to 2,690,438 shares of our common stock pursuant to stock incentives to employees, members of the Board and our subsidiaries and consultants. We may award stock incentives, that include stock options, stock appreciation rights and restricted stock awards. Options may be qualified stock options or non-qualified stock options, or incentive stock grants, as determined by our Board or our Compensation Committee of the Board. As at the date of this prospectus, we have issued and committed to issue stock options to executive officers to purchase an aggregate of 3,045,861 shares of Class A common stock at exercise prices of $0.13 to $7.00 per share. In addition, on April 15, 2020, our board of directors authorized the reservation for issuance under our 2014 Stock Incentive Plan of an additional 3,700,000 shares of our Class A Common Stock. We are seeking shareholder approval of the amendment to our 2014 Stock Incentive Plan to add these additional shares at our upcoming annual meeting of shareholders, which we expect to hold on or about July 20, 2020.

UNDERWRITING

Maxim Group LLC and National Securities Corporation (together, the “representative”) are acting as book-running co-managers and as representative of the several underwriters of this offering. We have entered into an underwriting agreement dated             , 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table.

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The underwriting agreement provides for the purchase of a specific number of shares of Class A common stock by each of the underwriters named below. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Name	Number of Shares
Maxim Group LLC
National Securities Corporation

Total

The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

The shares should be ready for delivery on or about ______ , 2020 against payment in immediately available funds. ______ , 2020 is the third business day following the date of this prospectus. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $___ per share. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $____ per share to other dealers. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 1,442,307 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $1,348,557, before deduction of underwriting discounts and expenses and other offering expenses. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

Discount

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expense, to us	$	$	$

We have agreed to pay the representative an accountable expense allowance of up to $85,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

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We, our directors, officers, beneficial holders of more than 5% of our common stock have agreed to a 90-day “lock up” with respect to their shares of Class A common stock and any other of our securities that they beneficially own, including securities that are convertible into shares of Class A common stock and securities that are exchangeable or exercisable for shares of Class A common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative of the several underwriters. However, in the event that either (1) during the last 17 days of the “lock up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock up” period, then in either case the expiration of the “lock up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

● Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

● Over-allotments and syndicate covering transactions — The underwriters may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

● Penalty bids — If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

● Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of our common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

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Notice to Non-US Investors

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of securities may be made to the public in that Relevant Member State other than:

1. to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

2. to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representatives; or

3. in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California. Certain legal matters in connection with this offering have been passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus and in the registration statement have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in its report appearing herein. The report of Dixon Hughes Goodman LLP contains explanatory paragraphs which state the following:

●	The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

68

Index to Audited Financial Statements for the Years Ended December 31, 2019 and December 31, 2018

Index to Unaudited Financial Statements for the Three Months Ended March 31, 2020 and March 31, 2019

69

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Boxlight Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Boxlight Corporation and its subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 1 to the financial statements, the Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Dixon Hughes Goodman LLP

We have served as the Company’s auditor since 2018.

Atlanta, Georgia

May 12, 2020

F-1

Boxlight Corporation

Consolidated Balance Sheets

As of December 31, 2019 and 2018

	December 31, 2019	December 31, 2018
ASSETS
Current asset:
Cash and cash equivalents	$1,172,994	$901,459
Accounts receivable – trade, net of allowances	3,665,057	3,634,726
Inventories, net of reserve	3,318,857	4,214,316
Prepaid expenses and other current assets	1,765,741	1,214,157
Total current assets	9,922,649	9,964,658

Property and equipment, net of accumulated depreciation	207,397	226,409
Intangible assets, net of accumulated amortization	5,559,097	6,352,273
Goodwill	4,723,549	4,723,549
Other assets	56,193	298
Total assets	$20,468,885	$21,267,187

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$4,721,417	$1,883,626
Accounts payable and accrued expenses – related parties	5,031,367	6,009,112
Warranty	12,775	580,236
Short-term debt	4,536,227	2,306,227
Short-term debt – related parties	368,383	377,333
Current portion of earn-out payable- related party	387,118	136,667
Deferred revenues – short-term	1,972,565	938,050
Derivative liabilities	146,604	326,452
Other short-term liabilities	31,417	5,128
Total current liabilities	17,207,873	12,562,831

Deferred revenues - long term	2,582,602	134,964
Earn-out payable-related party	-	273,333
Long term debt-related party	108,228	328,000
Long term debt	1,201,139	-
Other long-term liabilities	16,696	-

Total liabilities	21,116,538	13,299,128

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 250,000 shares issued and outstanding	17	25
Common stock, $0.0001 par value, 200,000,000 shares authorized; 11,698,697 and 10,176,433 Class A shares issued and outstanding, respectively	1,170	1,018
Additional paid-in capital	30,735,815	27,279,931
Subscriptions receivable	(200)	(225)
Accumulated deficit	(31,346,431)	(19,206,271)
Accumulated other comprehensive loss	(38,024)	(106,419)
Total stockholders’ equity (deficit)	(647,653)	7,968,059

Total liabilities and stockholders’ equity (deficit)	$20,468,885	$21,267,187

F-2

Boxlight Corporation

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2019 and 2018

	2019	2018
Revenues	$33,030,357	$37,841,277
Cost of revenues	24,088,639	29,188,108
Gross profit	8,941,718	8,653,169

Operating expense:
General and administrative expenses	15,771,187	14,978,079
Research and development	1,229,480	671,653
Total operating expense	17,000,667	15,649,732

Loss from operations	(8,058,949)	(6,996,563)

Other income (expense):
Interest expense, net	(1,793,610)	(841,788)
Other income, net	87,674	68,109
Gain on settlement of liabilities, net	118,013	165,378
Change in fair value of derivative liabilities	244,794	426,981
Total other expense	(1,343,129)	(181,320)

Net loss	$(9,402,078)	$(7,177,883)

Comprehensive loss:
Net loss	$(9,402,078)	$(7,177,883)
Other comprehensive loss:
Foreign currency translation income (loss)	68,395	(58,571)
Total comprehensive loss	$(9,333,683)	$(7,236,454)

Net loss per common share – basic and diluted	$(0.88)	$(0.72)
Weighted average number of common shares outstanding – basic and diluted	10,689,408	9,922,042

F-3

Boxlight Corporation

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2019 and 2018

	Series A		Class A		Additional		Accumulated Other
	Preferred Stock		Common Stock		Paid-in	Subscriptions	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Loss	Deficit	Total

Balance, December 31, 2017	250,000	$25	9,558,997	$956	$21,125,956	$(325)	$(47,848)	$(12,028,388)	$9,050,376
Shareholder payments received	-	-	-	-	-	100	-	-	100
Issuance for common shares for cash	-	-	60,000	6	419,994	-	-	-	420,000
Shares issued for:
Settlement of accounts payable	-	-	10,968	1	40,690	-	-	-	40,691
Acquisitions	-	-	500,057	50	2,617,696	-	-	-	2,617,746
Service rendered	-	-	17,211	2	92,234	-	-	-	92,236
Exercise of stock options	-	-	29,200	3	-	-	-	-	3
Warrant cancellations-related party	-	-	-	-	1,148,068	-	-	-	1,148,068
Stock compensation	-	-	-	-	1,835,293	-	-	-	1,835,293
Foreign currency translation loss	-	-	-	-	-	-	(58,571)	-	(58,571)
Net loss	-	-	-	-	-	-	-	(7,177,883)	(7,177,883)
									-
Balance, December 31, 2018	250,000	$25	10,176,433	$1,018	$27,279,931	$(225)	$(106,419)	$(19,206,271)	$7,968,059
Conversion of preferred stock	(82,028)	(8)	130,721	13	(5)	-	-	-	-
Shareholder payments received	-	-	-	-	-	25	-	-	25
Shares issued for:
Conversion of notes payable	-	-	869,412	87	1,466,859	-	-	-	1,466,946
Closing fees for issuance of notes payable	-	-	177,511	18	368,434	-	-	-	368,452
Acquisition	-	-	200,000	20	499,980	-	-	-	500,000
Other shared-based payments	-	-	21,704	2	47,998	-	-	-	48,000
Executive compensation	-	-	122,916	12	294,986	-	-	-	294,998
Stock compensation	-	-	-	-	777,632	-	-	-	777,632
Foreign currency translation income	-	-	-	-	-	-	68,395	-	68,395
Cumulative effects of adoption of new accounting standards in prior period	-	-	-	-	-	-	-	(2,738,082)	(2,738,082)
Net loss	-	-	-	-	-	-	-	(9,402,078)	(9,402,078)

Balance, December 31, 2019	167,972	17	11,698,697	1,170	30,735,815	(200)	(38,024)	(31,346,431)	(647,653)

F-4

Boxlight Corporation

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018

Cash flows from operating activities:
Net loss	$(9,402,078)	$(7,177,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	495,846	66,236
Bad debt expense	81,718	75,634
Gain on settlement of liabilities	(118,014)	(61,818)
Gain on settlement of derivative liabilities	-	(103,560)
Change in allowance for sales returns and volume rebate	(248,049)	190,766
Change in inventory reserve	(13,422)	34,121
Change in fair value of derivative liabilities	(244,794)	(426,981)
Shares issued for interest payment on notes payable	78,223	-
Stock compensation expense	1,137,575	1,984,587
Other share-based payments	48,000	36,000
Depreciation and amortization	908,985	885,699
Changes in operating assets and liabilities:
Accounts receivable – trade	142,300	(72,882)
Inventories	1,295,366	836,385
Prepaid expenses and other current assets	(446,593)	(805,365)
Other assets	(16,129)	-
Accounts payable and accrued expenses	2,856,106	(671,655)
Other short-term liabilities	26,289	-
Warranty reserve	(61,201)	88,523
Accounts payable and accrued expenses – related parties	(977,745)	1,571,838
Deferred revenues	177,466	(224,463
Other liabilities	16,698	-
Net cash used in operating activities	(4,263,453)	(3,774,818)

Cash flows from investing activities:
Cash receipts from acquisition	10,261	1,310,334
Cash paid for furniture and fixtures	(3,612)	(410,138)
Net cash provided by investing activities	6,649	900,196

Cash flows from financing activities:
Proceeds from short-term debt	22,774,819	23,861,448
Principal payments on short-term debt	(23,328,268)	(22,499,666)
Proceeds from subscriptions receivable	25	100
Proceeds from convertible notes payable	5,250,000	-
Debt issuance cost	(213,750)	-
Proceeds from issuance of common stock	-	420,000
Proceeds from issuance of common stock upon exercise of options	-	3
Payment and change in valuation of earn-out payable – related party	(22,882)	-
Net cash provided by financing activities	4,459,944	1,781,885

Effect of currency exchange rates	68,395	(16,129)

Net increase (decrease) in cash and cash equivalents	271,535	(1,108,866)

Cash and cash equivalents, beginning of the year	901,459	2,010,325

Cash and cash equivalents, end of the year	$1,172,994	$901,459

Supplemental cash flows disclosures:
Cash paid for interest	$1,772,717	$808,694
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Shares issued as consideration for acquisition of Cohuba	$-	$1,435,176
Shares issued, note payable and earnout out liability as consideration for acquisition of Qwizdom	$-	$1,894,570
Shares issued as consideration for acquisition of EOS	$-	$354,000
Settlement of related party derivative	$-	$1,149,580
Shares to settle accounts payable	$-	$64,691
Shares issued to convert notes payable – Harbor Gates	$382,525	$-
Shares issued to convert notes payable – Lind Global	$1,084,421	$-
Shares and notes payable issued as consideration for acquisition of Modern Robotics, Inc. net of cash received	$559,739	$-
Shares issued for closing fees related to outstanding notes payable – Lind Global	$368,452	$-
Shares issued to convert preferred stock	$8	$-

F-5

Boxlight Corporation

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 with its headquarters in Atlanta, Georgia for the purpose of becoming a technology company that sells interactive educational products. In 2016, the Company acquired Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. (“BLA”) and Boxlight Latinoamerica Servicios, S.A. DE C.V. (“BLS”) (together, “Boxlight Group”), Mimio LLC (“Mimio”) and Genesis Collaboration, LLC (“Genesis”). In 2018, the Company acquired Cohuborate Ltd. (“Cohuba”), Qwizdom Inc. and its subsidiary Qwizdom UK Limited (“Qwizdom Companies”) and EOSEDU, LLC (“EOS”). In 2019, the Company acquired Modern Robotics, Inc. (“MRI”). The Company currently designs, produces and distributes interactive technology solutions to the education market.

Effective April 1, 2016, we acquired Mimio. Mimio designs, produces and distributes a broad range of Interactive Classroom Technology products primarily targeted at the global K-12 education market. Mimio’s core products include interactive projectors, interactive flat panel displays, interactive touch projectors, touchboards and MimioTeach, which can turn any whiteboard interactive within 30 seconds. Mimio’s product line also includes an accessory document camera, teacher pad for remote control and an assessment system. Mimio was founded on July 11, 2013 and maintained its headquarters in Boston, Massachusetts. Manufacturing is by ODM’s and OEM’s in Taiwan and China. Mimio products have been deployed in over 600,000 classrooms in dozens of countries. Mimio’s software is provided in over 30 languages. Effective October 1, 2016, Mimio LLC was merged into our Boxlight Inc. subsidiary.

Effective May 9, 2016, we acquired Genesis. Genesis is a value-added reseller of interactive learning technologies, selling into the K-12 education market in Georgia, Alabama, South Carolina, northern Florida, western North Carolina and eastern Tennessee. Genesis also sells our interactive solutions into the business and government markets in the United States. Effective August 1, 2016, Genesis was merged into our Boxlight Inc. subsidiary.

Effective July 18, 2016, we acquired BLA and BLS (together, “Boxlight Group”). The Boxlight Group sells and distributes a suite of patented, award-winning interactive projectors that offer a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters. With an interactive projector, any wall, whiteboard or other flat surface becomes interactive. A teacher, moderator or student can use the included pens or their fingers as a mouse to write or draw images displayed on the surface. As with interactive whiteboards, interactive projectors accommodate multiple users simultaneously. Images that have been created through the projected interactive surface can be saved as computer files. The Company’s new ProjectoWrite 12 series, launched in February 2016, allows the simultaneous use of up to ten simultaneous points of touch.

On May 9, 2018, and pursuant to a stock purchase agreement, Boxlight Parent acquired 100% of the capital stock of Cohuba based in Lancashire, England. Cohuba produces, sells and distributes interactive display panels designed to provide new learning and working experiences through high-quality technologies and solutions through in-room and room-to-room multi-devices multi-user collaboration.

On June 22, 2018, and pursuant to a stock purchase agreement, Boxlight Parent acquired 100% of the capital stock of the Qwizdom Companies. The Qwizdom Companies develop software and hardware solutions that are quick to implement and designed to increase participation, provide immediate data feedback, and, most importantly, accelerate and improve comprehension and learning. The Qwizdom Companies have offices outside Seattle, WA and Belfast, Northern Ireland and deliver products in 44 languages to customers around the world through a network of partners. Over the last three years, over 80,000 licenses have been distributed for the Qwizdom Companies’ interactive whiteboard software and online solutions.

F-6

On August 31, 2018, we purchased 100% of the membership interest equity of EOS, an Arizona limited liability company owned by Daniel and Aleksandra Leis. EOS is in the business of providing technology consulting, training, and professional development services to create sustainable programs that integrate technology with curriculum in K-12 schools and districts.

On March 12, 2019, the Company entered into an asset purchase agreement with Modern Robotics Inc. (MRI), based in Miami, Florida. MRI is engaged in the business of developing, selling and distributing science, technology, engineering and math (STEM), robotics and programming solutions to the global education market.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Boxlight Parent, Boxlight Group, Mimio, Genesis, Cohuba, Qwizdom Companies, EOS and MRI. Transactions and balances among all of the companies have been eliminated.

ESTIMATES AND ASSUMPTIONS

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. Significant estimates include estimates of allowances for bad debts, inventory obsolescence, deferred tax asset, initial valuations and recoverability of intangible assets including goodwill, stock compensation, fair values of assets acquired and estimates for contingent liabilities related to debt obligations and litigation matters.

FOREIGN CURRENCIES

The Company’s functional currency is the U.S. dollar. Boxlight Group’s functional currency is the British Pound. The Company translates their financial statements from their functional currencies into the U.S. dollar.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. Boxlight Group, whose functional currency is the British Pound, translates their assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of equity (deficit). Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than an entity’s functional currency.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the U.S. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at contractual amounts, net of an allowance for doubtful accounts. The allowance for doubtful accounts represents management’s estimate of the amounts that ultimately will not be realized in cash. The Company reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required.

F-7

INVENTORIES

Inventories are stated at the lower of cost or net realizable value and include spare parts and finished goods. Inventories are primarily determined using specific identification method and the first-in, first-out (“FIFO”) cost method. Cost includes direct cost from the CM or OEM, plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset. Repairs and maintenance are charged to expense as incurred.

LONG–LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.

GOODWILL

Goodwill represents the cost in excess of the fair value of the net assets of acquired businesses. Goodwill is not amortized and is not deductible for tax purposes.

Under ASC 350, we have an option to perform a “qualitative” assessment of the Company to determine whether further impairment testing is necessary. If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of the business is less than carrying amount, the quantitative impairment test is required. Otherwise, no further testing is required. If we determine that the Company meets these criteria, we perform a qualitative assessment. In this qualitative assessment, we consider the following items: macroeconomic conditions, industry and market conditions, overall financial performance and other entity specific events. In addition, we assess whether the most recent fair value determination results in an amount that exceeds the carrying amount of the Company. Based on these assessments, we determine whether the likelihood that a current fair value determination would be less than the current carrying amount is not more likely than not. If it is determined it is not more likely than not, no further testing is required. If further testing is required, we continue with the quantitative impairment test.

Because the qualitative assessment is an option, we may bypass it for any reporting unit in any period as begin our analysis with the quantitative impairment test. We may elect to perform a quantitative impairment test based on the period of time that has passed since the most recent determination of fair value, even when the we do not believe that it is more-likely-than-not that the fair value of the business is less than carrying amount.

In analyzing goodwill for potential impairment in the quantitative impairment test, we use a combination of the income and market approaches to estimate the fair value. Under the income approach, we calculate the fair value based on estimated future discounted cash flows. The assumptions we use are based on what we believe a hypothetical marketplace participant would use in estimating fair value. Under the market approach, we estimate the fair value based on market multiples of revenue or earnings before interest, income taxes, depreciation and amortization for benchmark companies. If the fair value exceeds carrying value, then no further testing is required. However, if the fair value were to be less than carrying value, we would then determine the amount of the impairment charge, if any, which would be the amount that the carrying value of the goodwill exceeded its implied value.

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented. Intangible assets are tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach.

DERIVATIVES

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company determined that certain warrants to purchase common stock do not satisfy the criteria for classification as equity instruments due to the existence of certain net cash and non-fixed settlement provisions that are not within the sole control of the Company.

F-8

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments primarily include cash, accounts receivable, derivative liabilities, accounts payable and debt. Due to the short-term nature of cash, accounts receivables and accounts payable, the carrying amounts of these assets and liabilities approximate their fair value. Debt approximates fair value due to either the short-term nature or recent execution of the debt agreement. The amount of consideration received is deemed to be the fair value of long-term debt net of any debt discount and issuance cost.

Derivatives are recorded at fair value at each period end.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following tables set forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2019 and 2018:

	Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs	Carrying Value as of December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2019
Derivative liabilities - warrant instruments	$-	$-	$146,604	$146,604
Earn-out payable			387,118	387,118
			$533,722	$533,722

	Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs	Carrying Value as of December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2018
Derivative liabilities - warrant instruments	$-	$-	$326,452	$326,452
Earn-out payable			410,000	410,000
			$736,452	$736,452

Amount
Balance, December 31, 2017	$-
Earn-out payable – related party	410,000

Balance, December 31, 2018	410,000
Amount paid	(22,570)
Change in fair value of earn-out payable	(312)

Balance, December 31, 2019	$387,118

F-9

REVENUE RECOGNITION

In accordance with the FASB’s Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), the Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and the title and the significant risks and rewards of ownership of products or services are transferred to its customers. Product revenue is derived from the sale of projectors, interactive panels and related software and accessories to distributors, resellers, and end users. Service revenue is derived from hardware maintenance services, product installation, training, software maintenance, and subscription services.

Nature of Products and Services and Related Contractual Provisions

The Company’s sales of interactive devices, including panels, projectors, and other interactive devices generally include hardware maintenance services, a license to software, and the provision of related software maintenance. In most cases, interactive devices are sold with hardware maintenance services with terms ranging from 36 – 60 months. Software maintenance includes technical support, product updates on a when and if available basis, and error correction services. At times, non-interactive projectors are also sold with hardware maintenance services with terms ranging from 36-60 months. The Company also licenses software independently of its interactive devices, in which case it is bundled with software maintenance, and in some cases, subscription services that include access to on-line content, access to replacement parts, and cloud-based applications. The Company’s software subscription services provide access to content and software applications on an as needed basis over the Internet, but do not provide the right to take delivery of the software applications.

The Company’s product sales, including those with software and related services, generally include a single payment up front for the products and services, and revenue is recorded net of estimated sales returns and rebates based on the Company’s expectations and historical experience. For most of the Company’s product sales, control transfers, and therefore, revenue is recognized when products are shipped at the point of origin. When the Company transfers control of its products to the customer prior to the related shipping and handling activities, the Company has adopted a policy of accounting for shipping and handling activities as a fulfillment cost rather than a performance obligation. For software product sales, control is transferred when the customer receives the related interactive hardware since the customer’s connection to the interactive hardware activates the software license at which time the software is made available to the customer. For the Company’s software maintenance, hardware maintenance, and subscription services, revenue is recognized ratably over time as the services are provided since time is the best output measure of how those services are transferred to the customer.

The Company’s installation, training and professional development services are generally sold separately from the Company’s products. Control of these services is transferred to our customers over time with hours/time incurred in providing the service being the best depiction of the transfer of services since the customer is receiving the benefit of the services as the work is performed.

For the sale of third-party products and services where the Company obtains control of the products and services before transferring it to the customer, the Company recognizes revenue based on the gross amount billed to customers. The Company considers multiple factors when determining whether it obtains control of the third-party products and services including, but not limited to, evaluating if it can establish the price of the product, retains inventory risk for tangible products or has the responsibility for ensuring acceptability of the product or service. The Company has not historically entered into transactions where it does not take control of the product or service prior to transfer to the customer.

The Company excludes all taxes assessed by a governmental agency that are both imposed on and concurrent with the specific revenue-producing transaction from revenue (for example, sales and use taxes). In essence, the Company is reporting these amounts collected on behalf of the applicable government agency on a net basis as though they are acting as an agent. The taxes collected and not yet remitted to the governmental agency are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

F-10

Significant Judgments

For contracts with multiple performance obligations, each of which represent promises within a contract that are distinct, the Company allocates revenue to all distinct performance obligations based on their relative stand-alone selling prices (“SSPs”). The Company’s products and services included in its contracts with multiple performance obligations generally are not sold separately and there are no observable prices available to determine the SSP for those products and services. Since observable prices are not available, SSPs are established that reflect the Company’s best estimates of what the selling prices of the performance obligations would be if they were sold regularly on a stand-alone basis. The Company’s process for estimating SSPs without observable prices considers multiple factors that may vary depending upon the unique facts and circumstances related to each performance obligation including, when applicable, the estimated cost to provide the performance obligation, market trends in the pricing for similar offerings, product-specific business objectives, and competitor or other relevant market pricing and margins. Because observable prices are generally not available for the Company’s performance obligations that are sold in bundled arrangements, the Company does not apply the residual approach to determining SSP. However, the Company does have certain performance obligations for which pricing is highly variable or uncertain, and contracts with those performance obligations generally contain multiple performance obligations with highly variable or uncertain pricing. For these contracts with performance obligations with highly variable or uncertain pricing, the Company allocates the transaction price to those performance obligations using an alternative method of allocation that is consistent with the allocation objective and the guidance on determining SSPs in Topic 606 considering, when applicable, the estimated cost to provide the performance obligation, market pricing for competing product or service offerings, residual values based on the estimated SSP for certain goods, product-specific business objectives, incremental values for bundled transactions that include a service relative to similar transactions that exclude the service, and competitor pricing and margins. A separate price has not been established by the Company for its hardware maintenance services and software maintenance services. In addition, hardware maintenance services, software solutions, and the related maintenance services are never sold separately and are proprietary in nature, and the related selling price of these products and services is highly variable or uncertain. Therefore, the SSP of these products and services is estimated using the alternative method described above, which includes residual value techniques.

The Company has applied the portfolio approach to its allocation of the transaction price for certain portfolios of contracts that contain the same performance obligations and are priced in a consistent manner. The Company believes that the application of the portfolio approach produces the same result as if they were applied at the contract level.

Contract Balances

The timing of invoicing to customers often differs from the timing of revenue recognition and these timing differences can result in receivables, contract assets, or contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. Fees for the Company’s product and most service contracts are fixed, except as adjusted for rebate programs when applicable, and are generally due within 30-60 days of contract execution. Fees for installation, training, and professional development services are fixed and generally become due as the services are performed. The Company has an established history of collecting under the terms of its contracts without providing refunds or concessions to its customers. The Company’s contractual payment terms do not vary when products are bundled with services that are provided over multiple years. In these contracts where services are expected to be transferred on an ongoing basis for several years after the related payment, the Company has determined that the contracts generally do not include a significant financing component. The upfront invoicing terms are designed 1) to provide customers with a predictable way to purchase products and services where the payment is due in the same timeframe as when the products, which constitute the predominant portion of the contractual value, are transferred, and 2) to ensure that the customer continues to use the related services, so that the customer will receive the optimal benefit from the products over their lives. Additionally, the Company has elected the practical expedient to exclude any financing component from consideration for contracts where, at contract inception, the period between the transfer of services and the timing of the related payment is not expected to exceed one year.

The Company has an unconditional right to consideration for all products and services transferred to the customer. That unconditional right to consideration is reflected in accounts receivable in the accompanying consolidated balance sheets in accordance with Topic 606. Contract liabilities are reflected in deferred revenue in the accompanying consolidated balance sheets and reflect amounts allocated to performance obligations that have not yet been transferred to the customer related to software maintenance, hardware maintenance, and subscription services. The Company has no material contract assets at January 1, 2019 or December 31, 2019. During the year ended December 31, 2019, the Company recognized $2 million of revenue that was included in the deferred revenue balance as of December 31, 2018, as adjusted for Topic 606, at the beginning of the period.

F-11

Variable Consideration

The Company’s otherwise fixed consideration in its customer contracts may vary when refunds or credits are provided for sales returns, stock rotation rights, or in connection with certain rebate provisions. The Company generally does not allow product returns other than under assurance warranties or hardware maintenance contracts. However, the Company, on a case by case basis, will grant exceptions, mostly “buyer’s remorse” where the distributor or reseller’s end customer either did not understand what they were ordering, or determined that the product did not meet their needs. An allowance for sales returns is estimated based on an analysis of historical trends. In very limited situations, a customer may return previous purchases held in inventory for a specified period of time in exchange for credits toward additional purchases. In addition, rebates are provided to certain customers when specified volume purchase thresholds have been achieved. The Company includes variable consideration in its transaction price when there is a basis to reasonably estimate the amount of the fee and it is probable there will not be a significant reversal. These estimates are generally made using the expected value method based on historical experience and are measured at each reporting date. There was no material revenue recognized in 2019 related to changes in estimated variable consideration that existed at December 31, 2018.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of accounting within the contract. The transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied by transferring the promised good or service to the customer. The Company identifies performance obligations at contract inception so that it can monitor and account for the obligations over the life of the contract. Remaining performance obligations represent the portion of the transaction price in a contract allocated to products and services not yet transferred to the customer. As of December 31, 2019, the aggregate amount of the contractual transaction prices allocated to remaining performance obligations was approximately $4.6 million. The Company expects to recognize revenue on approximately 43% of the remaining performance obligations in 2020, 44% in 2021 and 2022, with the remainder recognized thereafter.

In accordance with Topic 606, the Company has elected not to disclose the value of remaining performance obligations for contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed (for example, a time-and-materials professional services contracts). In addition, the Company has elected not to disclose the value of remaining performance obligations for contracts with performance obligations that are expected, at contract inception, to be satisfied over a period that does not exceed one year.

Disaggregated Revenue

The Company disaggregates revenue based upon the nature of its products and services and the timing and manner in which it is transferred to the customer. Although all product revenue is transferred to the customer at a point in time, hardware revenue is generally transferred at the point of shipment, while software is generally transferred to the customer at the time the hardware is received by the customer or when software product keys are delivered electronically to the customer. All service revenue is transferred over time to the customer; however, professional services are generally transferred to the customer within a year from the contract date as measured based upon hours or time incurred while software maintenance, hardware maintenance, and subscription services are generally transferred over 3-5 years from the contract execution date as measured based upon the passage of time.

Year Ended
December 31, 2019
Product Revenues:
Hardware	$28,840,650
Software	1,460,038
Service Revenues:
Professional Services	1,208,188
Maintenance and Subscription Services	1,521,481
$33,030,357

F-12

Contract Costs

The Company capitalizes incremental costs to obtain a contract with a customer if the Company expects to recover those costs. The incremental costs to obtain a contract are those that the Company incurs to obtain a contract with a customer that it would not have otherwise incurred if the contract were not obtained (e.g. a sales commission). The Company capitalizes the costs incurred to fulfill a contract only if those costs meet all of the following criteria:

●	The costs relate directly to a contract or to an anticipated contract that the Company can specifically identify.
●	The costs generate or enhance resources of the Company that will be used in satisfying (or in continuing to satisfy) performance obligations in the future.
●	The costs are expected to be recovered.

Certain sales commissions incurred by the Company were determined to be incremental costs to obtain the related contracts, which are deferred and amortized ratably over the estimated economic benefit period. For these sales commissions that are incremental costs to obtain where the period of amortization would have been recognized over a period that is one year or less, the Company elected the practical expedient to expense those costs as incurred. Commission costs that are deferred are classified as current or non-current assets based on the timing of when the Company expects to recognize the expense, and are included in prepaid and other assets and other assets, respectively, in the accompanying consolidated balance sheets. Total deferred commissions at December 31, 2018 and 2019 and the related amortization for 2019 were less than $0.1 million. No impairment losses were recognized during 2018 or 2019.

The Company has not historically incurred any material fulfillment costs that meet the criteria for capitalization.

Immaterial Correction of Errors

In connection with the identification of performance obligations for the initial application of Topic 606, the Company discovered errors in prior periods under ASC 985-605, Software Revenue Recognition, related to unspecified software updates which impact the timing of revenues previously recognized. The Company’s business practice of providing unspecified updates for certain software, when available, and other agreements to make unspecified updates available to customers in the event such updates are developed, constitute implied post contract customer support (“PCS”). The Company had not previously identified implied PCS as a separate deliverable under ASC 985-605. Under ASC 985-605, given there was no vendor specific objective evidence (VSOE) of the fair value of the implied PCS, the consideration for license sales should have been recognized over the license period, the period corresponding to the undelivered element, rather than at the time of the license sale when the customer was provided the right to use the software.

Revenues and income for year ended December 31, 2018 were overstated by $245,000 and deferred revenue was understated by $322,000 at December 31, 2018. Topic 606, when applied to historical periods, results in the recognition of a significant amount of the revenue identified in the overstatement under ASC 985-605; the amount allocated to license fees for functional software is recognized at the point in time the customer obtains control of the license under the new standard. The overall adoption of Topic 606 for all goods and services transferred under contracts with customers resulted in an increase of deferred revenue of $3.3 million which was recognized in the cumulative effect of initially applying Topic 606 at January 1, 2019. The increase in deferred revenue for the initial application of Topic 606 includes the out-of-period adjustment for the implied PCS portion of the understatement discussed above which is estimated to be $123,000. This represents the unrecognized revenue for implied PCS under both ASC 985-605 and Topic 606.

The Company, in consultation with the Audit Committee of the Board of Directors, evaluated the effect of these adjustments on the Company’s consolidated financial statements under ASC 250, Accounting Changes and Error Corrections and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and determined it was not necessary to restate its previously issued consolidated financial statements, or unaudited interim period consolidated financial statements, because the errors did not materially misstate any previously issued consolidated financial statements and the correction of the errors in the current fiscal year is also not material. The Company looked at both quantitative and qualitative characteristics of the required corrections.

F-13

During 2018, revenue was comprised of product sales and service revenue, net of sales returns, early payment discounts, and volume rebate payments paid to the value-added resellers (“VARs”). The Company recognized revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability was reasonably assured

Product revenue is derived from the sale of projectors, interactive panels and related accessories. Evidence of an arrangement consists of an order from distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally contracted at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation services to third parties and recognizes revenue upon completion of the services. The Company also performs training and professional development services and recognizes revenue upon completion of the training sessions.

The Company evaluates the criteria outlined in Topic 606, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

The Company does enter into some bill and hold arrangements with customers. Each arrangement is reviewed and revenue is recognized only when the following criteria have been met: (1) the risk of ownership has passed to the buyer (2) the customer must have made a fixed commitment to purchase the goods (3) the buyer must request the transaction to be on a bill and hold basis and have a substantial business purpose for the request (4) there must be a fixed schedule for delivery (5) no remaining performance obligations and (6) goods are complete and ready to ship and segregated from inventory.

The Company generally does not allow product returns other than under warranty. However, the Company, on a case by case basis, will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. An allowance for sales returns is estimated based on an analysis of historical trends.

While the Company uses resellers and distributors to sell its products, the Company’s sale agreements do not contain any special pricing incentives, right of return or other post shipment obligations.

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data.

WARRANTY RESERVE

For customers that do not purchase hardware maintenance services, the Company generally provides warranty coverage on projectors and accessories, batteries and computers. This warranty coverage does not exceed 24 months, and the Company establishes a liability for estimated product warranty costs, included in other short-term liabilities in the consolidated statements of operations, at the time the related product revenue is recognized. The warranty obligation is affected by historical product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

F-14

STOCK COMPENSATION

The Company estimates the fair value of each stock compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock compensation expense is recognized based on the estimated fair value of the awards which is amortized as compensation expense on a straight-line basis over the vesting period. Accordingly, total expense related to the award is reduced by the fair value of the options that are forfeited by the employees that leave the Company prior to vesting.

SUBSEQUENT EVENTS

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Topic 606, which replaced the previous revenue recognition guidance. The Company adopted Topic 606 effective January 1, 2019 using the modified retrospective transition method. Under this method, the Company elected to apply the cumulative effect method to all customer contracts as of the adoption date. The impact to revenue in 2019 as a result of the adoption of Topic 606 was approximately $0.6 million, which is the result of the identification of additional units of accounting or performance obligations upon adoption of Topic 606. Specifically, the Company identified software (previously combined with hardware for accounting purposes), the related software maintenance, and hardware maintenance (previously accounted for under guidance applicable to extended warranties) as units of accounting. Under prior GAAP, no portion of the transaction price was allocated to, and therefore, no revenue was recognized upon the transfer of these products and services. While revenue related to software may only be deferred for up to a few days relative to the timing of revenue recognition under prior GAAP, software maintenance and hardware maintenance revenue will now be recognized over a period of 3-5 years based on the specified term in the contract or the estimated service term, if not specified. As a result, the cumulative impact due to the adoption of Topic 606 on the opening consolidated balance sheet was a decrease in opening retained earnings, with an increase in deferred commissions, an increase in deferred revenue, and a decrease in accrued warranty costs.

The accompanying consolidated balance sheet and the consolidated statements of operations and cash flows for year ended December 31, 2018 have not been revised for the effects of Topic 606 and are therefore not comparable to the December 31, 2019 period.

The following table presents the cumulative effect of adjustments, net of income tax effects, to beginning consolidated balance sheet accounts for Topic 606 adopted by the Company on January 1, 2019:

	January 1,		December 31,
	2019	Adjustments	2018
ASSETS
Prepaid expenses and other current assets	$1,234,736	$20,579	$1,214,157
Total current assets	9,985,237	20,579	9,964,658
Other assets	40,064	39,766	298
Total assets	$21,327,532	$60,345	$21,267,187

LIABILITIES AND STOCKHOLDERS’ EQUITY
Warranty	$73,976	$(506,260)	$580,236
Deferred revenues - short-term	2,063,009	1,124,959	938,050
Total current liabilities	13,181,530	618,699	12,562,831
Deferred revenues-long-term	2,314,692	2,179,728	134,964
Total liabilities	16,097,555	2,798,427	13,299,128
Accumulated deficit	(21,944,353)	(2,738,082)	(19,206,271)
Total stockholders’ equity	5,229,977	(2,738,082)	7,968,059
Total liabilities and stockholders’ equity	$21,327,532	$60,345	$21,267,187

F-15

The following table presents the effects of adopting Topic 606 on the Company’s balance sheet at December 31, 2019:

	Balances under		Balances under
	Topic 606	Adjustments	Prior GAAP
ASSETS
Prepaid expenses and other current assets	$1,765,741	$27,311	$1,738,430
Total current assets	9,922,649	27,311	9,895,338
Other assets	56,193	55,891	302
Total assets	$20,468,885	$83,202	$20,385,683

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Warranty	$12,775	$(452,345)	$465,120
Deferred revenues - short-term	1,972,565	1,394,864	577,701
Total current liabilities	17,207,873	942,519	16,265,354
Deferred revenues-long-term	2,582,602	2,507,978	74,624
Total liabilities	21,116,538	3,450,497	17,666,041
Accumulated deficit	(31,346,431)	(3,367,295)	(27,979,136)
Total stockholders’ equity (deficit)	(647,653)	(3,367.295)	2,719,642
Total liabilities and stockholders’ equity (deficit)	$20,468,885	$83,202	$20,385,683

The following table presents the effects of adopting Topic 606 on the Company’s consolidated statement of operations for the year ended December 31, 2019:

	Balances under		Balances under
	Topic 606	Adjustments	Prior GAAP
STATEMENT OF OPERATIONS
Revenues	$33,030,357	$(598,155)	$33,628,512
Cost of revenues	24,088,639	53,915	24,034,724
Gross profit	8,941,718	(652,070)	9,593,788
General and administrative expenses	15,771,187	(22,857)	15,794,044
Total operating expense	17,000,667	(22,857)	17,023,524
Loss from operations	(8,058,949)	(629,213)	(7,429,736)
Net loss/income	$(9,402,078)	$(629,213)	$(8,772,865)

Net loss per common share – basic and diluted	$(0.88)	$(0.06)	$(0.82)

In February 2016, a pronouncement was issued that creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

In February 2017, the FASB issued ASU 2017-04 to simplify how all entities assess goodwill for impairment by eliminating Step 2 from the goodwill impairment test. As amended, the goodwill impairment test will consist of one step comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The ASU is effective for annual reporting periods beginning after December 12, 2019. The new pronouncement has no impact to the Company’s procedure in measuring the fair value of goodwill and will continue to perform goodwill impairment tests through both quantitative and qualitative assessments.

F-16

In May 2017, the FASB issued ASU No. 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting.” This ASU provides amendments to the current guidance on determining which changes to the terms and conditions of share-based payment awards require the application of modification accounting. The effects of a modification should be accounted for unless there are no changes between the fair value, vesting conditions, and classification of the modified award and the original award immediately before the original award is modified. ASU 2017-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this ASU did not have a significant impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07, Improvements to Non-employee Share-Based Payment Accounting to simplify the accounting of share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The new guidance expands the scope of FASB ASC Topic 718, Compensation - Stock Compensation, to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations. The ASU supersedes the guidance in Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. Awards to nonemployees are measured by estimating the fair value of the goods or services received or the fair value of the equity instruments issued, whichever can be measured more reliably. The guidance is effective for calendar-year public business entities in annual periods after December 15, 2018, and interim periods within those years. The Company adopted this pronouncement in the first quarter of 2019 and it did not have a material impact on its consolidated financial statements.

In March 2019, the Company adopted ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” The new guidance modifies the disclosure requirements for fair value measurement, most notably eliminating the need to disclose the amount and reasons for transfers between Level 1 and Level 2, the policy for timing of transfers between levels, and the valuation processes for Level 3 measurements. Certain disclosure modifications are not yet applicable to the Company as an emerging growth company. Those include the requirements added to Topic 820, such as enhanced disclosures regarding uncertainty, providing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 measurements, and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

F-17

NOTE 2 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligation currently in default or negotiate alternative repayment arrangements, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of December 31, 2019, the Company had an accumulated deficit of $31,346,431 and a net working capital deficit of $7,285,224. During the year ended December 31, 2019, the Company incurred a net loss of $9,402,078 and net cash used in operations was $4,263,453. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company is seeking to obtain funds for operations from public or private sales of equity or debt securities or from banks or other loans.

NOTE 3 – ACQUISITIONS

The acquisition described below was accounted for as a business combination which requires, among other things, that assets acquired, and liabilities assumed be recognized at their estimated fair values as of the acquisition date on the consolidated balance sheet. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired would be recorded as goodwill.

On March 12, 2019, the Company entered into an asset purchase agreement with MRI, based in Miami, Florida. MRI is engaged in the business of developing, selling and distributing science, technology, engineering and math (STEM), robotics and programming solutions to the global education market. The Company purchased the net assets of MRI in exchange for 200,000 shares of the Company’s Class A common stock and a $70,000 note payable.

Assets acquired:
Cash	$10,261
Accounts receivable	6,300
Inventories	386,485
Prepaid expenses	24,413
Intangible assets	93,185
Other current asset	60,000
Total assets acquired	580,644
Total liabilities assumed	(10,644)

Net assets acquired	$570,000

Consideration paid:
Issuance of 200,000 shares of Class A common stock	$500,000
Note payable	70,000

Total	$570,000

On May 9, 2018, the Company acquired 100% of the share capital of Cohuba, based in Lancashire, England. Cohuba produces, sells and distributes interactive display panels designed to provide new learning and working experience through high-quality technologies and solutions through in-room and room-to-room multi-device multi-user collaboration. Although a development stage company with minimal revenues to date, we believe that Cohuba will enhance our software capability and product offerings. We purchased the Cohuba shares for 257,200 shares of the Company’s Class A common stock and 100 British pound sterling (US$138).

Assets acquired:
Cash	$1,038,368
Accounts receivable	12,114
Inventory	315,438
Other current assets	22,928
Property and equipment	4,321
Intangible assets	190,430
Total assets acquired	1,583,599
Total liabilities assumed	(148,285)

Net assets acquired	$1,435,314

Consideration paid:
Issuance of 257,200 shares of Class A common stock	$1,435,176
Cash	138

Total	$1,435,314

F-18

On June 22, 2018, the Company acquired 100% of the share capital of Qwizdom, Inc. based in the state of Washington and its subsidiary Qwizdom UK Limited based in Northern Ireland (the “Qwizdom Companies”). We purchased the Qwizdom shares for (1) $410,000 in cash, (2) issuance of an 8% promissory note of $656,000 (3) issuance of 142,857 shares of the Company’s Class A common stock, and (4) an annual earn-out payment at maximum of $410,000 based on 16.4% of future consolidated revenues as defined in the agreement from 2018 to 2020.

Assets acquired:
Cash	$239,698
Accounts receivable	662,636
Inventory	132,411
Other current assets	20,857
Property and equipment	299,525
Intangible assets	664,186
Goodwill	463,147
Total assets acquired	2,482,460
Total liabilities assumed	(177,890)

Net assets acquired	$2,304,570

Consideration paid:
Cash	$410,000
Promissory note	656,000
Issuance of 142,857 shares of Class A common stock	828,570
Earn-out payable	410,000

Total	$2,304,570

On August 31, 2018, the Company acquired 100% of the share capital of EOS based in Arizona. EOS is in the business of providing technology consulting, training, and professional development services to create sustainable programs that integrate technology with curriculum in K-12 schools and districts. The Company purchased the EOS shares for 100,000 shares of the Company’s Class A common stock.

Assets acquired:
Cash	$32,269
Accounts receivable	89,871
Other current assets	4,543
Intangible assets	156,823
Goodwill	78,411
Total assets acquired	361,917
Total liabilities assumed	(7,917)

Net assets acquired	$354,000

Consideration paid:
Issuance of 100,000 shares of Class A common stock	$354,000

Total	$354,000

F-19

NOTE 4 – ACCOUNTS RECEIVABLE - TRADE

Accounts receivable consisted of the following at December 31, 2019 and 2018:

	2019	2018

Accounts receivable – trade	$4,522,352	$4,658,352
Allowance for doubtful accounts	(358,225)	(276,507)
Allowance for sales returns and volume rebates	(499,070)	(747,119)

Accounts receivable - trade, net of allowances	$3,665,057	$3,634,726

The Company wrote off accounts receivable of $89,123 and $90,890 for the years ended December 31, 2019 and 2018, respectively.

NOTE 5 – INVENTORIES

Inventories consisted of the following at December 31, 2019 and 2018:

	2019	2018

Finished goods	$3,239,038	$4,135,424
Spare parts	273,080	285,575
Reserves for inventory obsolescence	(193,261)	(206,683)

Inventories, net	$3,318,857	$4,214,316

The Company wrote off inventories of $74,421 and $105,669 for the years ended December 31, 2019 and 2018, respectively.

F-20

NOTE 6 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2019 and 2018:

	2019	2018

Prepayments to vendors	$1,389,044	$1,033,896
Prepaid licenses and other	315,354	176,853
Prepaid insurance	35,255	-
Prepaid local taxes	26,088	1,614
Employee receivables	-	1,794

Prepaid expenses and other current assets	$1,765,741	$1,214,157

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2019 and 2018:

	2019	2018

Building	$199,708	$199,708
Building improvements	9,086	9,086
Leasehold improvements	3,355	3,355
Office equipment	40,062	36,450
Other equipment	42,485	42,485

Property and equipment, at cost	294,696	291,084
Accumulated depreciation	(87,299)	(64,675)

Property and equipment, net of accumulated depreciation	$207,397	$226,409

F-21

For the years ended December 31, 2019 and 2018, the Company recorded depreciation expense of $22,624 and $101,133 respectively.

NOTE 8 – INTANGIBLE ASSETS AND GOODWILL

Intangible assets and goodwill consisted of the following at December 31, 2019 and 2018:

	Weighted Average useful lives	2019	2018

Patents	9 years	$81,683	$81,683
Customer relationships	10 years	4,009,355	4,009,355
Technology	5 years	271,585	178,400
Domain	15 years	13,955	13,955
Trademarks	10 years	3,917,590	3,917,590
Intangible assets, at cost		8,294,168	8,200,983
Accumulated amortization		(2,735,071)	(1,848,710)
Intangible assets, net of accumulated amortization		$5,559,097	$6,352,273

Goodwill from acquisition of Mimio	N/A	$44,931	$44,931
Goodwill from acquisition of Boxlight	N/A	4,137,060	4,137,060
Goodwill from acquisition of EOS	N/A	78,411	78,411
Goodwill from acquisition of Qwizdom	N/A	463,147	463,147
		$4,723,549	$4,723,549

For the years ended December 31, 2019 and 2018, the Company recorded amortization expense of $886,361 and $784,566, respectively.

NOTE 9 – DEBT

The following is debt at December 31, 2019 and 2018:

	2019	2018
Debt – Third Parties
Note payable – Lind Global	$4,797,221	$-
Accounts receivable financing – Sallyport Commercial	1,551,500	953,739
Note payable – Radium Capital	-	725,159
Note payable – Whitebirk Finance Limited	-	127,329
Note payable – Harbor Gates Capital	-	500,000
Total debt – third parties	6,348,721	2,306,227
Less: Discount and issuance cost – Lind Global	611,355
Current portion of debt – third parties	4,536,227	2,306,227
Long-term debt – third parties	$1,201,139	$-

Debt – Related Parties
Note payable – Qwizdom (Darin & Silvia Beamish)	381,563	601,333
Note payable – Steve Barker	$17,500	$-
Note payable – Logical Choice Corporation – Delaware	54,000	54,000
Note payable – Mark Elliott	23,548	50,000
Total debt – related parties	476,611	705,333
Less: current portion of debt – related parties	368,383	377,333
Long-term debt – related parties	$108,228	$328,000

Total debt	$6,213,977	$3,011,560

F-22

Debt - Third Parties:

Lind Global Marco Fund, LP

On March 22, 2019, the Company entered into a securities purchase agreement with Lind Global Marco Fund, LP (the “Investor”) that contemplates a $4,000,000 working capital financing for Boxlight Parent and its subsidiaries. The investment is in the form of a $4,400,000 principal amount convertible secured Boxlight Parent note with a maturity date of 24 months. The note is convertible at the option of the Investor into the Company’s Class A voting common stock at a fixed conversion price of $4.00 per share. The Company will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $8.00 for 30 consecutive days; and 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $12.00 for 30 consecutive days.

On December 13, 2019, the Company entered into a securities purchase agreement with the Investor that contemplates a $1,250,000 working capital financing for Boxlight Parent and its subsidiaries. The investment is in the form of a $1,375,000 principal amount convertible secured Boxlight Parent note with a maturity date of 24 months. The note is convertible at the option of the Investor into the Company’s Class A voting common stock at a fixed conversion price of $2.50 per share. The Company will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $5.00 for 30 consecutive days; and 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $6.25 for 30 consecutive days.

During 2019, the Company paid the Investor $368,452 for closing fees by issuing 177,511 shares of Class A common stock. As of December 31, 2019, the Company paid principal and interest of $977,778 and $106,643 by issuing Class A common stock to the Investor.

As of December 31, 2019, outstanding principal net of debt issuance cost and discount, and accrued interest were $4,185,866 and $5,425, respectively. Principal of $3,596,083 is due within one year from December 31, 2019.

Accounts Receivable Financing – Sallyport Commercial Finance

On August 15, 2017, Boxlight Inc., and Genesis entered into a 12-month term account sale and purchase agreement with Sallyport Commercial Finance, LLC (“Sallyport”). Pursuant to the agreement, Sallyport agreed to purchase 85% of the eligible accounts receivable of the Company with a right of recourse back to the Company if the receivables are not collectible. This agreement requires a minimum monthly sales volume of $1,250,000 with a maximum facility limit of $6,000,000. Advances against this agreement accrue interest at the rate of 4% in excess of the highest prime rate publicly announced from time to time with a floor of 4.25%. In addition, the Company is required to pay a daily audit fee of $950 per day. The Company granted Sallyport a security interest in all of Boxlight Inc. and Genesis’ assets.

As of December 31, 2019, outstanding principal and accrued interest were $1,551,500 and $0, respectively. As of December 31, 2018, outstanding principal and accrued interest under this agreement was $953,739 and $0, respectively. For the twelve months ended December 31, 2019 and 2018, the Company incurred interest expense of $756,736 and $642,888, respectively.

Radium Capital

On September 20, 2018, the Company entered into an agreement for the purchase and sale of future receipts with Radium Capital. Pursuant to the agreement, Radium provided proceeds of $1,000,000 to the Company based on expected future revenue. The cost of the proceeds was 26% of the loan amount plus a $10,000 origination fee. The origination fee was recorded as original issue discount and fully amortized due to the short-term nature of the agreement. In order to repay the debt, the Company made weekly payments of $26,636 that commenced on October 3, 2018 and continued until August 28, 2019. The principal and accrued interest was paid in full in August 2019.

Whitebirk Finance Limited

On September 20, 2018, the Company entered into an unsecured promissory note agreement for £98,701 with Whitebirk Finance Limited. The note bears interest at a rate of 5% and matures on August 31, 2019. This note was executed to settle outstanding accounts payable between Cohuba and Whitebirk related to inventory purchases. The principal and accrued interest was paid in full in August 2019.

Harbor Gates Capital

On May 16, 2018, the Company entered into an unsecured promissory note agreement for $500,000 with Harbor Gates Capital. The note bore an interest rate of 7% per annum and matured on February 16, 2019. In addition, the Company issued 5,715 shares of its Class A common stock valued at $56,236 to the lender in lieu of payment of origination fees. The note was recorded at original issue discount and fully amortized because of its short-term nature. The Company failed to pay the note on the maturity date. On March 14, 2019, the note was converted into 133,750 shares of Class A common stock including the accrued interest valued at $2.86 per share.

F-23

Debt - Related Parties:

Long Term Note Payable- Qwizdom Shareholders

On June 22, 2018, the Company issued a note to Darin and Silvia Beamish, the previous 100% shareholders of Qwizdom, in the amount of $656,000 bearing an 8% interest rate. The note was issued as a part of the purchase price pursuant to a stock purchase agreement. The principal and accrued interest of the $656,000 note is due and payable in 12 equal quarterly payments. The first quarterly payment was due September 2018 and subsequent quarterly payments are due through June 2021. Principal and accrued interest become due and payable in full upon the completion of a public offering of Class A common stock or private placement of debt or equity securities for $10,000,000 or more. As of December 31, 2019, outstanding principal and accrued interest under this note were $381,563 and $7,334, respectively. As of December 31, 2018, outstanding principal and accrued interest under this agreement was $601,333 and $12,126, respectively. Principal in the amount of $273,335 is due within a year from December 31, 2019

Note Payable – Steve Barker

On March 12, 2019, the Company purchased the MRI net assets for 200,000 shares of the Company’s Class A common stock and a $70,000 note payable. As of December 31, 2019, outstanding principal and accrued interest under this agreement was $17,500 and $206, respectively.

Line of Credit - Logical Choice Corporation-Delaware

On May 21, 2014, the Company entered into a line of credit agreement (the “LCC Line of Credit”) with Logical Choice Corporation-Delaware (“LCC-Delaware”), the former sole member of Genesis. The LCC Line of Credit allowed the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed accrued interest at 10% per annum. Interest accrued on any advanced funds was due monthly and the outstanding principal and any accrued interest were due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2018. The LCC Line of Credit is currently in default. The assets of Genesis have been pledged, but subordinated to Sallyport financing, as a security interest against any advances on the line of credit. As of December 31, 2019, outstanding principal and accrued interest under this agreement was $54,000 and $26,716, respectively. As of December 31, 2018, outstanding principal and accrued interest under this agreement was $54,000 and $21,316, respectively.

Note Payable – Mark Elliott

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Commercial Officer, in the amount of $50,000. The note as amended was due on December 31, 2018 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible into the Company’s common stock at the lesser of (i) $6.28 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all, but not less than all, of the outstanding principal and interest due under this note. On July 3, 2018, Mark Elliott, the Company’s Chief Commercial Officer amended the note to eliminate the conversion provision of the note. As of December 31, 2019, outstanding principal and accrued interest under this note were $23,548 and $593, respectively. The note is currently in default. As of December 31, 2018, outstanding principal and accrued interest under this note were $50,000 and $19,808, respectively.

F-24

Principal repayments to be made during the next five years are as follows:

$
2020	5,515,965
2021	1,309,367
2022	-
2023	-
2024	-
Total	6,825,332

NOTE 10 – DERIVATIVE LIABILITIES

At December 31, 2019 and December 31, 2018, the Company had warrants that contain net cash settlement provisions or do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future. The Company concluded that the warrants should be accounted for as derivative liabilities. In determining the fair value of the derivative liabilities, the Company used the Black-Scholes option pricing model at December 31, 2019 and 2018:

December 31, 2019
Common stock issuable upon exercise of warrants	295,000
Market value of common stock on measurement date	$1.11
Exercise price	$1.20
Risk free interest rate (1)	1.58%
Expected life in years	2 years
Expected volatility (2)	86.66%
Expected dividend yields (3)	0%

December 31, 2018
Common stock issuable upon exercise of warrants	1,129,121
Market value of common stock on measurement date	$1.20
Exercise price	$1.68
Risk free interest rate (1)	2.46 – 2.63%
Expected life in years	1.3 – 3.3 years
Expected volatility (2)	74% – 124%
Expected dividend yields (3)	0%

(1)	The risk-free interest rate was determined by management using the applicable Treasury Bill as of the measurement date.
(2)	The historical trading volatility was determined by calculating the volatility of the Company’s peers’ common stock.
(3)	The Company does not expect to pay a dividend in the foreseeable future.

The following table shows the change in the Company’s derivative liabilities rollforward for the years ended December 31, 2019 and 2018:

Amount
Balance, December 31, 2018	$326,452
Initial valuation of derivative liabilities upon issuance of warrants	64,946
Change in fair value of derivative liabilities	(244,794)

Balance, December 31, 2019	$146,604

Amount
Balance, December 31, 2017	$1,857,252
Initial valuation of derivative liabilities upon issuance of warrants	149,321
Cancellation of warrants	(1,253,140)
Change in fair value of derivative liabilities	(426,981)

Balance, December 31, 2018	$326,452

F-25

The change in fair value of derivative liabilities includes losses from exercise price modifications.

NOTE 11 – INCOME TAXES

The Company operates in the United States, United Kingdom and Mexico. Income taxes have been provided based upon the tax laws and rates of the countries in which operations are conducted and income is earned. The Company idled its office in Mexico in 2016. For the years ended December 31, 2019 and 2018, the Company has incurred net losses and, therefore, has no tax liability. The cumulative Federal net operating losses carry-forward on tax basis income was approximately $19.6 million and $13.3 million at December 31, 2019 and 2018, respectively, of which $13.3 million will expire on December 31, 2038 and $6.1 million will carryforward indefinitely. The cumulative state net operating losses carried forward was $19.8 million and $12.4 million at December 31, 2019 and 2018, respectively. The cumulative foreign net operating losses carried forward was $2.7 million and $2.7 million at December 31, 2019 and 2018, respectively. Pre-tax book loss was $9.4 million for 2019 with $9.5 million loss derived from the United States and .1 million income derived from the United Kingdom.

The recoverability of these carryforwards depends on the Company’s ability to generate taxable income. A change in ownership, as defined by federal income tax regulations, could significantly limit the Company’s ability to utilize our net operating loss carryforwards. Additionally, because federal tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if the Company fails to generate taxable income prior to the expiration dates the Company may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. The Company has cumulative losses and there is no assurance of future taxable income, therefore, valuation allowances have been recorded to fully offset the deferred tax asset at December 31, 2019 and 2018.

Revision of Prior Period Errors

In connection with the preparation of the income tax provision and disclosures the Company identified errors in the amounts previously reported for cumulative net operating loss carry-forwards; the reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense; deferred income tax assets; and the valuation allowance. The recorded and disclosed amounts of net deferred income tax assets were correct, as previously reported, as a result of the full valuation allowance provided for deferred income taxes. However, gross cumulative Federal net operating loss carry-forwards at December 31, 2018 were previously disclosed as $9.8 million compared to the correct amount of $13.3 million. Gross cumulative state and foreign net operating losses carry-forwards of $12.4 million and $2.7 million, respectively, at December 31, 2018 were not previously disclosed and the related deferred tax assets and valuation allowances were not presented as components of deferred tax assets. In addition, deferred tax assets and valuation allowances for temporary differences for interest expense limitations were not presented as components of deferred tax assets.

The amounts reported for the comparative period end, December 31, 2018 reflect corrections to the amounts previously reported. The net deferred tax assets remain unchanged. However, the net operating losses component of deferred tax assets reported below is $2.0 million higher than previously reported and a deferred tax asset for interest limitations of $195,000 is reported. The deferred tax asset valuation allowance reported below is $2.2 million higher than previously reported.

The Company, in consultation with the Audit Committee of the Board of Directors, evaluated the effect of these adjustments on the Company’s consolidated financial statements under ASC 250, Accounting Changes and Error Corrections and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and determined it was not necessary to amend its previously issued consolidated financial statements, or unaudited interim period consolidated financial statements, because the errors did not misstate any line items within the previously issued basic consolidated financial statements; corrections were limited to the related notes to the consolidated financial statements. The Company looked at both quantitative and qualitative characteristics of the required corrections in making such determination.

The Company is subject to United States federal, state and international income taxes. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows (rounded to nearest $000):

	2019	2018
		(as Restated)
Income tax benefit computed at the statutory rate	$(1,975,000)	$(1,507,000)
State tax benefit	(259,000)	(154,000)
Rate changes and differentials	(23,000)	(105,000)
Other	(1,000)	(18,000
Non-deductible expenses	386,000	503,000
Change in valuation allowance	1,872,000	1,281,000

Provision for income taxes	$-	$-

Significant components of the Company’s deferred tax assets after applying enacted corporate income tax rates are as follows (rounded to nearest $000):

	December 31, 2019	December 31, 2018
		(As Restated)
Depreciation and amortization expenses	$14,000	$26,000
Non-deductible accruals and allowances	310,000	438,000
Others	17,000	31,000
Interest expense limitation	640,000	195,000
Net operating loss carry-forwards	5,646,000	4,065,000
Valuation allowance	(6,627,000)	(4,755,000)

Net deferred income tax assets	$-	$-

The tax years from 2015 to 2019 remain open to examination by the major taxing jurisdictions to which the Company is subject. The Company has not identified any uncertain tax positions at this time.

F-26

NOTE 12 – EQUITY

Preferred Shares

The Company’s articles of incorporation provide that the Company is authorized to issue 50,000,000 preferred shares consisting of: 1) 250,000 shares of non-voting Series A preferred stock, with a par value of $0.0001 per share; 2) 1,200,000 shares of voting Series B preferred stock, with a par value of $0.0001 per share; 3) 270,000 shares of voting Series C preferred stock, with a par value of $0.0001 per share; and 4) 48,280,000 shares to be designated by the Company’s Board of Directors.

The Company issued 1,000,000 shares of Series B preferred stock for the acquisition of Genesis and 270,000 shares of Series C preferred stock for the acquisition of Boxlight Group. Upon the completion of the initial public offering (“IPO”) in November 2017, all shares of Series B and C preferred stock related to the acquisitions of Genesis and Boxlight Group were converted to Class A common stock.

Upon completion of the Company’s IPO, an aggregate of 250,000 shares of the Company’s non-voting convertible Series A preferred stock were issued to Vert Capital for the acquisition of Genesis. All of the Series A preferred stock shall be converted into 398,406 shares of Class A common stock. On August 5, 2019, 82,028 of these preferred shares were converted into 130,721 shares of Class A common stock.

Common Stock

The Company’s common stock consists of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock have the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock. As of December 31, 2019, and December 31, 2018, the Company had 11,698,697 and 10,176,433 shares of Class A common stock issued and outstanding, respectively. No Class B shares were outstanding at December 31, 2019 and December 31, 2018.

Issuance of common stock

Issuances in 2019:

During the year ended December 31, 2019, the Company issued 21,704 shares of common stock in lieu of payment for services with an aggregate amount of $48,000.

During the year ended December 31, 2019, the Company issued 141,186 shares of common stock in lieu of payment of the closing fees of the convertible debt with an aggregate amount of $292,518 to Lind Global.

During the year ended December 31, 2019, the company issued 735,662 shares of commons stock in lieu of principal and interest payment of notes payable with an aggregate amount of $1,084,420 to Lind Global.

On March 12, 2019, the Company issued 200,000 shares of common stock to the shareholder of Modern Robotics, Inc. valued at $2.50 per share, related to the asset purchases agreement.

On March 14, 2019, the Company issued 133,750 shares of common stock valued at $2.86 per share to Harbor Gates Capital to settle the $500,000 outstanding convertible note including accrued interest.

On August 6, 2019, the Company issued 122,916 shares of common stock valued at $2.40 per share as part of executive compensation.

On August 6, 2019, the Company issued 130,721 shares of common stock to convert 82,028 shares of preferred stock issued to Vert Capital for the acquisition of Genesis.

On October 22, 2019, the Company issued 36,325 shares of common stock valued at $2.09 per share in pursuant of the “Make Whole Share” clause related to the convertible debt issued to Lind Global on March 22, 2019.

Exercise of stock options

No options to purchase common stock were exercised during the twelve months ended December 31, 2019.

F-27

Issuances in 2018:

On January 8, 2018, the Company issued 60,000 shares of common stock to K Laser valued at $7.00 per share for cash of $420,000.

On April 13, 2018, the Company issued 1,015 shares of common stock at $3.94 to a consultant in lieu of payment for services.

On May 9, 2018, the Company issued 257,200 shares of common stock to the shareholders of Cohuba valued at $5.58 per share related to the acquisition of 100% of Cohuborate, Ltd.

On May 15, 2018, the Company issued 416 shares of common stock to Tysadco Partners valued at $9.62 per share in lieu of payment of professional fees.

On May 16, 2018, the Company issued 5,715 shares of common stock to a third-party lender valued at $9.84 per share in lieu of payment of origination fees.

On June 15, 2018, the Company issued 694 shares of common stock to Tysadco Partners valued at $5.76 per share in lieu of payment of professional fees.

On June 22, 2018, the Company issued 142,857 shares of common stock to the shareholders of Qwizdom, Inc. valued at $5.80 per share related to the acquisition of 100% of Qwizdom.

On July 15, 2018, the Company issued 962 shares of Class A common stock at $4.16 per share to a consultant in lieu of payment for services.

On August 15, 2018, the Company issued 806 shares of Class A common stock at $4.96 per share to a consultant in lieu of payment for services.

On August 20, 2018, the Company issued 10,968 shares of Class A common stock at $3.71 per share to a vendor for the settlement of accounts payable.

On August 31, 2018, the Company issued 100,000 shares of common stock to the shareholders of EOSEDU, LLC valued at $3.54 per share related to the acquisition of 100% of EOS.

On September 14, 2018, the Company issued 1,290 shares of Class A common stock at $3.10 per share to a consultant in lieu of payment for services.

On October 15, 2018, the Company issued 1,960 shares of Class A common stock at $2.04 per share to a consultant in lieu of payment for services.

On November 15, 2018, the Company issued 1,970 shares of Class A common stock at $2.03 per share to a consultant in lieu of payment for services.

On December 17, 2018, the Company issued 2,381 shares of Class A common stock at $1.68 per share to a consultant in lieu of payment for services.

Exercise of stock options

On March 20, 2018, the former Chief Financial Officer exercised 29,200 stock options and paid a total of $3 for the collective exercise price.

NOTE 13 – STOCK COMPENSATION

The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 2,690,438 shares. Grants made under this plan must be approved by the Company’s Board of Directors. As of December 31, 2019, the Company had 305,749 shares reserved for issuance under the plan.

F-28

Stock Options

Under our stock option program, an employee receives an award that provides the opportunity in the future to purchase the Company’s shares at the market price of our stock on the date the award is granted (strike price). The options become exercisable over a range of immediately vested to four-year vesting periods and expire five years from the grant date, unless stated differently in the option agreements, if they are not exercised. Stock options have no financial statement effect on the date they are granted but rather are reflected over time through compensation expense. We record compensation expense based on the estimated fair value of the awards which is amortized as compensation expense on a straight-line basis over the vesting period. Accordingly, total expense related to the award is reduced by the fair value of options that are forfeited by employees that leave the Company prior to vesting.

Following is a summary of the option activities during the years ended December 31, 2019 and 2018:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding, December 31, 2017	812,574	$3.01	5.64
Granted	1,019,500	$5.08
Exercised	(29,200)	$0.0001
Cancelled	(84,850)	$4.81
Outstanding, December 31, 2018	1,718,024	$4.18	4.64
Granted	802,882	$1.84
Exercised	-	$-
Cancelled	(136,218)	$4.86
Outstanding, December 31, 2019	2,384,688	$3.35	4.15
Exercisable, December 31, 2019	1,652,995	$3.27	3.70

The Company estimates the fair value of each stock option award on the date of grant using a Black-Scholes option pricing model. As of December 31, 2019 and 2018, the options had an intrinsic value of approximately $0.4 million and $0.5 million, respectively.

Issuances in 2019:

On January 2, 2019, the Company granted 100,000 stock options each, for a total of 300,000 options to purchase common stock, to its President, Chief Executive Officer and Chief Operating Officer with an exercise price of $1.30 per share, which options vest monthly over one-year period. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $186,411 on the grant date.

On March 12, 2019, the Company issued 20,000 stock options to Steve Barker, Vice President of Robotics at Boxlight with an exercise price of $2.50 per share. The expiration date of these options is ten years from the grant date. These options had an aggregate fair value of approximately $31,436 on the grant date.

On June 22, 2019, the Company granted 60,000 stock options to employees from the Qwizdom acquisition with an exercise price of $2.85 per share vesting annually over four years commencing June 22, 2020 as part of their compensation. The expiration date of these options is ten years from grant date. These options have an aggregate fair value of approximately $106,861on the grant date.

On August 6, 2019, the Company granted an aggregate of 131,250 stock options to its directors with an exercise price of $2.40 per share vesting monthly over one year. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $146,380 on the grant date that was calculated using the Black-Scholes option-pricing model.

On September 17, 2019, the Company granted 32,000 stock options to employees from the EOS acquisition with an exercise price of $2.09 per share vesting annually over four years commencing September 17, 2020 as part of their compensation. The expiration date of these options is ten years from grant date. These options have an aggregate fair value of approximately $41,811on the grant date.

On October 1, 2019, the Company granted an aggregate of 207,000 stock options to its employees with an exercise price of $1.84 per share vesting quarterly in equal installments over a period of four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $200,993 on the grant date.

On October 15, 2019, the Company granted 52,632 stock options to one of its Board of Directors with an exercise price of $1.9 per share vesting quarterly over one year. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $46,593 on the grant date.

Variables used in the Black-Scholes option-pricing model for options granted during the nine months ended December 31, 2019 include: (1) discount rate of 1.51 - 2.47% (2) expected life, using a simplified method, of 3 to 6 years, (3) expected volatility of 69 - 70%, and (4) zero expected dividends.

F-29

Issuances in 2018:

On January 2, 2018, the Company granted 100,000 stock options each, 300,000 options in total, to its President, Chief Executive Officer and former Chief Financial Officer with an exercise price of $5.01 per share vesting monthly over one year. The expiration date of these options is five years from the grant date. These options had an aggregate fair value of approximately $689,000 on the grant date.

On January 2, 2018, the Company granted 200,000 stock options to its Chief Operating Officer with an exercise price of $5.01 per share vesting monthly over one year. The expiration date of these options is five years from the grant date. These options had a fair value of approximately $459,000 on the grant date.

On February 14, 2018, the Company granted an aggregate of 367,500 stock options in total to its employees with an exercise price of $5.40 per share vesting quarterly over four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $998,000 on the grant date.

On March 19, 2018, the Company granted 35,000 stock options to its Chief Financial Officer with an exercise price of $4.00 per share vesting monthly over one year. The expiration date of these options is five years from the grant date. These options had an aggregate fair value of approximately $65,000 on the grant date.

On March 29, 2018, the Company granted 25,000 stock options to one of its Board of Directors with an exercise price of $4.06 per share vesting quarterly over one year. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $47,000 on the grant date.

On June 22, 2018, the Company granted 60,000 stock options to employees from the Qwizdom acquisition with an exercise price of $5.78 per share vesting annually over four years commencing June 22, 2019. The expiration date of these options is ten years from the grant date. These options have an aggregate fair value of approximately $214,000 on the grant date.

On September 17, 2018, the Company granted 32,000 stock options to employees from the EOS acquisition with an exercise price of $3.08 per share vesting annually over four years commencing September 17, 2019. The expiration date of these options is ten years from the grant date. These options have an aggregate fair value of approximately $63,000 on the grant date.

Variables used in the Black-Scholes option-pricing model for options granted during the year ended December 31, 2018 include: (1) discount rate of 2.01% – 2.89% (2) expected life, using simplified method, of 3 – 6 years, (3) expected volatility of 66% – 71%, and (4) zero expected dividends.

Warrants

Following is a summary of the warrant activities during the years ended December 31, 2019 and 2018:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Outstanding, December 31, 2017	1,070,717	7.57	2.12
Granted	402,657	$1.70	-
Cancelled	(289,253)	$3.94	1.50
Outstanding, December 31, 2018	1,184,121	$1.90	1.63
Granted	187,038	$1.50	-
Cancelled	(1,021,159)	$1.25	-
Outstanding, December 31, 2019	350,000	$2.20	2.11
Exercisable, December 31, 2019	347,187	$2.16	2.11

F-30

2019 Warrants

On March 12, 2019, the Company issued 30,000 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares to either raise additional capital or complete an acquisition. The warrants were issued in relation to acquisition of MRI.

On March 14, 2019, the Company issued 20,063 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares to either raise additional capital or complete an acquisition. The warrants were issued in relation to converting the debt from Harbor Gates.

On March 22, 2019, the Company issued 10,765 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares to either raise additional capital or complete an acquisition. The warrants were issued in relation to raising capital through loan with Lind Partner.

On October 22, 2019, the Company issued 25,398 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares in repayment of outstanding debt. The warrants were issued in relation to paying principal and interest of notes payable to Lind Partner.

On November 13, 2019, the Company issued 24,892 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares in repayment of outstanding debt. The warrants were issued in relation to paying principal and interest of notes payable to Lind Partner.

On December 3, 2019, the Company issued 29,172 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares in repayment of outstanding debt. The warrants were issued in relation to paying principal and interest of notes payable to Lind Partner.

On December 13, 2019, the Company issued 10,413 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares to either raise additional capital or complete an acquisition.

On December 27, 2019, the Company issued 36,337 warrants to Dynamic Capital, the warrants were issued in accordance with the terms of the warrant agreement that required the issuance of additional shares when the Company issues shares in repayment of outstanding debt. The warrants were issued in relation to paying principal and interest of notes payable to Lind Partner.

An aggregate amount of 1,021,159 warrants that was previously issued to Dynamic Capital were deemed expired as of December 31, 2019.

Variables used in the binomial and Black-Scholes option-pricing model for warrants granted during the year ended December 31, 2019 include: (1) discount rate of 1.55-2.52% (2) expected life of 0.05-2.00 years, (3) expected volatility of 54-120%, and (4) zero expected dividends. As of December 31, 2019, the warrants had an intrinsic value of $0.

2018 Warrants

On April 2, 2018, the Company issued a warrant to purchase 5,000 shares of Class A common stock at a strike price of $4.76 per share to a consultant. The warrant will vest on a quarterly basis over 4 years beginning September 30, 2018. The expiration date is 5 years from the issue date. These warrants have an aggregate fair value of approximately $12,000 on the grant date that was calculated using the Black-Scholes option-pricing model.

On May 31, 2018, the Company cancelled warrants to purchase 289,253 shares of Class A common stock at a strike price of $3.94 per share. The Company recorded additional contribution of $1,149,580 and gain from settlement of liabilities of $103,560 in connection with the cancellation.

On June 21, 2018, the Company issued warrants to purchase 270,000 and 25,000 shares of Class A common stock at a strike price of $6.00 per share to Canaan Parish, an entity controlled by our president, and a consultant, respectively, for future advisory services. The warrants are exercisable by the holder only after October 1, 2018 and expire on December 31, 2021. These warrants have an aggregate fair value of approximately $930,000 on the grant date that was calculated using the Black-Scholes option-pricing model. These warrants contain non-fixed settlement provision that the exercise price can be lower when a qualified event occur as defined in the agreement. The Company concluded that the instruments are accounted for as derivative liabilities. See Note 11. During the year ended, the Company recorded approximately $62,000 compensation and derivative liabilities based on vesting term.

In 2018, the Company issued 86,511 and 16,146 warrants to Dynamic Capital and Canaan Parish, respectively. The warrants were issued in accordance with the terms of the warrant agreements that required the issuance of additional shares when the Company issues shares to either raise additional capital or complete an acquisition.

During the year ended December 31, 2018, 1,129,121 warrants’ exercise prices were reset to $1.68 per share, respectively, upon a qualified event as defined in the agreements.

Variables used in the binomial and Black-Scholes option-pricing model for warrants granted during the year ended December 31, 2018 include: (1) discount rate of 2.46% – 2.63% (2) expected life of 1.00 – 3.00 years, (3) expected volatility of 71% – 74%, and (4) zero expected dividends. As of December 31, 2018, the warrants had an intrinsic value of $0.

F-31

The warrants granted to Dynamic, Canaan Parish and Lackamoola contain net cash settlement provisions and do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future. The Company concluded that the instruments are accounted for as derivative liabilities because of the net cash and non-fixed settlement provisions.

Stock compensation expense

For the year ended December 31, 2019 and 2018, the Company recorded the following stock compensation in general and administrative expense:

	2019	2018
Stock options	$777,632	$1,835,293
Warrants	64,945	149,294
Class A common stock grants	294,998	-
Total stock compensation expense	$1,137,575	$1,984,587

As of December 31, 2019, there was approximately $1.3 million of unrecognized compensation expense related to unvested options, which will be amortized over the remaining vesting period. Of that total, approximately $0.7 million is estimated to be recorded as compensation expense in 2020.

NOTE 14 – OTHER RELATED PARTY TRANSACTIONS

Management Agreement

On November 30, 2017, the Company entered into a management agreement with Dynamic Capital, LLC, a Nevada limited liability company owned by the AEL Irrevocable Trust and managed by Adam Levin (“Dynamic Capital”). Pursuant to the agreement, Dynamic Capital was to perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. In consideration for its services, Dynamic Capital was to receive a management fee payable in cash equal to 1.125% of total consolidated net revenues for the fiscal years ended December 31, 2017 and 2018, payable in monthly installments. The annual fee was subject to a cap of $750,000 in each of 2017 and 2018. As of December 31, 2019, and December 31, 2018, the Company had a payable to Dynamic Capital $0 and $425,619, respectively. The remaining annual fee for the amount of $99,950 was paid on May 7, 2019.

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our President and Director, Michael Pope. The Management Agreement is separate and apart from Mr. Pope’s employment agreement with the Company’s Management Agreement, effective as of the first day of the same month that Mr. Pope’s employment with the Company shall terminate, and for a term of 13 months, Mr. Pope shall provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company shall pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

Sales and Purchases - EDI

Everest Display Inc. (“EDI”), an affiliate of the Company’s major shareholder K-Laser, is a major supplier of products to the Company. For the years ended December 31, 2019 and 2018, the Company had purchases of $900,434 and $4,203,800 respectively, from EDI. For the years ended December 31, 2019 and 2018, the Company had sales of $51,228 and $19,167, respectively, to EDI. As of December 31, 2019, and 2018, the Company had accounts payable to EDI of approximately of $5,037,569 and $5,491,616 respectively, to EDI.

F-32

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases four office spaces under non-cancelable lease agreements. The leases provide that the Company pay only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. Future minimum lease payments of the Company’s operating leases with a term over one year subsequent to December 31, 2019 are as follows:

Year ending December 31,	Amount
2020	$418,180
2021	369,914
2022	135,239
Minimum Lease Payments	$923,333

The Company also has another office lease on a month-to-month basis. For the years ended December 31, 2019 and 2018, aggregate rent expense was approximately $444,810 and $357,244, respectively.

NOTE 16 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company’s revenues were concentrated with a few customers for the years ended December 31, 2019 and 2018:

Customer	Total revenues from the customer to total revenues for the year ended December 31, 2019	Accounts receivable from the customer as of December 31, 2019 (rounded to 000)	Total revenues from the customer to total revenues for the year ended December 31, 2018	Accounts receivable from the customer as of December 31, 2018 (rounded to 000)
1	14%	$184,000	39%	$1,495,000
2	13%	605,000
3	12%	235,000

The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company’s purchases were concentrated among a few vendors for the years ended December 31, 2019 and 2018:

Vendor	Total purchases from the vendor to total purchases for the year ended December 31, 2019	Accounts payable (prepayment) to the vendor as of December 31, 2019 (rounded to 000)	Total purchases from the vendor to total purchases for the year ended December 31, 2018	Accounts payable (prepayment) to the vendor as of December 31, 2018 (rounded to 000)
1	32%	$1,359,000	33%	$(282,000)
2			30%	$(17,000)
3*			17%	$5,492,000

* EDI, a related party. See Note 15.

The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

F-33

NOTE 17 – SUBSEQUENT EVENTS

On April 17, 2020, the Company, consummated the transactions contemplated by an asset purchase agreement, dated February 4, 2020 (the “Asset Purchase Agreement”), with MyStemKits, Inc., a Delaware corporation (“MyStemKits”), and STEM Education Holdings, Pty, an Australian corporation (“STEM”) which is the sole shareholder of MyStemKits. Pursuant to the Asset Purchase Agreement, Boxlight acquired the assets, and assumed certain liabilities, of MyStemKits in exchange for a purchase price of $600,000 (the “Purchase Price”). Pursuant to a letter agreement, dated April 17, 2020 (the “Letter Agreement”), between MyStemKits, Boxlight and the Company, the form of payment of the $600,000 Purchase Price was adjusted so that: (i) $100,000 is cash payable at closing, (ii) $150,000 is payable in the form of a working capital credit and inventory adjustment, and (iii) the balance is payable in the form of a $350,000 purchase note (the “Purchase Note”) payable in four equal installments of $87,500 (the “Installment Payments”) on July 31, 2020, October 31, 2020, January 31, 2021 and April 30, 2021. Further, acknowledging the ongoing COVID-19 pandemic, the Letter Agreement states that potential adjustments may be made to the Installment Payments due on July 31, 2020 and October 31, 2020 in the event the actual gross revenue of MyStemKits continues to be materially below budget.

On April 15, 2020, the 2014 Stock Option plan was amended, wherein the Board of Directors approved the addition of 3,700,000 shares available for grant to directors, officers and employees.

On April 15, 2020, the Company granted an aggregate of 670,000 stock options in total to its employees with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $362,891 on the grant date.

On April 15, 2020, the Company granted 1,400,000 stock options to its executive team including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and SVP of Sales and Marketing with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregate fair value of approximately $758,280 on the grant date.

On April 15, 2020, the Company granted 480,000 stock options to its Board of Directors with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $259,982 on the grant date.

On April 10, 2020, the Company announced that Mr. Daniel Leis has been appointed to the position of Senior Vice President Global Sales and Marketing, Mr. Leis will receive a salary of $121,000 per year, along with a target commission of $129,000 per year.

On March 20, 2020, the Company entered into an employment agreement with Mr. Michael Pope as the Chairman and Chief Executive Officer, Mr. Pope will receive 186,484 shares of the Company’s restricted Class A common stock, which shares will vest in equal installments over a period of 12 months.

On March 13, 2020, the Company entered into an agreement with Everest Display, Inc. (EDI), to which EDI will forgive $2,000,000 in accounts payable owed by the Company to EDI in exchange for the Company’s issuance of 1,333,333 shares of its Class A common stock, at $1.50 per share.

On February 4, 2020, the Company and Lind Global Macro Fund, LP, a Delaware limited partnership (“Lind”), entered into a securities purchase agreement (the “SPA”) pursuant to which the Company is to receive on February 6, 2020 $750,000 in exchange for the issuance to Lind of (1) an $825,000 convertible promissory note, payable at an 8% interest rate, compounded monthly (the “2020 Note”), (2) certain shares of restricted Class A common stock valued at $60,000, calculated based on the 20-day volume average weighted price of the Class A common stock for the period ended February 4, 2020, and (3) a commitment fee of $26,250. The Note matures over 24 months, with repayment to commence August 4, 2020, after which time the Company will be obligated to make monthly payments of $45,833.33 (the “Monthly Payments”), plus interest. Interest payments owed under the Note (the “Interest Payments”) shall accrue beginning on the one month anniversary of the issuance of the Note, however such Interest Payments shall accrued during the first six months of the Note, after which time the Interest Payments, including such accrued Interest Payments, shall be payable on a monthly basis in either conversion shares or in cash

On January 13, 2020, the Company entered into an employment agreement with Mr. Harold Bevis as the Chief Operating Officer, Mr. Bevis received 506,355 restricted shares of the Company’s common stock. On March 20, 2020, Mr. Bevis resigned as the Chief Executive Officer. Mr. Bevis’ shares were forfeited and none vested during his time as the Chief Executive Officer.

On January 13, 2020, the Company granted 50,000 stock options to Mark Elliott as part of the new employment agreement as the Chief Commercial Officer with an exercise price of $1.20 per share, which options vest monthly over one-year period. The expiration date of these options is five years from the grant date. These options had a fair value of $46,700 on the grant date that was calculated using the Black-Scholes option-pricing model.

On January 2, 2020, the Company granted 100,000 stock options each, for a total of 300,000 options to purchase common stock, to its President, Chairman and Chief Executive Officer, Chief Commercial Officer and Chief Operating Officer with an exercise price of $1.30 per share, which options vest monthly over one-year period. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $268,512 on the grant date that was calculated using the Black-Scholes option-pricing model.

F-34

Boxlight Corporation

Consolidated Condensed Balance Sheets

As of March 31, 2020 and December 31, 2019

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current asset:
Cash and cash equivalents	$612,936	$1,172,994
Accounts receivable – trade, net of allowances	4,260,345	3,665,057
Inventories, net of reserves	2,884,640	3,318,857
Prepaid expenses and other current assets	1,179,349	1,765,741
Total current assets	8,937,270	9,922,649

Property and equipment, net of accumulated depreciation	203,487	207,397
Intangible assets, net of accumulated amortization	5,343,557	5,559,097
Goodwill	4,723,549	4,723,549
Other assets	59,649	56,193
Total assets	$19,267,512	$20,468,885

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$4,794,939	$4,721,417
Accounts payable and accrued expenses – related parties	3,301,412	5,031,367
Warranty reserve	31,448	12,775
Current portion of debt – third parties	5,264,057	4,536,227
Current portions of debt – related parties	405,550	368,383
Earn-out payable – related party	351,595	387,118
Deferred revenues – short-term	1,733,660	1,972,565
Derivative liabilities	117,941	146,604
Other short-term liabilities	54,640	31,417
Total current liabilities	16,055,242	17,207,873

Deferred revenues – long-term	2,759,831	2,582,602
Long-term debt – third parties	1,058,797	1,201,139
Long-term debt – related parties	53,561	108,228
Other long-term liabilities	12,389	16,696
Total liabilities	19,939,820	21,116,538

Commitments and contingencies (Note 13)

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 shares issued and outstanding	17	17
Common stock, $0.0001 par value, 200,000,000 shares authorized; 13,871,187 and 11,698,697 Class A shares issued and outstanding, respectively	1,388	1,170
Additional paid-in capital	32,763,992	30,735,815
Subscriptions receivable	(200)	(200)
Accumulated deficit	(33,296,054)	(31,346,431)
Accumulated other comprehensive loss	(141,451)	(38,024)
Total stockholders’ deficit	(672,308)	(647,653)

Total liabilities and stockholders’ deficit	$19,267,512	$20,468,885

See accompanying notes to unaudited consolidated condensed financial statements.

F-35

Boxlight Corporation

Consolidated Condensed Statements of Operations and Comprehensive Loss

For the three months ended March 31, 2020 and 2019

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019 (Note 1)

Revenues, net	$5,723,049	$4,993,399
Cost of revenues	4,131,989	3,321,332
Gross profit	1,591,060	1,672,067

Operating expense:
General and administrative expenses	3,937,729	3,766,068
Research and development	316,756	235,996
Total operating expense	4,254,485	4,002,064

Loss from operations	(2,663,425)	(2,329,997)

Other income (expense):
Interest expense, net	(459,320)	(280,603)
Other income, net	57,950	21,209
Changes in fair value of derivative liabilities	28,663	(2,162,495)
Gain from settlements of liabilities	1,086,509	146,434
Total other income (expense)	713,802	(2,275,455)

Net loss	$(1,949,623)	$(4,605,452)

Comprehensive loss:
Net loss	$(1,949,623)	$(4,605,452)
Other comprehensive loss:
Foreign currency translation loss	(103,427)	(38,147)
Total comprehensive loss	$(2,053,050)	$(4,643,599)

Net loss per common share – basic and diluted	$(0.16)	$(0.45)
Weighted average number of common shares outstanding – basic and diluted	12,493,829	10,255,808

See accompanying notes to unaudited consolidated condensed financial statements.

F-36

Boxlight Corporation

Consolidated Condensed Statements of Changes in Stockholders’ Equity (Deficit)

For the three Months Ended March 31, 2020 and 2019

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019

Total stockholders’ equity (deficit), beginning balances	$(647,653)	$7,968,059

Series A preferred stock	17	25

Class A common stock and additional paid-in capital:
Beginning balances	30,736,985	27,280,949
Shares issued for:
Conversion of accounts payable	566,667	-
Conversion of notes payable	1,133,515	382,525
Closing fees for issuance of notes payable	49,013	199,509
Acquisition	-	500,000
Other share-based payments	8,000	12,000
Stock compensation expense	271,200	118,861
Ending balances	32,765,380	28,493,844

Subscription receivable	(200)	(225)

Other comprehensive loss
Beginning balances	(38,024)	(106,419)
Foreign currency translation loss	(103,427)	(38,147)
Ending balances	(141,451)	(144,566)

Accumulated deficit
Beginning balances	(31,346,431)	(19,206,271)
Cumulative effects of adoption of new accounting standards in prior period	-	(2,738,082)
Net loss	(1,949,623)	(4,605,452)
Ending balances	(33,296,054)	(26,549,805)

Total stockholders’ equity (deficit), ending balances	$(672,308)	$1,799,274

See accompanying notes to unaudited consolidated condensed financial statements.

F-37

Boxlight Corporation

Consolidated Condensed Statements of Cash Flows

For the three Months Ended March 31, 2020 and 2019

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019 (Note 1)

Cash flows from operating activities:
Net loss	$(1,949,623)	$(4,605,452)
Adjustments to reconcile net loss to net cash (used) provided in operating activities:
Amortization of debt discount	170,830	4,839
Bad debt expense	(8,711)	(116,007)
Gain on settlement of liabilities	(1,086,509)	(146,434)
Change in allowance for sales returns and volume rebate	1,661	(377,232)
Change in inventory reserve	(43,700)	35,168
Change in fair value of derivative liability	(28,663)	2,162,495
Change in fair value of earn-out payable	(35,523)	-
Shares issued for interest payment on notes payable	42,370	-
Stock compensation expense	271,200	161,446
Other share-based payments	8,000	12,000
Depreciation and amortization	219,450	246,147
Changes in operating assets and liabilities:
Accounts receivable – trade	(588,238)	1,864,532
Inventories	477,917	962,894
Prepaid expenses and other current assets	586,392	362,500
Other assets	(3,456)	-
Accounts payable and accrued expenses	830,364	655,681
Warranty reserve	18,673	(121,393)
Accounts payable and accrued expenses - related parties	270,045	(42,439)
Other short-term liabilities	23,223	14,191
Deferred revenues	(61,676)	(508,192)
Other liabilities	(4,307)	-
Net cash (used) provided in operating activities	$(890,281)	$564,744

Cash flows from investing activities:
Cash receipts from acquisitions	-	10,261
Net cash provided by investing activities	-	10,261

Cash flows from financing activities:
Proceeds from short-term debt	2,816,620	4,806,787
Principal payments on short-term debt	(3,091,720)	(5,361,951)
Proceeds from convertible notes payable	750,000	2,000,000
Debt issuance costs	(41,250)	(165,530)
Net cash provided by financing activities	$433,650	$1,279,306

Effect of foreign currency exchange rates	(103,427)	(38,147)

Net decrease in cash and cash equivalents	(560,058)	1,816,164

Cash and cash equivalents, beginning of the period	1,172,994	901,459

Cash and cash equivalents, end of the period	$612,936	$2,717,623

Supplemental cash flow disclosures:
Cash paid for interest	$340,313	$275,676

Non-cash investment and financing transactions:
Shares issued to convert accounts payable	$566,667	$-
Shares issued to convert notes payable – Lind Global	$1,133,515	$382,525
Shares issued for closing fees related to outstanding notes payable	$49,013	$199,509
Shares and notes payable issued as consideration for acquisition of Modern Robotics, Inc. net of cash received	$-	$559,739

See accompanying notes to unaudited consolidated condensed financial statements.

F-38

Boxlight Corporation

Notes to the Unaudited Consolidated Condensed Financial Statements

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 with its headquarters in Atlanta, Georgia for the purpose of becoming a technology company that sells interactive educational products. In 2016, the Company acquired Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. (“BLA”) and Boxlight Latinoamerica Servicios, S.A. DE C.V. (“BLS”) (together, “Boxlight Group”), Mimio LLC (“Mimio”) and Genesis Collaboration, LLC (“Genesis”). In 2018, the Company acquired Cohuborate Ltd. (“Cohuba”), Qwizdom Inc. and its subsidiary Qwizdom UK Limited (“Qwizdom Companies”) and EOSEDU, LLC (“EOS”). In 2019, the Company acquired Modern Robotics, Inc. (“MRI”). The Company currently designs, produces and distributes interactive technology solutions to the education market.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The accompanying consolidated condensed financial statements include the accounts of Boxlight Parent, Boxlight Group, Mimio, Genesis, Cohuba, Qwizdom Companies, EOS and MRI. Transactions and balances among all of the companies have been eliminated.

The accompanying unaudited consolidated condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim unaudited consolidated condensed financial information and interim financial reporting guidelines and rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by GAAP for complete consolidated financial statements. The unaudited consolidated condensed financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2019 and notes thereto contained in the Company’s Annual Report on Form 10-K. Certain information and note disclosures normally included in the consolidated financial statements have been condensed. The December 31, 2019 balance sheet included herein was derived from the audited consolidated financial statements, but does not include all disclosures, including notes, required by GAAP for complete financial statements.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at contractual amounts, net of an allowance for doubtful accounts. The allowance for doubtful accounts represents management’s estimate of the amounts that ultimately will not be realized in cash. The Company reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required.

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INVENTORIES

Inventories are stated at the lower of cost or net realizable value and includes spare parts and finished goods. Inventories are primarily determined using the specific identification method and the first-in, first-out (“FIFO”) cost method. Cost includes direct cost from the contract manufacturer (“CM”) or original equipment received from the manufacturer (“OEM”), plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and the mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

Intangible assets AND GOODWILL

Intangible assets, other than goodwill are amortized using the straight-line method over their estimated period of benefit. We periodically evaluate the recoverability of intangible assets, other than goodwill, and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a market approach. Goodwill is not amortized and is not deductible for tax purposes.

DERIVATIVES

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company determined that certain warrants to purchase common stock do not satisfy the criteria for classification as equity instruments due to the existence of certain net cash and non-fixed settlement provisions that are not within the sole control of the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments primarily include cash, accounts receivable, derivative liabilities, accounts payable and debt. Due to the short-term nature of cash, accounts receivables and accounts payable, the carrying amounts of these assets and liabilities approximate their fair value. Debt approximates fair value due to either the short-term nature or recent execution of the debt agreement. The amount of consideration received is deemed to be the fair value of long-term debt net of any debt discount and issuance cost.

Derivative liabilities and the earn–out payable are recorded at fair value at each period end.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

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Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of March 31, 2020 and December 31, 2019:

	Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs	Carrying Value as of March 31,
Description	(Level 1)	(Level 2)	(Level 3)	2020
Derivative liabilities - warrant instruments	$-	$-	$117,941	117,941
Earn-out payable – related party	-	-	351,595	351,595

			$469,536	469,536

	Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs	Carrying Value as of December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2019
Derivative liabilities - warrant instruments	$-	$-	$146,604	$146,604
Earn-out payable – related party	-	-	387,118	387,118

			$533,722	$533,722

The following table shows the change in the Company’s earn-out payable rollforward for the three months ended March 31, 2020 and 2019:

Amount
Balance, December 31, 2019	$387,118
Change in fair value of earn-out payable	(35,523)

Balance, March 31, 2020	$351,595

REVENUE RECOGNITION

In accordance with the FASB’s Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), the Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and the title and the significant risks and rewards of ownership of products or services are transferred to its customers. Product revenue is derived from the sale of projectors, interactive panels and related software and accessories to distributors, resellers, and end users. Service revenue is derived from hardware maintenance services, product installation, training, software maintenance, and subscription services.

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Nature of Products and Services and Related Contractual Provisions

The Company’s sales of interactive devices, including panels, projectors, and other interactive devices generally include hardware maintenance services, a license to software, and the provision of related software maintenance. In most cases, interactive devices are sold with hardware maintenance services with terms ranging from 36 – 60 months. Software maintenance includes technical support, product updates on a when and if available basis, and error correction services. At times, non-interactive projectors are also sold with hardware maintenance services with terms ranging from 36-60 months. The Company also licenses software independently of its interactive devices, in which case it is bundled with software maintenance, and in some cases, subscription services that include access to on-line content, access to replacement parts, and cloud-based applications. The Company’s software subscription services provide access to content and software applications on an as needed basis over the Internet, but do not provide the right to take delivery of the software applications.

The Company’s products sales, including those with software and related services, generally include a single payment up front for the products and services, and revenue is recorded net of estimated sales returns and rebates based on the Company’s expectations and historical experience. For most of the Company’s product sales, control transfers, and therefore, revenue is recognized when products are shipped at the point of origin. When the Company transfers control of its products to the customer prior to the related shipping and handling activities, the Company has adopted a policy of accounting for shipping and handling activities as a fulfillment cost rather than a performance obligation. For software product sales, control is transferred when the customer receives the related interactive hardware since the customer’s connection to the interactive hardware activates the software license at which time the software is made available to the customer. For the Company’s software maintenance, hardware maintenance, and subscription services, revenue is recognized ratably over time as the services are provided since time is the best output measure of how those services are transferred to the customer.

The Company’s installation, training and professional development services are generally sold separately from the Company’s products. Control of these services is transferred to our customers over time with hours/time incurred in providing the service being the best depiction of the transfer of services since the customer is receiving the benefit of the services as the work is performed.

For the sale of third-party products and services where the Company obtains control of the products and services before transferring it to the customer, the Company recognizes revenue based on the gross amount billed to customers. The Company considers multiple factors when determining whether it obtains control of the third-party products and services including, but not limited to, evaluating if it can establish the price of the product, retains inventory risk for tangible products or has the responsibility for ensuring acceptability of the product or service. The Company has not historically entered into transactions where it does not take control of the product or service prior to transfer to the customer.

The Company excludes all taxes assessed by a governmental agency that are both imposed on and concurrent with the specific revenue-producing transaction from revenue (for example, sales and use taxes). In essence, the Company is reporting these amounts collected on behalf of the applicable government agency on a net basis as though they are acting as an agent. The taxes collected and not yet remitted to the governmental agency are included in accounts payable and accrued expenses in the accompanying consolidated condensed balance sheets.

Significant Judgments

For contracts with multiple performance obligations, each of which represent promises within a contract that are distinct, the Company allocates revenue to all distinct performance obligations based on their relative stand-alone selling prices (“SSPs”). The Company’s products and services included in its contracts with multiple performance obligations generally are not sold separately and there are no observable prices available to determine the SSP for those products and services. Since observable prices are not available, SSPs are established that reflect the Company’s best estimates of what the selling prices of the performance obligations would be if they were sold regularly on a stand-alone basis. The Company’s process for estimating SSPs without observable prices considers multiple factors that may vary depending upon the unique facts and circumstances related to each performance obligation including, when applicable, the estimated cost to provide the performance obligation, market trends in the pricing for similar offerings, product-specific business objectives, and competitor or other relevant market pricing and margins. When pricing is highly variable or uncertain, the Company applies the residual approach to determining SSP by subtracting the SSP of other products or services from the total transaction price to arrive at the SSP for the performance obligations with highly variable or uncertain pricing. When multiple performance obligations in a contract have highly variable or uncertain pricing, the Company allocates the residual value to those performance obligations using an alternative method of allocation that is consistent with the allocation objective and the guidance on determining SSPs in Topic 606 considering, when applicable, the estimated cost to provide the performance obligation, market pricing for competing product or service offerings, product-specific business objectives, incremental values for bundled transactions that include a service relative to similar transactions that exclude the service, and competitor pricing and margins. A separate price has not been established by the Company for its hardware maintenance services and software maintenance services. In addition, hardware maintenance services, software solutions, and the related maintenance services are never separately and are proprietary in nature, and the related selling price of these products and services is highly variable or uncertain. Therefore, the SSP of these products and services is estimated using the alternative method described above, which includes residual value techniques.

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The Company has applied the portfolio approach to its allocation of the transaction price for certain portfolios of contracts that contain the same performance obligations and are priced in a consistent manner. The Company believes that the application of the portfolio approach produces the same result as if they were applied at the contract level.

Contract Balances

The timing of invoicing to customers often differs from the timing of revenue recognition and these timing differences can result in receivables, contract assets, or contract liabilities (deferred revenue) on the Company’s consolidated condensed balance sheets. Fees for the Company’s product and most service contracts are fixed, except as adjusted for rebate programs when applicable, and are generally due within 30-60 days of contract execution. Fees for installation, training, and professional development services are fixed and generally become due as the services are performed. The Company has an established history of collecting under the terms of its contracts without providing refunds or concessions to its customers. The Company’s contractual payment terms do not vary when products are bundled with services that are provided over multiple years. In these contracts where services are expected to be transferred on an ongoing basis for several years after the related payment, the Company has determined that the contracts generally do not include a significant financing component. The upfront invoicing terms are designed 1) to provide customers with a predictable way to purchase products and services where the payment is due in the same timeframe as when the products, which constitute the predominant portion of the contractual value, are transferred, and 2) to ensure that the customer continues to use the related services, so that the customer will receive the optimal benefit from the products over their lives. Additionally, the Company has elected the practical expedient to exclude any financing component from consideration for contracts where, at contract inception, the period between the transfer of services and the timing of the related payment is not expected to exceed one year.

The Company has an unconditional right to consideration for all products and services transferred to the customer. That unconditional right to consideration is reflected in accounts receivable in the accompanying consolidated condensed balance sheets in accordance with Topic 606. Contract liabilities are reflected in deferred revenue in the accompanying consolidated condensed balance sheets and reflect amounts allocated to performance obligations that have not yet been transferred to the customer related to software maintenance, hardware maintenance, and subscription services. The Company has no material contract assets at March 31, 2020 or December 31, 2019. During the three months ended March 31, 2020 and March 31, 2019, the Company recognized $0.3 million and $0.7 million, respectively, of revenue that was included in the deferred revenue balance as of December 31, 2018, as adjusted for Topic 606, at the beginning of the period.

Variable Consideration

The Company’s otherwise fixed consideration in its customer contracts may vary when refunds or credits are provided for sales returns, stock rotation rights, or in connection with certain rebate provisions. The Company generally does not allow product returns other than under assurance warranties or hardware maintenance contracts. However, the Company, on a case by case basis, will grant exceptions, mostly due to “buyer’s remorse” where the distributor or reseller’s end customer either did not understand what they were ordering or determined that the product did not meet their needs. An allowance for sales returns is estimated based on an analysis of historical trends. In very limited situations, a customer may return previous purchases held in inventory for a specified period of time in exchange for credits toward additional purchases. In addition, rebates are provided to certain customers when specified volume purchase thresholds have been achieved. The Company includes variable consideration in its transaction price when there is a basis to reasonably estimate the amount of the fee and it is probable there will not be a significant reversal. These estimates are generally made using the expected value method based on historical experience and are measured at each reporting date. There was no material revenue recognized in 2020 related to changes in estimated variable consideration that existed at December 31, 2019.

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Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of accounting within the contract. The transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied by transferring the promised good or service to the customer. The Company identifies performance obligations at contract inception so that it can monitor and account for the obligations over the life of the contract. Remaining performance obligations represent the portion of the transaction price in a contract allocated to products and services not yet transferred to the customer. As of March 31, 2020, the aggregate amount of the contractual transaction prices allocated to remaining performance obligations was approximately $4.5 million, out of this amount $3.8 million represents the effect of Topic 606. The Company expects to recognize revenue on approximately 39% of the remaining performance obligations in 2020, 46% in 2021 and 2022, with the remainder recognized thereafter.

In accordance with Topic 606, the Company has elected not to disclose the value of remaining performance obligations for contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed (for example, a time-and-materials professional services contracts). In addition, the Company has elected not to disclose the value of remaining performance obligations for contracts with performance obligations that are expected, at contract inception, to be satisfied over a period that does not exceed one year.

Disaggregated Revenue

The Company disaggregates revenue based upon the nature of its products and services and the timing and manner in which it is transferred to the customer. Although all product revenue is transferred to the customer at a point in time, hardware revenue is generally transferred at the point of shipment, while software is generally transferred to the customer at the time the hardware is received by the customer or when software product keys are delivered electronically to the customer. All service revenue is transferred over time to the customer; however, professional services are generally transferred to the customer within a year from the contract date as measured based upon hours or time incurred while software maintenance, hardware maintenance, and subscription services are generally transferred over 3-5 years from the contract execution date as measured based upon the passage of time.

	Three Months Ended
	March 31, 2020	March 31, 2019
Product Revenues:
Hardware	$4,788,498	$4,315,098
Software	159,084	36,563
Service Revenues:
Professional Services	342,310	290,522
Maintenance and Subscription Services	433,156	351,216
	$5,723,049	$4,993,399

Contract Costs

The Company capitalizes incremental costs to obtain a contract with a customer if the Company expects to recover those costs. The incremental costs to obtain a contract are those that the Company incurs to obtain a contract with a customer that it would not have otherwise incurred if the contract were not obtained (e.g. a sales commission). The Company capitalizes the costs incurred to fulfill a contract only if those costs meet all of the following criteria:

●	The costs relate directly to a contract or to an anticipated contract that the Company can specifically identify.
●	The costs generate or enhance resources of the Company that will be used in satisfying (or in continuing to satisfy) performance obligations in the future.
●	The costs are expected to be recovered.

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Certain sales commissions incurred by the Company were determined to be incremental costs to obtain the related contracts, which are deferred and amortized ratably over the estimated economic benefit period. For these sales commissions that are incremental costs to obtain where the period of amortization would have been recognized over a period that is one year or less, the Company elected the practical expedient to expense those costs as incurred. Commission costs that are deferred are classified as current or non-current assets based on the timing of when the Company expects to recognize the expense, and are included in prepaid and other assets and other assets, respectively, in the accompanying consolidated condensed balance sheets. Total deferred commissions at March 31, 2020 and December 31, 2019 and the related amortization for 2019 were less than $0.1 million. No impairment losses were recognized for the three months ended March 31, 2020 and 2019.

The Company has not historically incurred any material fulfillment costs that meet the criteria for capitalization.

The Company’s consolidated condensed statements of operations and cash flows for the three months ended March 31, 2019 were recorded under the prior GAAP, we revised these statements to be comparable to the March 31, 2020 period which are recorded under Topic 606.

The following table presents the effects of adopting Topic 606 on the Company’s consolidated condensed statement of operations for the three months ended March 31, 2019:

	Balances under		Balances under
	Topic 606	Adjustments	Prior GAAP
STATEMENT OF OPERATIONS
Revenues	$4,993,399	$(19,314)	$5,012,713
Cost of revenues	3,321,332	(106,841)	3,428,173
Gross profit	1,672,067	87,527	1,584,540
General and administrative expenses	3,766,068	5,956	3,760,112
Total operating expense	4,002,064	5,956	3,996,108
Loss from operations	(2,329,997)	81,571	(2,411,568)
Net loss/income	$(4,605,452)	$81,571	$(4,687,023)

Net loss per common share – basic and diluted	$(0.45)	$(0.01)	$(0.46)

The following table presents the effects of adopting Topic 606 on the Company’s consolidated condensed statement of cash flows for the three months ended March 31, 2019:

	Balances under		Balances under
	Topic 606	Adjustments	Prior GAAP
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,605,452)	$81,571	$(4,687,023)
Prepaid expense and other current assets	362,500	5,956	356,544
Warranty reserve	(121,393)	(106,841)	(14,552)
Deferred revenues	(508,192)	19,314	(527,506)
Cash used for operating activities	$564,744	$-	$564,744

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WARRANTY RESERVE

For customers that do not purchase hardware maintenance services, the Company generally provides warranty coverage on projectors and accessories, batteries and computers. This warranty coverage does not exceed 24 months, and the Company establishes a liability for estimated product warranty costs, included in other short-term liabilities in the consolidated condensed statements of operations, at the time the related product revenue is recognized. The warranty obligation is affected by historical product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

STOCK COMPENSATION

The Company estimates the fair value of each stock compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

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NEW ACCOUNTING STANDARDS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. Since the Company is an Emerging Growth Company, the ASU is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual reporting periods beginning after December 15, 2021. Earlier application is permitted. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740). The new guidance modifies the requirements for the timing of adoption of enacted change in tax law. The effects of changes on taxes currently payable or refundable for the current year must be reflected in the computation of annual effective tax rate in the first interim period that includes the enactment date of the new legislation, beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that this standard will have, if any, on its financial statements.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN

These consolidated condensed financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2020, the Company had an accumulated deficit of $33,296,054 and a working capital deficit of $7,117,972. During the three months ended March 31, 2020, the Company incurred a net loss of $1,949,623 and net cash used in operations was $890,281. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the issuance date of these consolidated condensed financial statements. These consolidated condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company is seeking to obtain funds for operations through public or private sales of equity and debt securities or from bank or other loans.

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NOTE 3 – ACCOUNTS RECEIVABLE - TRADE

Accounts receivable consisted of the following at March 31, 2020 and December 31, 2019:

	2020	2019

Accounts receivable - trade	$5,110,590	$4,522,352
Allowance for doubtful accounts	(349,514)	(358,225)
Allowance for sales returns and volume rebates	(500,731)	(499,070)

Accounts receivable - trade, net of allowances	$4,260,345	$3,665,057

NOTE 4 – INVENTORIES

Inventories consisted of the following at March 31, 2020 and December 31, 2019:

	2020	2019

Finished goods	$2,762,076	$3,239,038
Spare parts	272,125	273,080
Reserve for inventory obsolescence	(149,561)	(193,261)

Inventories, net	$2,884,640	$3,318,857

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at March 31, 2020 and December 31, 2019:

	2020	2019

Prepayments to vendors	$839,932	$1,389,044
Prepaid licenses and other	277,843	315,354
Prepaid local taxes	27,204	26,088
Prepaid insurance	34,370	35,255

Prepaid expenses and other current assets	$1,179,349	$1,765,741

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NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2020 and December 31, 2019:

	2020	2019

Building	$199,708	$199,708
Building improvements	9,086	9,086
Leasehold improvements	3,355	3,355
Office equipment	40,062	40,062
Other equipment	42,485	42,485

Property and equipment, at cost	294,696	294,696
Accumulated depreciation	(91,209)	(87,299)

Property and equipment, net of accumulated depreciation	$203,487	$207,397

For the three months ended March 31, 2020 and 2019, the Company recorded depreciation expense of $3,910 and $10,378, respectively.

NOTE 7 – INTANGIBLE ASSETS AND GOODWILL

Intangible assets and goodwill consisted of the following at March 31, 2020 and December 31, 2019:

	Useful lives	2020	2019

Patents	9 years	$81,683	$81,683
Customer relationships	10 years	4,009,355	4,009,355
Technology	5 years	271,585	271,585
Domain	15 years	13,955	13,955
Trademarks	10 years	3,917,590	3,917,590

Intangible assets, at cost		8,294,168	8,294,168
Accumulated amortization		(2,950,611)	(2,735,071)

Intangible assets, net of accumulated amortization		$5,343,557	$5,559,097

Goodwill from acquisition of EOS	N/A	$78,411	78,411
Goodwill from acquisition of Qwizdom	N/A	463,147	$463,147
Goodwill from acquisition of Mimio	N/A	44,931	44,931
Goodwill from acquisition of Boxlight	N/A	4,137,060	4,137,060
		$4,723,549	$4,723,549

For the three months ended March 31, 2020 and 2019, the Company recorded amortization expense of $215,540 and $235,769, respectively.

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NOTE 8 – DEBT

The following is a summary of our debt at March 31, 2020 and December 31, 2019:

	2020	2019
Debt – Third Parties
Note payable – Lind Global	$4,888,888	$4,797,221
Accounts receivable financing – Sallyport Commercial	1,861,499	1,551,500
Note payable – Eternal Asia International	189,242	-
Total debt – third parties	6,939,629	6,348,721
Less: Discount and issuance cost – Lind Global	616,775	611,355
Current portion of debt – third parties	5,264,057	4,536,227
Long-term debt – third parties	$1,058,797	$1,201,139

Debt – Related Parties
Note payable – Qwizdom (Darin & Silvia Beamish)	$381,563	$381,563
Note payable – Steve Barker	-	17,500
Note payable – Logical Choice Corporation – Delaware	54,000	54,000
Note payable – Mark Elliott	23,548	23,548
Total debt – related parties	459,111	476,611
Less: current portion of debt – related parties	405,550	368,383
Long-term debt – related parties	$53,561	$108,228

Total debt	$7,398,740	$6,213,977

Debt - Third Parties:

Lind Global Marco Fund, LP

On March 22, 2019, the Company entered into a securities purchase agreement with Lind that contemplates a $4,000,000 working capital financing for Boxlight Parent and its subsidiaries. The investment is in the form of a $4,400,000 principal amount convertible secured Boxlight Parent note, payable at an 8% interest rate, compounded monthly with a maturity date of 24 months. The note is convertible at the option of Lind into the Company’s Class A voting common stock at a fixed conversion price of $4.00 per share. The Company will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $8.00 for 30 consecutive days; and convert up to 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $12.00 for 30 consecutive days. A commitment fee in the amount of $125,000 was paid to the Investor.

The Company paid the Investor $275,428 for closing fees by issuing 108,091 shares of Class A common stock. As of March 31, 2020 and December 31, 2019, the Company paid principal of $733,332 and $977,778, respectively, interest of $42,370 and $106,643, respectively, through issuance of Class A common stock to the Investor.

On December 13, 2019, the Company entered into a securities purchase agreement with Lind that contemplates a $1,250,000 working capital loan for Boxlight Parent and its subsidiaries. The investment is in the form of a $1,375,000 principal amount convertible secured Boxlight Parent note, payable at an 8% interest rate, compounded monthly with a maturity date of 24 months. The note is convertible at the option of the Investor into the Company’s Class A voting common stock at a fixed conversion price of $2.50 per share. The Company will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $5.00 for 30 consecutive days; and convert up to 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $6.25 for 30 consecutive days. A commitment fee in the amount of $43,750 was paid to the Investor. The Company paid the Investor $93,022 for closing fees by issuing 69,420 shares of Class A common stock.

On February 4, 2020, the Company and the Investor entered into a securities purchase agreement pursuant to which the Company is to receive on February 6, 2020 $750,000 in exchange for the issuance to the Investor of (1) an $825,000 convertible promissory note, payable at an 8% interest rate, compounded monthly (the “2020 Note”), (2) certain shares of restricted Class A common stock valued at $60,000, calculated based on the 20-day volume average weighted price of the Class A common stock for the period ended February 4, 2020, and (3) a commitment fee of $26,250. The Note matures over 24 months, with repayment to commence August 4, 2020, after which time the Company will be obligated to make monthly payments of $45,833, plus interest. Interest shall accrue during the first six months of the note, after which time the interest payments, including accrued interest will be payable monthly in either conversion shares or in cash. A commitment fee in the amount of $26,250 was paid to the Investor. The Company paid the Investor $60,000 for closing fees by issuing 44,557 shares of Class A common stock.

As of March 31, 2020, the outstanding principal net of debt issuance cost and discount, and accrued interest to the Investor were $4,272,113 and $68,896, respectively. Principal of $3,830,091 is due within one year from March 31, 2020.

F-50

Accounts Receivable Financing – Sallyport Commercial Finance

On August 15, 2017, Boxlight Inc., and Genesis Collaboration, LLC (“Genesis”) entered into a 12-month term account sale and purchase agreement with Sallyport Commercial Finance, LLC (“Sallyport”). Pursuant to the agreement, Sallyport agreed to purchase 85% of the eligible accounts receivable of the Company with a right of recourse back to the Company if the receivables are not collectible. This agreement requires a minimum monthly sales volume of $1,250,000 with a maximum facility limit of $6,000,000. Advances against this agreement accrue interest at the rate of 4% in excess of the highest prime rate publicly announced from time to time with a floor of 4.25%. In addition, the Company is required to pay a daily audit fee of $950 per day. The Company granted Sallyport a security interest in all of Boxlight Inc. and Genesis’ assets.

As of March 31, 2020, outstanding principal and accrued interest were $1,861,499 and $0, respectively. For the three months ended March 31, 2020, the Company incurred interest expense of $132,245.

Eternal Asia International

On January 19, 2020, the Company and Eternal Asia International (“EA”) committed to a payment schedule to pay invoices and interest with EA in the amount of $756,800 and $52,976 in 12 equal weekly installments starting in January 27, 2020. As of March 31, 2020, outstanding principal and accrued interest under this agreement were $189,242 and $4,415, respectively.

Debt - Related Parties:

Long Term Note Payable- Qwizdom Shareholders

On June 22, 2018, the Company issued a note to Darin and Silvia Beamish, the previous 100% shareholders of Qwizdom, in the amount of $656,000 bearing an 8% interest rate. The note was issued as a part of the purchase price pursuant to a stock purchase agreement. The principal and accrued interest of the $656,000 note is due and payable in 12 equal quarterly payments. The first quarterly payment was due September 2018 and subsequent quarterly payments are due through June 2021. Principal and accrued interest become due and payable in full upon the completion of a public offering of Class A common stock or private placement of debt or equity securities for $10,000,000 or more. As of March 31, 2020, outstanding principal and accrued interest under this note were $381,563 and $14,945, respectively. As of December 31, 2019, outstanding principal and accrued interest under this agreement was $381,563 and $7,334, respectively. Principal in the amount of $328,002 is due within a year from March 31, 2020.

Note Payable – Steve Barker

On March 12, 2019, the Company purchased the MRI net assets for 200,000 shares of the Company’s Class A common stock and a $70,000 note payable. The note was paid in full on March 31, 2020.

Line of Credit - Logical Choice Corporation-Delaware

On May 21, 2014, the Company entered into a line of credit agreement (the “LCC Line of Credit”) with Logical Choice Corporation-Delaware (“LCC-Delaware”), the former sole member of Genesis. The LCC Line of Credit allowed the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed accrued interest at the rate of 10% per annum. Interest accrued on any advanced funds was due monthly and the outstanding principal and any accrued interest were due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2018. The LCC Line of Credit is currently in default. The assets of Genesis have been pledged, but subordinated to Sallyport financing, as a security interest against any advances on the line of credit. As of March 31, 2020, outstanding principal and accrued interest under this agreement was $54,000 and $28,062, respectively. As of December 31, 2019, outstanding principal and accrued interest under this agreement was $54,000 and $26,716, respectively.

Note Payable – Mark Elliott

On January 16, 2015, the Company issued a note to James Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note, as later amended, was due on December 31, 2019 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible into the Company’s common stock at the lesser of (i) $6.28 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all, but not less than all, of the outstanding principal and interest due under this note. On July 3, 2018, Mr. Elliott and the Company amended the note to eliminate the conversion provision of the note. As of March 31, 2020, outstanding principal and accrued interest under this note were $23,548 and $1,180, respectively. The note is currently in default. As of December 31, 2019, outstanding principal and accrued interest under this note were $23,548 and $593, respectively.

F-51

NOTE 9 – DERIVATIVE LIABILITIES

The Company had issued warrants that contain net cash settlement provisions or do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future. The Company concluded that the warrants should be accounted for as derivative liabilities. In determining the fair value of the derivative liabilities, the Company used the Black-Scholes option pricing model at March 31, 2020 and 2019:

March 31, 2020
Common stock issuable upon exercise of warrants	295,000
Market value of common stock on measurement date	$0.57
Exercise price	$0.43
Risk free interest rate (1)	0.23%
Expected life in years	1.75 years
Expected volatility (2)	142%
Expected dividend yields (3)	0%

March 31, 2019
Common stock issuable upon exercise of warrants	1,191,999
Market value of common stock on measurement date	$3.20
Exercise price	$1.20
Risk free interest rate (1)	2.21-2.4%
Expected life in years	0.76-2.76 years
Expected volatility (2)	64 – 119%
Expected dividend yields (3)	0%

(1)	The risk-free interest rate was determined by management using the applicable Treasury Bill as of the measurement date.
(2)	The expected volatility was determined by calculating the volatility of the Company’s peers’ common stock.
(3)	The Company does not expect to pay a dividend in the foreseeable future.

The following table shows the change in the Company’s derivative liabilities rollforward for the three months ended March 31, 2020 and 2018:

Amount
Balance, December 31, 2019	$146,604
Initial valuation of derivative liabilities upon issuance of warrants
Change in fair value of derivative liabilities	(28,663)

Balance, March 31, 2020	$117,941

Amount
Balance, December 31, 2018	$326,452
Initial valuation of derivative liabilities upon issuance of warrants	42,585
Change in fair value of derivative liabilities	2,162,495

Balance, March 31, 2019	$2,531,532

The change in fair value of derivative liabilities includes losses from exercise price modifications.

NOTE 10 – EQUITY

Preferred Shares

The Company’s articles of incorporation provide that the Company is authorized to issue 50,000,000 shares of preferred stock consisting of: 1) 250,000 shares of non-voting Series A preferred stock, with a par value of $0.0001 per share; 2) 1,200,000 shares of voting Series B preferred stock, with a par value of $0.0001 per share; 3) 270,000 shares of voting Series C preferred stock, with a par value of $0.0001 per share; and 4) 48,280,000 shares to be designated by the Company’s Board of Directors.

F-52

At the IPO date, 250,000 shares of the Company’s non-voting convertible Series A preferred stock were issued to Vert Capital for the acquisition of Genesis. All of the Series A preferred stock was convertible into 398,406 shares of Class A common stock. On August 5, 2019, 82,028 of these preferred shares were converted into 130,721 shares of Class A common stock.

Common Stock

The Company’s common stock consists of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock have the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock. As of March 31, 2020 and December 31, 2019, the Company had 13,871,187 and 11,698,697 shares of Class A common stock issued and outstanding, respectively. No Class B shares were outstanding at March 31, 2020 and December 31, 2019.

Issuance of common stock

During the period ended March 31, 2020, the Company issued 7,111 shares of Class A common stock in lieu of payment for services with an aggregate amount of $8,000.

During the period ended March 31, 2020, the Company issued 44,557 shares of Class A common stock in lieu of payment of the closing fees of the convertible debt with an aggregate amount of $49,013 to Lind Global.

During the period ended March 31, 2020, the Company issued 787,489 shares of Class A common stock in lieu of principal and interest payment of notes payable with an aggregate amount of $1,133,515 to Lind Global.

The Company entered into an agreement with a related party, Everest Display, Inc., to forgive $2.0 million in accounts payable owed in exchange for 1,333,333 shares of common stock valued at $566,667 resulting in the Company recording a $1,433,333 gain from settlement of liabilities.

Exercise of stock options

No options to purchase common stock were exercised during the three months ended March 31, 2020.

NOTE 11 – STOCK COMPENSATION

The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 2,690,438 shares. Grants made under this plan must be approved by the Company’s Board of Directors. As of March 31, 2020, the Company had 109,859 shares reserved for issuance under the plan.

On April 15, 2020, the 2014 Stock Option plan was amended, wherein the Board of Directors approved the addition of 3,700,000 shares available for grant to directors, officers and employees. The amendment is pending shareholder approval.

F-53

Stock Options

Under our stock option program, an employee receives an award that provides the opportunity in the future to purchase the Company’s shares at the market price of our stock on the date the award is granted (strike price). The options become exercisable over a range of immediately vested to four-year vesting periods and expire five years from the grant date, unless stated differently in the option agreements, if they are not exercised. Stock options have no financial statement effect on the date they are granted but rather are reflected over time through compensation expense. We record compensation expense based on the estimated fair value of the awards which is amortized as compensation expense on a straight-line basis over the vesting period. Accordingly, total expense related to the award is reduced by the fair value of options that are forfeited by employees that leave the Company prior to vesting.

Following is a summary of the option activities during the three months ended March 31, 2020:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding, December 31, 2019	2,384,688	$3.35	4.15
Granted	350,000	1.16
Cancelled	(154,110)	3.55
Outstanding, March 31, 2020	2,580,579	3.04	4.03
Exercisable, March 31, 2020	1,803,357	3.19	3.52

The Company estimates the fair value of each stock option award on the date of grant using a Black-Scholes option pricing model. As of March 31, 2020, the options had an intrinsic value of approximately $0.2 million.

On January 13, 2020, the Company granted 50,000 stock options to Mark Elliott as part of the new employment agreement as the Chief Commercial Officer with an exercise price of $1.20 per share, which options vest monthly over one-year period. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $46,700 on the grant date that was calculated using the Black-Scholes option-pricing model.

On January 2, 2020, the Company granted 100,000 stock options each, for a total of 300,000 options to purchase common stock, to its President, Chairman and Chief Executive Officer, Chief Commercial Officer and Chief Operating Officer with an exercise price of $1.30 per share, which options vest monthly over one-year period. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $268,512 on the grant date that was calculated using the Black-Scholes option-pricing model.

Variables used in the Black-Scholes option-pricing model for options granted during the three months ended March 31, 2020 include: (1) discount rate of 1.59% – 1.60% (2) expected life, using simplified method, of 3 years, (3) expected volatility of 139.48%, and (4) zero expected dividends.

Warrants

Following is a summary of the warrant activities during the three months ended March 31, 2020:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding, December 31, 2019	350,000	$2.20	2.11
Granted	-
Outstanding, March 31, 2020	350,000	2.20	1.87
Exercisable, March 31, 2020	347,500	2.16	1.86

Stock compensation expense

For the three months ended March 31, 2020 and 2019, the Company recorded the following stock compensation in general and administrative expense:

	2020	2019
Stock options	$271,200	$118,861
Warrants	-	42,585
Total stock compensation expense	$271,200	$161,446

F-54

As of March 31, 2020, there was approximately $1.1 million of unrecognized compensation expense related to unvested options, which will be amortized over the remaining vesting period. Of that total, approximately $0.6 million is estimated to be recorded as compensation expense in the remaining nine months of 2020.

NOTE 12 – OTHER RELATED PARTY TRANSACTIONS

Management Agreement

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our Chief Executive Officer, President and Director, Michael Pope. The Management Agreement is separate and apart from Mr. Pope’s employment agreement with the Company’s Management Agreement, effective as of the first day of the same month that Mr. Pope’s employment with the Company shall terminate, and for a term of 13 months, Mr. Pope shall provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company shall pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

Sales and Purchases - EDI

Everest Display Inc. (“EDI”), an affiliate of the Company’s major shareholder K-Laser Technology, Inc., is a major supplier of products to the Company. For the three months ended March 31, 2020 and 2019, the Company had purchases of $81,900 and $124,569, respectively, from EDI. For the three months ended March 31, 2020 and 2019, the Company had sales of $3,900 and $10,299, respectively, to EDI. The Company entered into an agreement with EDI, to forgive $2.0 million in accounts payable owed in exchange for 1,333,333 shares of common stock valued at $566,667 resulting in the Company recording a $1,433,333 gain from settlement of liabilities.

As of March 31, 2020, and December 31, 2019, the Company had accounts payable of $3,269,396 and $5,037,569, respectively, to EDI.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases three offices under non-cancelable lease agreements. The leases provide that the Company pays only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. Future minimum lease payments of the Company’s operating leases with a term over one year subsequent to March 31, 2020 are as follows:

Year ending December 31,	Amount
2020	$311,616
2021	369,914
2022	135,239

Net Minimum Lease Payments	$816,769

For the three months ended March 31, 2020 and 2019, aggregate rent expense was $132,329 and $102,620 respectively.

F-55

NOTE 14 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company’s revenues were concentrated to one customer for the three months ended March 31, 2020 and 2019:

Customer	Total revenues from the customer to total revenues for the three months ended March 31, 2020	Accounts receivable from the customer as of March 31, 2020 (rounded to 000’s)
1	13.8%	$735,000

Customer	Total revenues from the customer to total revenues for the three months ended March 31, 2019	Accounts receivable from the customer as of March 31, 2019 (rounded to 000’s)
1	24%	$235,000

The loss of our one significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company’s purchases were concentrated among a few vendors for the three months ended March 31, 2020 and 2019:

Vendor	Total purchases from the vendor to total purchases for the three months ended March 31, 2020	Accounts payable (prepayment) to the vendor as of March 31, 2020 (rounded to 000’s)
1	36%	$1,218,000

Vendor	Total purchases from the vendor to total purchases for the three months ended March 31, 2019	Accounts payable (prepayment) to the vendor as of March 31, 2019 (rounded to 000’s)
1	31%	$(125,000)
2	15%	$(21,000)
3	12%	$(53,000)

The Company believes there are other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 15 – SUBSEQUENT EVENTS

On April 17, 2020, the Company, consummated the transactions contemplated by an asset purchase agreement, dated February 4, 2020 (the “Asset Purchase Agreement”), with MyStemKits, Inc., a Delaware corporation (“MyStemKits”), and STEM Education Holdings, Pty, an Australian corporation (“STEM”) which is the sole shareholder of MyStemKits. Pursuant to the Asset Purchase Agreement, Boxlight acquired the assets, and assumed certain liabilities, of MyStemKits in exchange for a purchase price of $600,000 (the “Purchase Price”). Pursuant to a letter agreement, dated April 17, 2020 (the “Letter Agreement”), between MyStemKits, Boxlight and the Company, the form of payment of the $600,000 Purchase Price was adjusted so that: (i) $100,000 is cash payable at closing, (ii) $150,000 is payable in the form of a working capital credit and inventory adjustment, and (iii) the balance is payable in the form of a $350,000 purchase note (the “Purchase Note”) payable in four equal installments of $87,500 (the “Installment Payments”) on July 31, 2020, October 31, 2020, January 31, 2021 and April 30, 2020. Further, acknowledging the ongoing COVID-19 pandemic, the Letter Agreement states that potential adjustments may be made to the Installment Payments due on July 31, 2020 and October 31, 2020 in the event the actual gross revenue of MyStemKits continues to be materially below budget.

On April 17, 2020, Stemify agreed to purchase 142,857 shares of the Company’s Class A common stock at a purchase price of $0.70 per share for a total of $100,000.

On April 15, 2020, the 2014 Stock Option plan was amended, wherein the Board of Directors approved the addition of 3,700,000 shares available for grant to directors, officers and employees. The amendment is pending shareholder approval.

On April 15, 2020, the Company granted an aggregate of 670,000 stock options in total to its employees with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $362,891 on the grant date.

On April 15, 2020, the Company granted 1,400,000 stock options to its executive team including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Senior Vice President Global Sales and Marketing with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregate fair value of approximately $758,280 on the grant date.

On April 15, 2020, the Company granted 480,000 stock options to its Board of Directors with an exercise price of $.70 per share vesting monthly over four years. The expiration date of these options is five years from the grant date. These options had an aggregated fair value of approximately $259,982 on the grant date.

On April 10, 2020, the Company announced that Mr. Daniel Leis has been appointed to the position of Senior Vice President Global Sales and Marketing, Mr. Leis will receive a salary of $121,000 per year, along with a target commission of $129,000 per year.

F-56

9,615,384 Shares

Class A Common Stock

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

National Securities Corporation

            , 2020

Through and including                  , 2020 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$1,493
FINRA filing fees	2,225
Accountants’ fees and expenses	50,000
Legal fees and expenses	150,000
Underwriters’ reimbursable expenses, including legal fees	85,000
Transfer Agent’s fees and expenses	-
Printing and engraving expenses	-

Total Expenses	$288,718

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

II-1

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities issued by us within the past three years. Also included is the consideration received by us for such securities, if any, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On January 8, 2018, Boxlight Parent issued 60,000 shares of common stock to K Laser valued at $7.00 per share for cash of $420,000.

On April 13, 2018, Boxlight Parent issued 1,015 shares of common stock at $3.94 to a consultant in lieu of payment for services.

On May 9, 2018, Boxlight Parent issued 257,200 shares of common stock to the shareholders of Cohuba valued at $5.58 per share related to the acquisition of 100% of Cohuborate, Ltd.

On May 15, 2018, Boxlight Parent issued 416 shares of common stock to Tysadco Partners valued at $9.62 per share in lieu of payment of professional fees.

On May 16, 2018, Boxlight Parent issued 5,715 shares of common stock to a third-party lender valued at $9.84 per share in lieu of payment of origination fees.

On June 15, 2018, Boxlight Parent issued 694 shares of common stock to Tysadco Partners valued at $5.76 per share in lieu of payment of professional fees.

On June 22, 2018, Boxlight Parent issued 142,857 shares of common stock to the shareholders of Qwizdom, Inc. valued at $5.80 per share related to the acquisition of 100% of Qwizdom.

On July 15, 2018, Boxlight Parent issued 962 shares of Class A common stock at $4.16 per share to a consultant in lieu of payment for services.

On August 15, 2018, Boxlight Parent issued 806 shares of Class A common stock at $4.96 per share to a consultant in lieu of payment for services.

On August 20, 2018, Boxlight Parent issued 10,968 shares of Class A common stock at $3.71 per share to a vendor for the settlement of accounts payable.

In connection with the August 31, 2018 acquisition of EOSEDU, LLC (“EOS Education”), Boxlight Parent issued 100,000 shares of its Class A Common Stock to the two shareholders of EOS Education.

On September 14, 2018, Boxlight Parent issued 1,290 shares of Class A common stock at $3.10 per share to a consultant in lieu of payment for services.

On October 15, 2018, Boxlight Parent issued 1,960 shares of Class A common stock at $2.04 per share to a consultant in lieu of payment for services.

On November 15, 2018, Boxlight Parent issued 1,970 shares of Class A common stock at $2.03 per share to a consultant in lieu of payment for services.

II-2

On December 17, 2018, Boxlight Parent issued 2,381 shares of Class A common stock at $1.68 per share to a consultant in lieu of payment for services.

On May 16, 2018, Boxlight Parent entered into an unsecured promissory note agreement for $500,000 with a third-party lender. The note bears an interest rate of 7% and matures on February 16, 2019. In addition, Boxlight Parent issued 5,715 shares of its Class A common stock to the lender. If Boxlight Parent fails to pay the note on the maturity date, the note may be converted into its Class A common stock at a price of $4.00 per share at the option of the holder.

During the year ended December 31, 2019, Boxlight Parent issued 21,704 shares of common stock in lieu of payment for services with an aggregate amount of $48,000.

During the year ended December 31, 2019, Boxlight Parent issued 141,186 shares of common stock in lieu of payment of the closing fees of the convertible debt with an aggregate amount of $292,518 to Lind Global.

During the period ended December 31, 2019, the Company issued 735,662 shares of commons stock in lieu of principal and interest payment of notes payable with an aggregate amount of $1,084,420 to Lind Global.

On March 12, 2019, Boxlight Parent issued 200,000 shares of common stock to the shareholder of Modern Robotics, Inc. valued at $2.50 per share, related to the asset purchases agreement.

On March 14, 2019, Boxlight Parent issued 133,750 shares of common stock valued at $2.86 per share to Harbor Gates Capital to settle the $500,000 outstanding convertible note including accrued interest.

On August 6, 2019, Boxlight Parent issued 122,916 shares of common stock valued at $2.40 per share as part of executive compensation.

On August 6, 2019, the company issued 130,721 shares of common stock to convert 82,028 shares of preferred stock issued to Vert Capital for the acquisition of Genesis.

On October 22, 2019, Boxlight Parent issued 36,325 shares of common stock valued at $2.09 per share in pursuant of the “Make Whole Share” clause related to the convertible debt issued to Lind Global on March 22, 2019.

During the period ended March 31, 2020, the Company issued 7,111 shares of Class A common stock in lieu of payment for services with an aggregate amount of $8,000.

During the period ended March 31, 2020, the Company issued 44,557 shares of Class A common stock in lieu of payment of the closing fees of the convertible debt with an aggregate amount of $49,013 to Lind Global.

During the period ended March 31, 2020, the Company issued 787,489 shares of Class A common stock in lieu of principal and interest payment of notes payable with an aggregate amount of $1,133,515 to Lind Global.

On March 13, 2020, the Company entered into an agreement with a related party, Everest Display, Inc., to forgive $2.0 million in accounts payable owed in exchange for 1,333,333 shares of common stock valued at $566,667 resulting in the Company recording a $1,433,333 gain from settlement of liabilities.

On April 17, 2020, Stemify agreed to purchase 142,857 shares of the Company’s Class A common stock at a purchase price of $0.70 per share for a total of $100,000.

On April 22, 2020, the Company issued 521,613 shares of Class A common stock in lieu of principal and interest payment of notes payable with an aggregate amount of $262,370 to Lind Global.

On May 20, 2020, the Company issued 449,554 shares of Class A common stock in lieu of principal and interest payment of notes payable with an aggregate amount of $260,741 to Lind Global.

The above securities were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules.

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(6) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(7) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Exhibit
1.1 3.2

Form of Underwriting Agreement (**)

Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 in the Draft Registration Statement on Form S-1 (Reg. No. 377-00845) filed on November 12, 2014).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 in the Draft Registration Statement on Form S-1 (Reg. No. 377-00845) filed on November 12, 2014)

4.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.2	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.3	Amended and Restated Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.4	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (Reg. No 333-204811) filed on October 9, 2015.

4.5	Form of Subscription Agreement for $1.00 per share (incorporated by reference to Exhibit 4.6 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

4.6	Share Purchase Agreement, dated as of May 10, 2016 by and among Boxlight Holdings, Inc., Boxlight Corporation, Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. Boxlight Latinoamerica, Servicios S.A. DE C.V., Everest Display Inc. and GuanFeng International Ltd. (incorporated by reference to Exhibit 10.1 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

4.7	Operating Agreement of EOSEDU, LLC, dated September 17, 2018, by and between the Boxlight Corporation and EOSEDU, LLC dated September 17, 2018 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on September 24, 2018).

4.8	Warrant to Purchase 270 shares of Class A Common Stock, dated June 21, 2018, issued to Canaan Parish LLC (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

4.9	Warrant to Purchase 25,000 shares of Class A Common Stock, dated June 21, 2018, issued to Lackamoola LLC (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

5.1	Form of Legal Opinion of Michelman & Robinson LLP (*)

10.1	2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (Reg. No. 333-2048111) filed on June 9, 2015).

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10.2	Trademark Assignment, dated May 27, 2016, between Herbert Myers, Boxlight Corporation and Boxlight Inc. (incorporated by reference to Exhibit 10.6 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

10.3	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and James Mark Elliott(incorporated by reference to Exhibit 10.4 to the Prospectus on Form 10-K filed April 2, 2018).

10.4	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and Michael Pope (incorporated by reference to Exhibit 10.5 to the Prospectus on Form 10-K filed April 2, 2018).

10.5	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and Sheri Lofgren (incorporated by reference to Exhibit 10.6 to the Prospectus on Form 10-K filed April 2, 2018).

10.6	Employment Agreement, dated November 30, 2017 by and between Boxlight Corporation and Henry Nance (incorporated by reference to Exhibit 10.7 to the Prospectus on Form 10-K filed April 2, 2018).

10.7	$2,000,000 Convertible Promissory Note of Boxlight Corporation to Mim Holdings, dated as of April 1, 2016 (Incorporated by reference to Exhibit 10.14 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

10.8	Agreement, dated December 2015 by and between Loeb & Loeb LLP and Boxlight Corporation (incorporated by reference to Exhibit 10.38 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on December 28, 2015).

10.9	Amendment No. 2 to Membership Interest Purchase Agreement, effective June 30, 2016 among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.30 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on December 15, 2016).

10.10	Amendment No. 3 to Membership Interest Purchase Agreement, effective August 3, 2016 among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.34 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on August 12, 2016).

10.11	Promissory Note, issued June 3, 2016 between Boxlight, Inc. and AHA Inc. Co Ltd. (Incorporated by reference to Exhibit 10.32 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on July 11, 2016).

10.12	Form of Loan and Security Agreement with Hitachi Capital America Corp (incorporated by reference to Exhibit 10.1 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on August 12, 2016).

10.13	Loan and Security Agreement, dated September 28, 2016, between Boxlight Inc., Crestmark Bank and Mimio LLC (incorporated by reference to Exhibit 10.35 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on January 12, 2017).

10.14	Amendment 1 to Share Purchase Agreement and Option Agreement, dated May 10, 2016 by and Among Everest Display, Inc., Guang Feng International, Ltd., Boxlight Holdings, Boxlight Corporation, Boxlight Inc., Boxlight Latinoamerica S.A. and Boxlight Latinoamerica Servicios, S.A. DE C.V. (incorporated by reference to Exhibit 10.36 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

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10.15	Form of Subscription Agreement between K Laser International Co., Ltd. And Boxlight Corporation for $1,000,000 equity investment at $5.60 per share (incorporated by reference to Exhibit 10.37 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

10.16	$2,000,000 Convertible Promissory Note, dated September 29, 2016 between Boxlight Corporation and Everest Display, Inc. (incorporated by reference to Exhibit 10.38 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

10.17	Notice of Default, dated December 28, 2015 – Skyview Capital (incorporated by reference to Exhibit 10.39 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on January 12, 2017).

10.18	Account Sale and Purchase Agreement, dated September 5, 2017 between Sallyport Commercial Finance LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 11, 2017).

10.19	Employment Agreement, dated March 19, 2018 by and between Boxlight Corporation and Takesha Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 21, 2018).

10.20	Stock Purchase Agreement and Exhibits, date May 9, 2018 among Boxlight Corporation, Cohuborate Ltd. and the shareholders of Cohuborate, Ltd. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

10.21	$500,000 Promissory Note, dated May 16, 2018, from Boxlight Corporation to Harbor Gates Capital, LLC (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

10.22	Membership Interest Purchase agreement, dated as of September 17, 2018, by and among the Boxlight Corporation, Daniel Leis, Aleksandra Leis and EOSEDU, LLC (incorporated by reference to Exhibit 10.24 in Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on September 24, 2018).

10.23	Employment agreement, dated September 1, 2018, by and between Boxlight Corporation and Aleksandra Leis (incorporated by reference to Exhibit 10.25 in Amendment No. 1 to the Registration Statement on Form S-1(Reg. No. 333-226068) filed on September 24, 2018).

10.24	Employment agreement, dated September 1, 2018, by and between Boxlight Corporation and Daniel Leis (incorporated by reference to Exhibit 10.25 in Amendment No. 1 to the Registration Statement on Form S-1(Reg. No. 333-226068) filed on September 24, 2018.

10.25	Asset Purchase Agreement, dated March 12, 2019, between Boxlight Corporation, Boxlight Inc., Modern Robotics and Stephen Fuller (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 15, 2019).

10.26	Securities Purchase Agreement, dated March 22, 2019, between Boxlight Corporation and Lind Global Macro Fund, LP. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 25, 2019).

10.27	Form of Secured Convertible Promissory Note dated March 22, 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed March 25, 2019).

10.28	Security Agreement, dated March 22, 2019, between Boxlight Corporation and Lind Global Macro Fund (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed March 25, 2019).

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10.29	Intercreditor Agreement, dated March 22, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LLP (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed March 25, 2019).

10.30	Securities Purchase Agreement, dated as of December 13, 2019, between Boxlight Corporation and Lind Global Macro Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 17, 2019).

10.31	Secured Convertible Note, dated December 13, 2019, issued by Boxlight Corporation to Lind Global Macro Fund (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed December 17, 2019).

10.32	Amended and Restated Security Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (filed as Exhibit 10.3 to the Current Report on Form 8-K filed December 17, 2019).

10.33	Amended and Restated Intercreditor Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed December 17, 2019).

10.34	Amended and Restated Employment Agreement, dated January 13, 2020, between Boxlight Corporation and James Mark Elliott (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 14, 2020).

10.35	Employment letter, dated January 13, 2020, between Boxlight Corporation and Harold Bevis (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed January 14, 2020).

10.36	Asset Purchase Agreement, dated February 3, 2020, between Boxlight Corporation, Boxlight Inc., MyStemKit Inc. and STEM Education Holdings, Pty. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 7, 2020).

10.37	Securities Purchase Agreement, dated February 4, 2020, between Boxlight Corporation and Lind Global Macro Fund, LP. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 7, 2020).

10.38	Secured Convertible Note, dated February 4, 2020, issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 7, 2020).

10.39	Second Amended and Restated Security Agreement, dated February 4, 2020, between Boxlight Corporation and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed February 7, 2020).

10.40	Second Amended and Restated Intercreditor Agreement, dated February 4, 2020, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed February 7, 2020).

10.41	Third Restated Convertible Promissory Note, dated February 4, 2020, issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed February 7, 2020).

10.42	Second Restated Convertible Promissory Note, dated February 4, 2020, issued by Boxlight Corporation issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed February 7, 2020).

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10.43	Employment Agreement, dated February 21, 2020, between Boxlight Corporation and Takesha Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 26, 2020).

10.44	Agreement, dated March 3, 2020, between Boxlight Corporation, Everest Display, Inc. and AMAGIC Holographics, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 13, 2020).

10.45	Employment Agreement, dated March 20, 2020, between Boxlight Corporation and Michael Pope (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 23, 2020).

10.46	Amended and Restated Employment Agreement, dated April 1, 2020, between Boxlight Corporation and Daniel Leis (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 10, 2020).

10.47	Letter Agreement, dated April 17, 2020, between Boxlight Corporation, Boxlight Inc. and MyStemKits, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 22, 2020).

10.48	Letter Agreement, dated April 17, 2020, between Boxlight Corporation and Stemify Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 22, 2020).

10.49	Note, dated May 22, 2020, between Boxlight Corporation and Truist Bank. (*)

23.1	Consent of Dixon Hughes Goodman LLP (*)

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1) (*)

* filed herewith.

** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 5th day of June 2020

BOXLIGHT CORPORATION

By:	/s/ MICHAEL POPE
Michael Pope
Chief Executive Officer and President

Signature	Title	Date

/s/ MICHAEL POPE	Chief Executive Officer, President and Chairman of the Board	June 5, 2020
Michael Pope	(Principal Executive Officer)

*	Chief Operating Officer	June 5, 2020
Henry (“Hank”) Nance

/s/ TAKESHA BROWN	Chief Financial Officer	June 5, 2020
Takesha Brown	(Principal Financial and Accounting Officer)

*	Director	June 5, 2020
James Mark Elliot

*	Director	June 5, 2020
Tiffany Kuo

*	Director	June 5, 2020
Dale Strang

*	Director	June 5, 2020
Dr. Rudolph Crew

* Pursuant to power of attorney

By:	/s/ Michael Pope
Michael Pope
Attorney-in-Fact

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